                                                       Registration No. 33-53983


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                         ---------------------------

                               AMENDMENT NO. 1
                                      TO

                                   FORM S-4
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      FIRST OF AMERICA BANK CORPORATION
            (Exact name of registrant as specified in its charter)

        MICHIGAN                                           6712
(State or other Jurisdiction                   (Primary Standard Industrial
of incorporation or organization)               Classification Code Number)
    211 SOUTH ROSE STREET                               38-1971791
 KALAMAZOO, MICHIGAN   49007             (I.R.S. Employer Identification Number)
(Address, including zip code, of                      (616) 376-9000
registrant's principal executive         (Telephone number, including area code,
offices)                                 of registrant's principal executive
                                         offices)
                         ---------------------------
                              RICHARD K. MCCORD
                            SENIOR VICE PRESIDENT
                      FIRST OF AMERICA BANK CORPORATION
                            211 SOUTH ROSE STREET
                         KALAMAZOO, MICHIGAN  49007
                                (616) 376-9000
               (Name, address, including zip code and telephone
              number, including area code, of agent for service)


                                   Copy to:
                             David E. Riggs, Esq.
                       Howard & Howard Attorneys, P.C.
                      The Kalamazoo Building, Suite 400
                           107 West Michigan Avenue
                          Kalamazoo, Michigan  49007
                                (616) 382-1483





        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       FIRST OF AMERICA BANK CORPORATION
                             CROSS REFERENCE SHEET
                     FOR REGISTRATION STATEMENT ON FORM S-4


ITEM OF S-4    LOCATION OF CAPTION IN PROSPECTUS/PROXY STATEMENT
- -----------    -------------------------------------------------
  1.            Facing Page; Outside Front Cover Page of Prospectus/Proxy Statement

  2.            Inside Front Cover Page of Prospectus/Proxy Statement; Available Information; Incorporation of Certain Documents by
                Reference; Table of Contents

  3.            Summary of the Prospectus/Proxy Statement; Selected Financial Information; Equivalent Per Share Data

  4.            The Merger; Description and Comparison of First of America Capital Stock and Park Ridge Common Stock

  5.            Not Applicable

  6.            The Merger

  7.            Not Applicable

  8.            Legal Matters; Experts

  9.            Not Applicable

  10.           Information About First of America

  11.           Incorporation of Certain Documents by Reference

  12.           Not Applicable

  13.           Not Applicable

  14.           Not Applicable

  15.           Not Applicable

  16.           Not Applicable

  17.           Information About Park Ridge; Financial Statements of First Park Ridge Corporation

  18.           The Special Meeting, Proxies, Voting, and Certain Shareholders; The Merger; Incorporation of Certain Documents by
                Reference

  19.           Not Applicable

                           PROSPECTUS/PROXY STATEMENT


FIRST OF AMERICA BANK CORPORATION             FIRST PARK RIDGE CORPORATION
211 South Rose Street                         205 N. Michigan Avenue, Suite 3800
Kalamazoo, Michigan 49007                     Chicago, Illinois 60601
(616) 376-9000                                (312) 540-0600


PROSPECTUS                                    PROXY STATEMENT
Up to 2,644,643 Shares of                     for the Special Meeting
First of America Bank Corporation             of Shareholders
Common Stock                                  to be held September 9, 1994







         This Prospectus/Proxy Statement is a proxy statement furnished at the direction of the Board of Directors of First Park Ridge Corporation ("Park Ridge") in connection with the solicitation of proxies from its shareholders to be voted at a Special Meeting of Shareholders of Park Ridge to be held on September 9, 1994 (the "Special Meeting"), and at any adjournment thereof, for the purpose of considering and voting upon approval of the Agreement and Plan of Merger, dated as of April 15, 1994, among First of America Bank Corporation ("First of America"), First of America Acquisition Company ("Acquisition Sub") and Park Ridge (the "Merger Agreement"). This Prospectus/Proxy Statement is first being released to Park Ridge shareholders on approximately August 5, 1994.


         This Prospectus/Proxy Statement is a prospectus of First of America relating to its offering of shares of its Common Stock, $10 par value ("First of America Common Stock"), to holders of the Common Stock of Park Ridge, no par value ("Park Ridge Common Stock"), in connection with the proposed merger of Park Ridge into Acquisition Sub (the "Merger"). If the Merger Agreement is approved by the requisite vote of Park Ridge shareholders and if, following satisfaction of certain conditions, the Merger is consummated, issued and outstanding shares of Park Ridge Common Stock will be converted into and exchanged for shares of First of America Common Stock, as described herein and in the Merger Agreement.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT IN ANY STATE OR TO ANY PERSON IN WHICH OR TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION INCLUDED HEREIN IS CORRECT AS OF ANY TIME AFTER ITS DATE.



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



          The date of this Prospectus/Proxy Statement is August 2, 1994.

                             AVAILABLE INFORMATION

         First of America is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). First of America also files these reports and other information with the New York Stock Exchange ("NYSE"). These reports, proxy and information statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its regional offices located at 7 World Trade Center, 12th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, material filed by First of America can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         First of America has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the First of America Common Stock issuable in the Merger. This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including the exhibits filed or incorporated by reference as a part thereof, can be inspected at the public reference facilities of the Commission set forth above, copies of which can be obtained from the Public Reference Section of the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, filed with the Commission by First of America (File No. 1-10534) pursuant to the Exchange Act, are incorporated herein by reference:

         (1) First of America's Annual Report on Form 10-K for the year ended December 31, 1993;


         (2) First of America's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;



         (3) First of America's Current Reports on Form 8-K dated
         July 14, 1994, and July 25, 1994; and



         (4) the description of First of America Common Stock and First of America Series A Junior Participating Preferred Stock Purchase Rights contained in First of America's Registration Statements on Form 8-A dated April 30, 1990 and July 18, 1990, respectively, filed with respect to such securities pursuant to Section 12 of the Exchange Act, and all amendments or reports filed for purposes of updating such descriptions.


         All documents filed by First of America pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus/Proxy Statement and before the Special Meeting are hereby incorporated by reference, and such documents are deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus/Proxy Statement.


         THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE ON WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED, FROM RICHARD K. MCCORD, SENIOR VICE PRESIDENT, FIRST OF AMERICA BANK CORPORATION, 211 SOUTH ROSE STREET, KALAMAZOO, MICHIGAN 49007 (616) 376-9000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 31, 1994.

                                                                TABLE OF CONTENTS
SUMMARY OF THE PROSPECTUS/PROXY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      vi
         The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      vi
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      vi
         Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      vi
         Related Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     vii
         Consideration to be Received in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     vii
         Fairness Opinion to Park Ridge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     vii
         First of America Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     vii
         Market for First of America and Park Ridge Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    viii
         Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    viii
         Recommendation of Park Ridge Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    viii
         Rights of Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      ix
         Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      ix
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      ix
         Other Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      ix

SELECTED FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       x

EQUIVALENT PER SHARE DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      xi

THE SPECIAL MEETING, PROXIES, VOTING, AND CERTAIN SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
         The Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
         Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
         Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
         Certain Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
         Parties to the Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
         Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
         Reasons for Merger and Affiliation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
         Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
         Related Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
         Consideration to be Received in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
         Fairness Opinion to Park Ridge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
         Interests of Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         Recommendation of Park Ridge Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         Rights of Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
         Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
         Other Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
         Business of Park Ridge Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
         Termination, Modification, Amendment, and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
         Effectiveness of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
         Surrender of Stock Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
         Resale of the First of America Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

DESCRIPTION AND COMPARISON OF FIRST OF AMERICA CAPITAL STOCK AND PARK RIDGE COMMON STOCK  . . . . . . . . . . . . . . . . . .   12
         First of America Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         First of America Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         First of America Shareholder Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Park Ridge Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

COMPARISON OF CERTAIN PROVISIONS OF FIRST OF AMERICA'S ARTICLES OF INCORPORATION AND BYLAWS AND PARK RIDGE'S ARTICLES
         OF INCORPORATION AND BYLAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Action By Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Supermajority Approval of Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Amendment or Repeal of Certain Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Other Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Overall Comparison and Effects of First of America Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

COMPARISON OF THE MICHIGAN BUSINESS CORPORATION ACT AND THE ILLINOIS BUSINESS CORPORATION ACT . . . . . . . . . . . . . . . .   17
         Dissenters' Rights of Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Supermajority Voting Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Action Without a Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Transactions with Interested Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Control Share Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

INFORMATION ABOUT FIRST OF AMERICA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Recent Financial Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Incorporation of Certain Information by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

INFORMATION ABOUT PARK RIDGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Management's Discussion and Analysis of Financial Condition and Results of Operations, for The Years
                 Ended December 31, 1993, 1992 and 1991 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Management's Discussion and Analysis of Financial Condition and Results of Operations, for the Three
                 Months Ended March 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

REGULATION OF FIRST OF AMERICA AND PARK RIDGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Bank Holding Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Savings and Loan Holding Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Savings Associations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Capital Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Prompt Corrective Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Standards for Safety and Soundness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Other Limitations Based on Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Audit and Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Reserve Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Deposit Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Dividend Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Monetary Policy and Economic Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Sources of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34


INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF FIRST PARK RIDGE CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . .  F-1

EXHIBIT A
         Opinion of Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

EXHIBIT B
         Agreement and Plan of Merger Among First of America Bank Corporation, First of America Acquisition
         Company and First Park Ridge Corporation, Dated as of April 15, 1994 . . . . . . . . . . . . . . . . . . . . . . .  B-1

EXHIBIT C
         Paragraph 11.70 of the Illinois Business Corporation Act of 1983, as amended . . . . . . . . . . . . . . . . . . .  C-1

                   SUMMARY OF THE PROSPECTUS/PROXY STATEMENT

         This Prospectus/Proxy Statement contains information about the Special Meeting, the Merger, First of America Capital Stock, Park Ridge Common Stock, First of America, and Park Ridge. The following summary does not purport to be complete and is qualified in its entirety by the specific provisions of the full text of this Prospectus/Proxy Statement, the documents incorporated herein by reference, and the exhibits attached hereto.

         THE PARTIES. First of America is a Michigan corporation and a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), and a savings and loan holding company under the federal Home Owners Loan Act of 1933, as amended ("HOLA"). Its corporate headquarters are located at 211 South Rose Street, Kalamazoo, Michigan 49007. Its telephone number is (616) 376-9000. At March 31, 1994, it owned 20 banks located in Michigan, Indiana and Illinois (the "FOA Banks"). At March 31, 1994, the consolidated assets of First of America
totaled $21.2 billion.   See "Information About First of America."

         Acquisition Sub is an Illinois corporation wholly owned by First of America. Its sole purpose is to facilitate First of America's acquisition of Park Ridge through the Merger.

         Park Ridge is an Illinois corporation and a registered bank holding company under the Bank Holding Company Act. Its corporate headquarters are located at 205 N. Michigan Avenue, Suite 3800, Chicago, Illinois 60601. Its telephone number is (312) 540-0600. Park Ridge owns 100 percent of and operates three banks, First State Bank & Trust Company of Park Ridge ("FSB"), Bank of Buffalo Grove ("BBG") and First State Bank of Gurnee ("Gurnee") (FSB, BBG and Gurnee being hereinafter referred to individually as a "Bank" and collectively as the "Banks"), all organized under the laws of the State of Illinois. At March 31, 1994, Park Ridge's consolidated assets totaled $323 million. Gurnee is a newly formed bank which began operations during June, 1994. See "Information About Park Ridge."

         THE MERGER. The Merger Agreement provides for the merger of Park Ridge into Acquisition Sub, with Acquisition Sub designated as the surviving corporation. On the effective date of the Merger, First of America will continue its existing business, Park Ridge will be merged into Acquisition Sub and cease to exist, and Acquisition Sub will continue to be a wholly owned subsidiary of First of America. The Merger Agreement also provides that as soon after the effectiveness of the Merger as is reasonably practicable, the Banks will be merged with First of America Bank - Northeast Illinois, N.A. ("First of America-Northeast Illinois"), an existing national bank subsidiary of First of America (the "Bank Merger"). The offices of the Banks will be maintained as branch facilities of First of America-Northeast Illinois. See "The Merger--Merger."

         BACKGROUND OF THE MERGER. In October, 1993, Park Ridge's Board of Directors decided to explore a sale of Park Ridge in the context of its evaluation of alternative methods of maximizing shareholder value. In this connection, Park Ridge engaged Goldman, Sachs & Co. ("Goldman Sachs") in December, 1993 to act as its financial advisor in a possible sale transaction involving Park Ridge and authorized Goldman Sachs to seek indications of interests on Park Ridge's behalf concerning a possible acquisition of Park Ridge from First of America and other potential acquirors.

         At a meeting held on April 1, 1994, which was attended by two directors of Park Ridge and shareholders of Park Ridge owning in excess of fifty percent of the outstanding shares of Park Ridge Common Stock, Goldman Sachs, Park Ridge's legal counsel, and its senior management reviewed the various acquisition proposals made by the final bidders for Park Ridge, and based on such review and, among other things, Goldman Sachs' conclusion that, as of that date, the final acquisition proposal made by First of America was superior to any other pending acquisition proposal, Park Ridge's management was authorized to negotiate a final merger agreement with First of America. Park Ridge's management then negotiated a proposed final merger agreement with First of America. Following an in-depth analysis, review and discussion of such proposed final agreement by and among Park Ridge's legal counsel, management and Board of Directors, the Park Ridge Board of Directors approved by unanimous consent on April 14, 1994, the Merger Agreement as being in the best interests of Park Ridge and its shareholders. See "The Merger - - Background of the Merger, Fairness Opinion to Park Ridge."

         RELATED AGREEMENTS. In connection with execution of the Merger Agreement, Park Ridge shareholders who own in excess of 66-2/3% of the outstanding Park Ridge Common Stock entered into that certain Approval and Agreement of Certain Directors, Officers and Shareholders dated April 15, 1994 whereby those shareholders agreed: (1) subject to satisfaction of all conditions contained in the Merger Agreement, to exchange all shares of Park Ridge Common Stock, now or hereafter beneficially owned by each of them, in accordance with the terms of the Merger Agreement; (2) to vote said shares, in person or by proxy, at any meeting of shareholders of Park Ridge and all adjournments thereof, in favor of approval of the Merger Agreement; and (3) that none of the parties thereto would directly or indirectly sell or transfer any beneficial interest in, assign, pledge, hypothecate or otherwise dispose of or encumber any shares of Park Ridge Common Stock prior to the effective date of the Merger, except with the prior express written consent of First of America.

         CONSIDERATION TO BE RECEIVED IN THE MERGER. The Merger Agreement provides that upon effectiveness of the Merger, each issued and outstanding share of Park Ridge Common Stock will be converted into and exchanged for the number of shares of First of America Common Stock equal to the quotient determined by dividing $1,228.14 (the "Exchange Price") by the average (rounded to the nearest penny) of the last reported sale price of First of America Common Stock as reported by the NYSE during the period of twenty consecutive business days on which trading of First of America Common Stock takes place on the NYSE and ending on the tenth day prior to the effectiveness of the Merger (the "Average Closing Price") (the quotient of the Exchange Price divided by the Average Closing Price is referred to as the "Exchange Rate").

         The Exchange Price, which is divided by the Average Closing Price to yield the Exchange Rate which determines the amount of First of America Common Stock receivable by Park Ridge's shareholders, was determined through the parties' negotiation of the Merger Agreement (see "The Merger-- Background of the Merger"). These terms reflect First of America's and Park Ridge's judgments as to the value of the shares of Park Ridge Common Stock relative to the historical and anticipated market price of First of America Common Stock.

         In the event that the effectiveness of the Merger takes place after October 14, 1994 (the "Interest Date"), Park Ridge shareholders will receive additional consideration (in the form of First of America Common Stock), based upon an interest factor of 7.75% per annum applied to the Exchange Price for the period between the Interest Date and the effective date of the Merger.

         FAIRNESS OPINION TO PARK RIDGE. The Merger Agreement provides that a condition precedent to Park Ridge's and First of America's respective obligations to consummate the Merger is that Park Ridge has received, no later than 14 days after the date of the Merger Agreement (which was April 15, 1994), an opinion from Goldman Sachs, dated as of the date of the Merger Agreement (with a copy to First of America), to the effect that the terms of the Merger are fair to the shareholders of Park Ridge. Accordingly, following execution of the Merger Agreement, Park Ridge requested such an opinion from Goldman Sachs, and on April 29, 1994, Goldman Sachs delivered a written opinion to the Board of Directors of Park Ridge, dated as of April 15, 1994, to the effect that, as of the date of the opinion, the Exchange Price, payable in shares of First of America Common Stock, to be received by the holders of Park Ridge Common Stock pursuant the Merger Agreement, was fair to such holders. For information on the assumptions made, matters considered and limits on the review undertaken by Goldman Sachs, see "The Merger -- Fairness Opinion to Park Ridge". A copy of the opinion of Goldman Sachs is attached as Exhibit A to this Prospectus/Proxy Statement. Shareholders of Park Ridge are urged to read the opinion of Goldman Sachs in its entirety.

         FIRST OF AMERICA COMMON STOCK. Subject to the rights of the holders of any First of America preferred stock if and when outstanding (the "First of America Preferred Stock") to vote in event of dividend arrearages and when specifically required by the Michigan Business Corporation Act, as amended (the "Michigan Act"), holders of First of America Common Stock have exclusive voting rights. Holders of First of America Common Stock elect approximately one-third of the Board of Directors for a three year term at each annual meeting. Subject to the prior rights of the holders of First of America Preferred Stock if and when outstanding, holders of First of America Common Stock are entitled to receive dividends if and when declared by First of America's Board of Directors out of any funds legally available therefor. Subject to the rights of the holders of any First of America Preferred Stock if and when outstanding, holders of First of America Common Stock are entitled to receive pro rata upon liquidation all of the assets of First of America remaining after provision for the payment of creditors. Holders of First of America Common Stock have no preemptive rights to subscribe to any additional shares which First of America may issue. Under the Michigan Act, holders of First of America Common Stock generally have no dissenters' rights of appraisal because First of America Common Stock is held of record by more than 2,000 persons. See "Description and Comparison of First of America Capital Stock and Park Ridge Common Stock--First of America Common Stock."

         Certain provisions of First of America's Articles of Incorporation and Bylaws and First of America's Shareholder Rights Plan may have the effect of rendering more difficult or discouraging a merger proposal involving First of America, a tender offer for the voting stock of First of America, or a proxy contest for control of First of America's Board of Directors. Park Ridge's Articles of Incorporation and Bylaws generally do not contain provisions that may have similar anti-takeover effects, and Park Ridge does not have a shareholder rights plan. See "Comparison of Certain Provisions of First of America's Articles of Incorporation and Bylaws and Park Ridge's Articles of Incorporation and Bylaws" and "Description and Comparison of First of America Capital Stock and Park Ridge Common Stock--First of America Shareholder Rights Plan."

         MARKET FOR FIRST OF AMERICA AND PARK RIDGE COMMON STOCK. First of America Common Stock is listed for trading on the NYSE (symbol FOA). The high, low, and closing sales prices for First of America Common Stock on March 31, 1994 were $38.125, $37.000 and $37.875, respectively. On April 15, 1994 the last full trading day before public announcement of the Merger, the high, low, and closing sales prices were $37.250, $36.875 and $36.875, respectively.

         To the knowledge of Park Ridge's management, there is no established public trading market for Park Ridge Common Stock. To the knowledge of Park Ridge's management, the following sales of Park Ridge Common Stock occurred in 1992, 1993 and 1994:

Date                                    Number of Shares                       Price Per share
- ----                                    ----------------                       ---------------
April 10, 1992                          2,057                                  $400.00
December 1, 1992                        2,923                                  $615.80
February 2, 1993                        40                                     $500.00
April 13, 1993                          2,057                                  $500.00
September 14, 1993                      2,074                                  $723.25

See "Description and Comparison of First of America Capital Stock and Park Ridge Common Stock -- First of America Common Stock -- Park Ridge Common Stock."


         SHAREHOLDER APPROVAL. At the Special Meeting, Park Ridge shareholders will vote on approval of the Merger Agreement. Under the Illinois Business Corporation Act, as amended (the "Illinois Act"), the affirmative vote of holders of at least two-thirds of the outstanding shares of Park Ridge Common Stock entitled to vote is required for approval of the Merger Agreement. At August 5, 1994, the record date for the Special Meeting, there were 65,139 shares of Park Ridge Common Stock outstanding and entitled to vote at the Special Meeting. Therefore, the affirmative vote of holders of at least 43,426 shares of Park Ridge Common Stock is required for approval of the Merger Agreement. At July 29, 1994, all directors and officers of Park Ridge as a group, beneficially owned 37,732 shares (or 58 percent of the outstanding shares) of Park Ridge Common Stock. Certain directors, officers and shareholders of Park Ridge have agreed to vote the 44,590 shares of Park Ridge Common Stock beneficially owned by them for approval of the Merger Agreement. Therefore, shareholders owning in the aggregate in excess of two-thirds of the outstanding shares of Park Ridge Common Stock have agreed to approve the Merger and their affirmative vote alone will be sufficient to yield approval of the Merger. See "The Merger--Shareholder Approval."


         RECOMMENDATION OF PARK RIDGE BOARD OF DIRECTORS. The Board of Directors of Park Ridge has unanimously approved the Merger Agreement and unanimously recommends that shareholders vote for approval of the Merger Agreement. See "The Merger--Recommendation of Park Ridge Directors."

         RIGHTS OF DISSENTING SHAREHOLDERS. Any holder of Park Ridge Common Stock who, before shareholders vote on approval of the Merger Agreement, delivers to Park Ridge written demand for cash payment for his or her shares and who does not vote in favor of approval of the Merger Agreement, will have the right to such payment in the event the Merger is consummated, provided that the shareholder complies with the applicable provisions of the Illinois Act. A stockholder exercising dissenter rights under the Illinois Act may receive consideration for his or her Park Ridge Common Stock more than, the same as, or less than the consideration which would be received in the Merger. A copy of those provisions is attached as Exhibit C to this Prospectus/Proxy Statement. See "The Merger--Rights of Dissenting Shareholders."

         FEDERAL INCOME TAX CONSEQUENCES. The Merger Agreement provides, as a condition to the parties' obligations to consummate the Merger, that the parties shall have received an opinion from counsel to First of America that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended ("the Code"), and, except with respect to any cash received in lieu of fractional shares or for shares of Park Ridge Common Stock with respect to which dissenters' rights have been exercised, no gain or loss will be recognized by the holders of Park Ridge Common Stock upon receipt of shares of First of America Common Stock in exchange for their shares. See "The Merger--Federal Income Tax Consequences."

         REGULATORY APPROVALS. Consummation of the Merger is conditioned upon obtaining the prior approval of the Board of Governors of the Federal Reserve System (the "FRB"), the Financial Institutions Bureau of the State of Michigan (the "Michigan FIB") and the Commissioner of Banks and Trust Companies of the State of Illinois (the "Illinois Commissioner"). First of America is preparing to submit, to these regulatory agencies, applications for approval of the Merger.

         OTHER CONDITIONS. Under the Merger Agreement, consummation of the Merger is also subject to other conditions including, without limitation, the absence of any material adverse change in the capitalization, business, properties or financial condition of the parties. See "The Merger--Other Conditions to the Merger,--Business of Park Ridge Pending the Merger."

                         SELECTED FINANCIAL INFORMATION

  ($ in millions, except per share data)                  March 31,                                       December 31,
                                                -----------------------------            -----------------------------------
 FIRST OF AMERICA BANK CORPORATION                      1994          1993              1993           1992          1991
 ---------------------------------                      ----          ----              ----           ----          ----
 BALANCE SHEET SUMMARY AT PERIOD END              (Unaudited)   (Unaudited)
          Securities:
                   Held to Maturity                $   2,840        4,386              1,857          3,490         4,261
                   Available for sale                  2,343           --              3,261             --            --
                   Held for sale                          --          683                 --          1,137            --
          Net loans                                   14,186       13,379             14,205         13,516        13,053
          Total assets                                21,214       20,205             21,230         20,147        19,470
          Deposits                                    18,153       17,920             18,244         18,036        17,483
          Long-term debt                                 221          244                254            254           260
          Total shareholders' equity                   1,525        1,373              1,523          1,335         1,267
          Book value per common share -
           primary                                     25.69        22.76              25.60          22.12         20.58


 SUMMARY OF OPERATIONS FOR THE PERIOD (a)
          Net interest income                            227           220               902            875           751
          Provision for loan losses                       21            24                85             79            71
          Net income                                      58            59               247            148           159
          Net income applicable to common
           stock                                          58            57               241            135           144
          Net income per common share:
             Primary                                    0.98          0.99              4.20           2.46          2.69
             Fully diluted                              0.98          0.98              4.14           2.46          2.69
          Cash dividends declared per common            0.40          0.35              1.55           1.34          1.24
           share

 FIRST PARK RIDGE CORPORATION
 ----------------------------

 BALANCE SHEET SUMMARY AT PERIOD END
          Securities                               $     115           111               109            112           101
          Net loans                                      179           169               181            170           163
          Total assets                                   323           309               323            312           297
          Deposits                                       275           254               269            255           243
          Total shareholders' equity                      38            34                37             33            30
          Book value per common share                 579.70        494.10            566.45         472.79        398.53

 SUMMARY OF OPERATIONS FOR THE PERIOD
          Net interest income                              4             4                16             15            13
          Provision for loan losses                       --            --                --              1            --
          Net income (loss)                                1             2                 6              6             5
          Net income per common share                  22.28         23.34             92.95          79.73         65.19
          Cash dividends declared per common
           share                                          --            --                --             --            --
- -------------------------------------


  ($ in millions, except per share data)                    December 31,
                                                        ---------------------
 FIRST OF AMERICA BANK CORPORATION                       1990            1989
 ---------------------------------                       ----            ----
 BALANCE SHEET SUMMARY AT PERIOD END
          Securities:
                   Held to Maturity                     3,775           3,604
                   Available for sale                      --              --
                   Held for sale                           --              --
          Net loans                                    11,091           9,824
          Total assets                                 16,790          15,507
          Deposits                                     15,016          13,828
          Long-term debt                                  180             171
          Total shareholders' equity                    1,176           1,118
          Book value per common share -
           primary                                      18.97           17.52


 SUMMARY OF OPERATIONS FOR THE PERIOD (a)
          Net interest income                             679             641
          Provision for loan losses                        45              44
          Net income                                      155             152
          Net income applicable to common
           stock                                          138             133
          Net income per common share:
             Primary                                     2.62            2.52
             Fully diluted                               2.62            2.52
          Cash dividends declared per common
           share                                         1.15            1.08

 FIRST PARK RIDGE CORPORATION
 ----------------------------

 BALANCE SHEET SUMMARY AT PERIOD END
          Securities                                       95              77
          Net loans                                       157             154
          Total assets                                    279             262
          Deposits                                        242             234
          Total shareholders' equity                       25              20
          Book value per common share                  333.35          269.14

 SUMMARY OF OPERATIONS FOR THE PERIOD
          Net interest income                              13              12
          Provision for loan losses                         1              --
          Net income (loss)                                 5               5
          Net income per common share                   64.21           58.57
          Cash dividends declared per common
           share                                           --              --
- -------------------------------------
(a) The interim period presented is for the three months ended March 31.

EQUIVALENT PER SHARE DATA (a)

                                                                                               Park Ridge
                                       First of America       Pro Forma         Park Ridge      Pro Forma
                                          Historical     First of America (b)   Historical   Equivalent (c)
                                          ----------     --------------------   ----------   --------------
Book value at March 31, 1994                $25.69              26.02             579.70         866.47

Cash dividends declared per share:
  Year ended December 31, 1991                1.24               1.24                --           41.29
  Year ended December 31, 1992                1.34               1.34                --           44.62
  Year ended December 31, 1993                1.55               1.55                --           51.62
  Three months ended March 31, 1994            .40                .40                --           13.32

Net income per share - primary:
  Year ended December 31, 1991                2.69               2.67              65.19          88.91
  Year ended December 31, 1992                2.46               2.47              79.73          82.25
  Year ended December 31, 1993                4.20               4.15              92.95         138.20
  Three months ended March 31, 1994           0.98               0.95              22.28          31.64

Net income per share - fully diluted:
  Year ended December 31, 1991                2.69               2.68              65.19          89.24
  Year ended December 31, 1992                2.46               2.49              79.73          82.92
  Year ended December 31, 1993                4.14               4.08              92.95         135.86
  Three months ended March 31, 1994           0.98               0.95              22.28          31.64

Market value per common share (d)            36.875             36.875              N/A        1,227.94


(a) Pro forma financial presentations provide information on the impact of the Merger by showing how it might have affected historical financial statements if the Merger had been consummated at an earlier time. The pro forma results are not necessarily indicative of the results which would have actually been attained if the acquisition had been consummated in the past or what may be attained in the future.


         Upon announcement of the Merger Agreement, First of America also announced that it planned to repurchase a substantial portion of the shares to be issued in connection with the Merger. The Equivalent Per Share Data reflects repurchases of First of America Common Stock occurring during the three months ended March 31, 1994. Since that date through July 26, 1994, First of America has repurchased an additional 2,301,500 shares of First of America Common Stock.
         Further, on May 1, 1994, First of America consummated its acquisition of LGF Bancorp, Inc. (see "Information About First of America - Recent Developments"), which resulted in the issuance of 1,645,245 shares of First of America Common Stock. No assurance can be given regarding the number, if any, of additional shares of First of America Common Stock that may be repurchased.


(b) Pro forma amounts per share assume that Park Ridge Common Stock will be converted and exchanged for First of America Common Stock based on an Exchange Rate of 33.30 per share, which assumes a market value of $36.875 per share of First of America Common Stock, the closing trade price on the NYSE on April 15, 1994, the last trading day on which sales of First of America Common Stock took place before public announcement of the Merger Agreement.

(c) Pro forma amounts assume each share of Park Ridge Common Stock will be converted into 33.30 shares of First of America Common Stock.
         However, the Merger Agreement provides that the Exchange Rate is determined based on the market price of First of America Common Stock with a maximum Exchange Rate of 40.60 per share. See "The Merger - Consideration to be Received in the Merger."

         The Park Ridge pro forma equivalent market value assumes the Merger was consummated on a hypothetical date in the past with an Exchange Rate of 33.30 per share and is intended to show the subsequent value of the First of America Common Stock hypothetically received, assuming a subsequent market value of First of America Common Stock of $36.875. Pro forma equivalent per share information based on the maximum Exchange Rate follows:

                                                                                               Maximum
                                                                                            Exchange Rate
                                                                                                40.60
                                                                                        -----------------
                                     Pro forma book value:  March 31, 1994              $    1,056.41


                                     Pro forma cash dividends declared:
                                        Year ended December 31, 1991                            50.34
                                        Year ended December 31, 1992                            54.40
                                        Year ended December 31, 1993                            62.93
                                        Three months ended March 31, 1994                       16.24

                                     Pro forma fully diluted earnings per share:
                                        Year ended December 31, 1991                           108.81
                                        Year ended December 31, 1992                           101.09
                                        Year ended December 31, 1993                           165.65
                                        Three months ended March 31, 1994                       38.57


(d) The market value per share of First of America Common Stock (Historical) represents the closing trade price on the NYSE on April 15, 1994, the last trading day on which sales of First of America Common Stock took place before public announcement of the Merger Agreement. Park Ridge Common Stock is not publicly traded. See Note
         (c) above for a discussion of the calculation of the Park Ridge pro forma equivalent market value.

         THE SPECIAL MEETING, PROXIES, VOTING, AND CERTAIN SHAREHOLDERS


        THE SPECIAL MEETING. The Special Meeting will be held at Laser, Pokorny, Schwartz, Friedman & Economos, P.C. located at 205 N. Michigan Avenue, Suite 3800, Chicago, Illinois 60601, on September 9, 1994, at 10:00 a.m. local time. The purpose of the Special Meeting is for holders of Park Ridge Common Stock to vote on approval of the Merger Agreement.


         PROXIES. Proxies are solicited on behalf of the Board of Directors of Park Ridge in connection with the Special Meeting and any adjournment thereof. Shares of Park Ridge Common Stock represented at the Special Meeting by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions made in such proxies. If no instructions are made, the shares will be voted for approval of the Merger Agreement. If any other matter is properly presented at the Special Meeting for action, the persons named in the proxies and acting thereunder will have discretion to vote on such matter in accordance with their reasonable business judgment as to the best interests of Park Ridge and its shareholders. A shareholder may revoke his or her proxy by executing and delivering to Park Ridge a proxy bearing a later date, by giving Park Ridge written notice of revocation before such proxy is voted, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. Park Ridge's management currently does not know of any other matter to be presented at the Special Meeting. The cost of soliciting proxies will be borne by Park Ridge. Proxies may be solicited by mail, in person, or by telephone by directors, officers or regular employees of Park Ridge. These persons will not be specially compensated for soliciting proxies.


         VOTING. The record date for determining shareholders entitled to notice of and to vote at the Special Meeting has been fixed as of the close of business on August 5, 1994. At the close of business on that date, there were 65,139 shares of Park Ridge Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Park Ridge Common Stock is entitled to one vote. The favorable vote of the holders of at least 43,426 shares of Park Ridge Common Stock is required for approval. See "The Merger -- Shareholder Approval, -- Related Agreements."



        CERTAIN SHAREHOLDERS. The following table presents information about the shares of Park Ridge Common Stock held as of July 29, 1994, by persons known by Park Ridge to be beneficial owners of more than five percent of the outstanding Park Ridge Common Stock, each director of Park Ridge, and all directors and officers of Park Ridge as a group based on information supplied by such persons.

           AMOUNT & NATURE OF BENEFICIAL OWNERSHIP OF COMMON STOCK(1)

 Name & Address of Beneficial Owners,                   Shares of Park Ridge Common          Percent of
 Directors and Executive Officers                         Stock Beneficially Owned           Common Stock
 --------------------------------                         ------------------------           ------------
 Jules M. Laser(2)                                                 21,486                         33%
 205 N. Michigan Avenue, Suite 3800
 Chicago, Illinois  60601

 Henry S. Frank(2)                                                  7,625                       11.7%
 215 W. Illinois Street, Unit 6-B
 Chicago, Illinois  60010

 Patrick Arbor                                                      7,207                       11.1%
 Chicago Board of Trade
 141 W. Jackson
 Chicago, Illinois  60604

 Eugene T. Carter(3)                                                5,494(4)                     8.4%
 607 Devon Avenue
 Park Ridge, Illinois  60068

 Robert W. Troch, Jr.                                               4,689                        7.2%
 4116 W. Peterson
 Chicago, Illinois  60646

 Stephen J. Schostok(2)                                             3,127                        4.8%
 505 N. Lakeshore Drive
 Chicago, Illinois  60611

 All Directors & Officers as a Group                               37,732                       57.9%





- --------------------------------------

     1 The numbers of shares presented include shares owned of record by each person and shares which, under applicable regulations of the Commission, are deemed to be beneficially owned by each person. Under these regulations, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power or investment power with respect to the security. Voting power includes the power to vote or to direct the voting of the security. Investment power includes the power to dispose or to direct the disposition of the security.

     2 The named person is a Director and Executive Officer of Park Ridge.



     3 The named person is an Executive Officer of Park Ridge.

     4 The number of shares presented includes 1,911 shares owned of record by Judith A. Carter, Mr. Carter's wife.

                                   THE MERGER

         GENERAL. The following is a summary of the material terms of the Merger Agreement and the Merger. The Merger Agreement contains all the terms of and conditions to consummation of the Merger including the manner and basis for converting and exchanging the outstanding shares of Park Ridge Common Stock into and for First of America Common Stock. This description of the Merger and the Merger Agreement and all other references herein are qualified in their entirety by provisions of the Merger Agreement, which is incorporated herein by reference, a copy of which is attached to this Prospectus/Proxy Statement as Exhibit B.

         PARTIES TO THE MERGER AGREEMENT. First of America is a Michigan corporation, a registered bank holding company and a savings and loan holding company with its corporate headquarters located in Kalamazoo, Michigan. At March 31, 1994, its consolidated assets totaled $21.2 billion.

         Acquisition Sub is an Illinois corporation wholly owned by First of America. Its sole purpose is to facilitate First of America's acquisition of Park Ridge.

         Park Ridge is an Illinois corporation and a registered bank holding company located in Chicago, Illinois. At March 31, 1994, Park Ridge's consolidated assets totaled $323 million.

         MERGER. The Merger Agreement provides that the affiliation of Park Ridge with First of America is to be effected by the merger of Park Ridge into Acquisition Sub, with Acquisition Sub designated as the surviving corporation. Upon effectiveness of the Merger, First of America will continue its existing business, Park Ridge will be merged into Acquisition Sub and cease to exist, and Acquisition Sub will remain a wholly owned subsidiary of First of America. The Merger Agreement also provides that as soon as is reasonably practicable following effectiveness of the Merger, the Banks will be merged with First of America-Northeast Illinois in the Bank Merger. The offices of the Banks will be maintained as branch facilities of First of America-Northeast Illinois.

         REASONS FOR MERGER AND AFFILIATION. The Board of Directors of Park Ridge (the "Park Ridge Board") approved the Merger Agreement as being in the best interests of Park Ridge and its shareholders. In taking such action, the Park Ridge Board considered, among other things, the consideration offered to Park Ridge shareholders in relation to the historical book value and earnings per share of Park Ridge Common Stock. The Park Ridge Board also considered a number of additional factors in approving the terms and conditions of the Merger including, without limitation, the following: information concerning the financial condition, earnings, dividend payment records and business prospects of Park Ridge and First of America separately and combined; the anticipated tax-free nature of the Merger to Park Ridge shareholders receiving First of America Common Stock in exchange for their shares of Park Ridge Common Stock; and the effect of the Merger on Park Ridge's customers, employees and communities. The importance of these factors relative to one another cannot precisely be determined here. Accordingly, the Park Ridge Board has unanimously approved the Merger Agreement and unanimously recommends that Park Ridge shareholders vote for approval of the Merger Agreement.

         First of America's management believes that the affiliation of Park Ridge with First of America will provide First of America with an attractive means of expanding its presence in the financial institutions market in Park Ridge, Buffalo Grove, and Gurnee, Illinois. This market complements the other banking markets currently served by First of America's affiliate banks.

         BACKGROUND OF THE MERGER. The terms of the Merger Agreement are the result of arm's length negotiations between Park Ridge and First of America and their respective representatives. In negotiating the terms of the Merger Agreement, Park Ridge and First of America reviewed many factors, including various of the following: the general business philosophies of First of America and Park Ridge, the market price of First of America Common Stock, historical earnings records, book and market values of assets, the nature of the markets in which Park Ridge, the Banks and First of America operate, the dividend history of First of America, deposit growth prospects, managements, and judgments with regard to the future earnings prospects of Park Ridge and First of America, separately and combined.

         In October, 1993, the Park Ridge Board began to evaluate alternative methods of maximizing shareholder value, including the possibility of selling or merging Park Ridge with a larger bank holding company. After discussing with legal counsel the considerations involved in selling the company, Park Ridge engaged Goldman Sachs in December 1993 to act as its financial advisor in the possible sale transaction involving Park Ridge and authorized Goldman Sachs to seek indications of interest on Park Ridge's behalf. In December 1993, Goldman Sachs began to prepare a confidential selling memorandum, which was distributed to potential buyers in January, 1994.

         On February 1, 1994, Park Ridge (through Goldman Sachs) received preliminary indications of interest from various potential buyers, including First of America, and a number of those potential buyers (including First of America) were invited to conduct additional due diligence on Park Ridge.
During February, 1994, all of these potential buyers completed a maximum of two days of on-site due diligence on Park Ridge, which included a presentation by Park Ridge's management and an opportunity to review Park Ridge's loan files. On February 28, 1994, it was reported in the press that Park Ridge had engaged Goldman Sachs to evaluate a potential sale of Park Ridge.

         At a meeting held on April 1, 1994, which was attended by two directors of Park Ridge and shareholders of Park Ridge owning in excess of fifty percent of the outstanding shares of Park Ridge Common Stock, Goldman Sachs, Park Ridge's legal counsel and its senior management reviewed the various acquisition proposals made by the final bidders for Park Ridge on March 31, 1994, and based on such review and, among other things, Goldman Sachs' conclusion that, as of April 1, 1994, the final acquisition proposal made by First of America was superior to any other pending acquisition proposal, Park Ridge's management was authorized to negotiate a final merger agreement with First of America. Following an in-depth analysis, review and discussion of the proposed final merger agreement with First of America, among Park Ridge's legal counsel, its management and its Board of Directors, the Park Ridge Board approved by unanimous consent on April 14, 1994, the Merger Agreement as being in the best interests of Park Ridge and its shareholders.

         RELATED AGREEMENTS. In connection with execution of the Merger Agreement, Park Ridge shareholders who own in excess of 66-2/3 percent of the outstanding Park Ridge Common Stock entered into that certain Approval and Agreement of Certain Directors, Officers and Shareholders dated April 15, 1994 whereby those shareholders agreed: (1) subject to satisfaction of all conditions contained in the Merger Agreement, to exchange all shares of Park Ridge Common Stock, now or hereafter beneficially owned by each of them, in accordance with the terms of the Merger Agreement; (2) to vote said shares, in person or by proxy, at any meeting of shareholders of Park Ridge and all adjournments thereof, in favor of approval of the Merger Agreement; and (3) that none of the parties thereto would directly or indirectly sell or transfer any beneficial interest in, assign, pledge, hypothecate or otherwise dispose of or encumber any shares of Park Ridge Common Stock prior to the effective date of the Merger, except with the prior express written consent of First of America.

         CONSIDERATION TO BE RECEIVED IN THE MERGER. The Merger Agreement provides that upon effectiveness of the Merger, each issued and outstanding share of Park Ridge Common Stock will be converted into and exchanged for the number of shares of First of America Common Stock equal to the quotient determined by dividing $1,228.14 (the "Exchange Price") by the average (rounded to the nearest penny) of the last reported sale price of First of America Common Stock as reported by the NYSE during the period of twenty consecutive business days on which trading of First of America Common Stock takes place on the NYSE and ending on the tenth day prior to the effectiveness of the Merger (the "Average Closing Price") (the quotient of the Exchange Price divided by the Average Closing Price is referred to as the "Exchange Rate").

        In the event that the effectiveness of the Merger takes place after October 14, 1994 (the "Additional Consideration Date"), Park Ridge shareholders will receive additional consideration (in the form of First of America Common Stock), based upon an interest factor of 7.75% per annum applied to the Exchange Price for the period between the Additional Consideration Date and the effective date of the Merger.

         The following table shows a range of hypothetical Average Closing Prices and the Exchange Rates corresponding to those Average Closing Prices.

       Average Closing Price                    Exchange Rates
    --------------------------              ---------------------
              $40.00                                 30.70
               39.00                                 31.49
               38.00                                 32.32
               37.00                                 33.19
               36.00                                 34.12
               35.00                                 35.09
               34.00                                 36.12
               33.00                                 37.22
               32.00                                 38.38
               31.00                                 39.62
   At or below 30.25                                 40.60


         The parties to the Merger Agreement have no obligation to consummate the Merger in the event that the Average Closing Price is less than $30.25 (ie. at an Exchange Rate in excess of 40.60); however, in the event that the Average Closing Price is less than $30.25, the Park Ridge Board of Directors may elect to consummate the Merger at an Exchange Rate of 40.60.

         The following table shows the closing trade price of First of America Common Stock on the dates shown and the corresponding Exchange Rate that would apply if the closing prices shown were the Average Closing Price.


            Date                                   Closing Trade Price                          Exchange Rates (2)
     ---------------------                        ---------------------                       ---------------------
       April 15, 1994 (1)                               $36.875                                       33.30
       April 29, 1994                                    37.750                                       32.53
       May 31, 1994                                      39.250                                       31.29
       June 30, 1994                                     35.625                                       34.47
       July 27, 1994                                     35.375                                       34.72




(1)      The last trading day before public announcement of the Merger
         Agreement.

(2)      Assuming the closing trade price shown is the Average Closing Price.

         The Exchange Rate, which determines the amount of First of America Common Stock receivable by Park Ridge's shareholders, was determined through the parties' negotiations of the Merger Agreement. These terms reflect First of America's and Park Ridge's judgments as to the value of the shares of Park Ridge Common Stock. (See "The Merger -- Background of the Merger ".)

         FAIRNESS OPINION TO PARK RIDGE. Park Ridge engaged Goldman Sachs in December, 1993, to act as its financial advisor in a possible sale transaction involving Park Ridge.

         The Merger Agreement provides that a condition precedent to Park Ridge's and First of America's respective obligations to consummate the Merger is that Park Ridge has received, no later than 14 days after the date of the Merger Agreement (which was April 15, 1994), an opinion from Goldman Sachs, dated as of the date of the Merger Agreement (with a copy to First of America), to the effect that the terms of the Merger are fair to the shareholders of Park Ridge. Accordingly, following execution of the Merger Agreement, Park Ridge requested such an opinion from Goldman Sachs, and on April 29, 1994, Goldman Sachs delivered a written opinion to the Board of Directors of Park Ridge, dated as of April 15, 1994, to the effect that as of the date of the opinion, the Exchange Price, payable in shares of First of America Common Stock, to be received by the holders of Park Ridge Common Stock pursuant to the Merger Agreement was fair to such holders.

         The full text of the opinion of Goldman Sachs, dated April 15, 1994, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Exhibit A to this Prospectus/Proxy Statement. Park Ridge shareholders are urged to read such opinion in its entirety. The summary of the opinion of Goldman Sachs set forth in this Prospectus/Proxy Statement is qualified in its entirety by reference to the full text of such opinion. Goldman Sachs' opinion is addressed only to the Board of Directors of Park Ridge, is directed only to the Exchange Price, payable in shares of First of America Common Stock, and does not constitute a recommendation to any Park Ridge shareholder as to how such shareholder should vote at the Special Meeting of Park Ridge shareholders relating to the proposed Merger.

         In connection with its opinion, Goldman Sachs, among other things:
(a) reviewed the Merger Agreement, the Annual Report to Shareholders and Annual Reports on Form 10-K of First of America for the five years ended December 31, 1993, the audited financial statements of Park Ridge for the four years ended December 31, 1992, certain interim reports to stockholders and Quarterly Reports on Form 10-Q of First of America, certain reports on Form FR Y-9C and other interim reports of Park Ridge, certain other communications from First of America to stockholders, and certain internal financial analyses and forecasts for Park Ridge prepared by its management; (b) held discussions with members of the senior management of Park Ridge and First of America regarding the past and current business operations, financial condition and future prospects of their respective companies; (c) reviewed with members of senior management of Park Ridge the results of Park Ridge's due diligence examination of First of America, and held discussions with the independent auditors of Park Ridge regarding the financial and accounting affairs of Park Ridge; and (d) reviewed the reported price and trading activity of shares of First of America Common Stock, compared certain financial information for Park Ridge and certain financial and stock market information for First of America with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the bank and thrift industries specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

         Goldman Sachs relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by it for purposes of its opinion. In that regard, Goldman Sachs assumed, with Park Ridge's consent, that the financial forecasts for Park Ridge have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Park Ridge and will be realized in the amounts and at the times contemplated thereby. In addition, Goldman Sachs assumed, with Park Ridge's consent, that allowances for losses with respect to loan portfolios for each of Park Ridge and First of America are in the aggregate adequate to cover all such losses. Goldman Sachs did not review individual credit files nor did it make an independent evaluation or appraisal of the assets and liabilities of Park Ridge or First of America or any of their respective subsidiaries, and Goldman Sachs has not been furnished with any such evaluation or appraisal.

         In performing its analyses in order to render its opinion, dated April 15, 1994, Goldman Sachs made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Park Ridge and First of America. The analyses performed by Goldman Sachs are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Goldman Sachs' analyses of the fairness of the Exchange Price payable to Park Ridge's Shareholders pursuant to the Merger Agreement. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

         Pursuant to a letter agreement, dated December 2, 1993 (the "Engagement Letter"), Park Ridge has agreed to pay Goldman Sachs for its services a transaction fee which becomes payable if a sale of Park Ridge is accomplished in one or a series of transactions. Under the Engagement Letter, the transaction fee will be payable in cash based on the aggregate consideration paid in such transaction as follows: (i) 1 percent on the aggregate consideration less than $85 million; (ii) 5 percent on the aggregate consideration in excess of $85 million but less than $90 million and (iii) 6 percent on the aggregate consideration in excess of $95 million. Accordingly, upon consummation of the Merger, a transaction fee of $800,000 will be payable by Park Ridge to Goldman Sachs pursuant to the Engagement Letter. Park Ridge has also agreed to pay Goldman Sachs for its reasonable out-of-pocket expense up to a maximum aggregate reimbursement of $25,000 and for the fees and disbursements of Goldman Sachs' counsel up to a maximum of $25,000 and to indemnify Goldman Sachs against certain liabilities.

         Goldman Sachs has also performed various investment banking services for First of America from time to time, including acting as co-manager of a public offering of subordinated notes of First of America in January, 1992. In connection with such services, Goldman Sachs received customary compensation.


         INTERESTS OF MANAGEMENT. At July 29, 1994, all directors and officers of Park Ridge as a group beneficially owned 37,732 shares or 58 percent of the outstanding shares of Park Ridge Common Stock. No director or any executive officer of Park Ridge owns any First of America Common Stock. None of First of America's executive officers or directors owns any shares of Park Ridge Common Stock.


         Certain members of Park Ridge's management and the Park Ridge Board may be deemed to have certain interests in the Merger that are in addition to their interests as stockholders of Park Ridge generally. The Park Ridge Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         The Merger Agreement provides that for a period of two years following the Bank Merger, Jules M. Laser shall serve on the Board of Directors of First of America - Northeast Illinois. Additionally, the Merger Agreement provides that First of America will indemnify the directors, officers and employees of Park Ridge against certain liabilities following consummation of the Merger and that First of America shall also use its best efforts to obtain directors and officers' liability insurance for the benefit of the directors and officers of Park Ridge for three (3) years after the Merger.

         Pursuant to his prior existing agreement with FSB, in the event of a sale or merger of Park Ridge, Eugene T. Carter, President of FSB, is entitled to receive a special $250,000.00 bonus from FSB, in addition to payment of his regular performance bonus determined in accordance with past practice. The Merger will constitute a triggering sale or merger under his agreement.


         SHAREHOLDER APPROVAL. At the Special Meeting, Park Ridge shareholders will vote on approval of the Merger Agreement. Under the Illinois Act, the affirmative vote of holders of at least two-thirds of the outstanding shares of Park Ridge Common Stock entitled to vote is required for approval of the Merger Agreement. At August 5, 1994, the record date for the Special Meeting, there were 65,139 shares of Park Ridge Common Stock outstanding and entitled to vote at the Special Meeting. Therefore, the affirmative vote of holders of at least 43,426 shares of Park Ridge Common Stock is required for approval of the Merger Agreement. At July 29, 1994, all directors and officers of Park Ridge as a group, beneficially owned 37,732 shares (or 58 percent of the outstanding shares) of Park Ridge Common Stock. Certain directors, officers and shareholders of Park Ridge have agreed to vote the 44,590 shares of Park Ridge Common Stock beneficially owned by them for approval of the Merger Agreement. See "The Merger--Related Agreements."


         RECOMMENDATION OF PARK RIDGE BOARD OF DIRECTORS. The Park Ridge Board has unanimously approved the Merger Agreement and unanimously recommends that Park Ridge shareholders vote for approval of the Merger Agreement.

         RIGHTS OF DISSENTING SHAREHOLDERS. Any holder of Park Ridge Common Stock who objects to the Merger may demand payment of the appraised value of his or her shares in cash pursuant to the procedures set forth in Paragraph
11.70 of the Illinois Act ("Paragraph 11.70"). Any holder of Park Ridge Common Stock contemplating the exercise of his or her dissenter's rights of appraisal should carefully review the provisions of Paragraph 11.70, which are described below and set forth in their entirety as Exhibit C to this Prospectus/Proxy Statement which is incorporated herein by reference. The following discussion is not complete and is qualified in its entirety by reference to Paragraph 11.70.

         Holders of record of Park Ridge Common Stock who desire to exercise their appraisal rights must satisfy all of the following conditions. A writing identifying the shareholder and demanding cash payment of the appraised value of the shares must be delivered to Park Ridge before the shareholder vote on approval of the Merger Agreement. A Park Ridge shareholder wishing to exercise his or her dissenter's rights must not vote in favor of the Merger. A holder of Park Ridge Common Stock who votes his or her shares of Park Ridge Common Stock against the Merger, by proxy or otherwise, but who does not exercise his or her dissenter rights pursuant to paragraph 11.70, will not thereby fulfill the demand for appraisal requirement under Paragraph 11.70.

         A shareholder who elects to exercise appraisal rights must mail or deliver his or her written demand to:


                                   Secretary
                          First Park Ridge Corporation
                       205 N. Michigan Avenue, Suite 3800
                            Chicago, Illinois 60601

         The written demand for payment should specify the shareholder's name and mailing address, the number of shares owned, and that the shareholder is dissenting from the Merger and is thereby demanding payment for his or her shares.

         Within ten days after effectiveness of the Merger or thirty days after delivery of the shareholder demand, Acquisition Sub will do the following: (1) provide notice of the effectiveness of the Merger to all shareholders who have complied with Paragraph 11.70; (2) submit to such shareholders an opinion of Acquisition Sub as to the estimated fair value of the shares; (3) provide to such shareholders Park Ridge's balance sheet and income statement as of the end of its most recent fiscal year and its latest available interim financial statements; and (4) commit to pay for the shares of the dissenting shareholder for the estimated fair value upon transmittal of proof of ownership.

         If the shareholder does not agree with the opinion of Acquisition Sub as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of Acquisition Sub's statement of value, shall notify Acquisition Sub in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount offered by Acquisition Sub.

         If, within 60 days from delivery to Acquisition Sub of the shareholder's notification of estimated fair value of the shares and interest due, Acquisition Sub and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, Acquisition Sub shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the Circuit Court of Cook County, Illinois, requesting the court to determine the fair value of the shares and the interest due. Acquisition Sub shall make all dissenters whose demands remain unsettled parties to the proceedings and all parties shall be served with a copy of the petition. Failure of Acquisition Sub to commence such an action shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

         Shareholders considering seeking appraisal should consider that the fair value of their shares determined under Paragraph 11.70 could be more than, the same as, or less than the consideration they are to receive in the Merger if they do not seek appraisal of their shares, and that opinions of investment banking firms, including the opinion of Goldman Sachs, dated as of April 15, 1994, (see "The Merger -- Fairness Opinion to Park Ridge"), as to fairness are not deemed determinative as to fair value under Paragraph 11.70.

         The cost of the appraisal proceeding shall be determined by the Circuit Court and assessed against such parties as the Circuit Court deems equitable in the circumstances. These costs do not include fees and expenses of counsel and experts for the respective parties. The Circuit Court may order that all or a portion of the costs incurred by any dissenting shareholder in connection with the appraisal proceeding be assessed against Acquisition Sub but only if Acquisition Sub's estimate of fair value is materially exceeded by that determined by Circuit Court. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the Circuit Court, then all or any part of the costs may be assessed against that dissenter. The Circuit Court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the Circuit Court finds equitable in accordance with the guidelines set forth in Paragraph 11.70.

         Any shareholder who has duly demanded appraisal in compliance with Paragraph 11.70 will not, after effectiveness of the Merger, be entitled to vote the shares subject to such demand for any purpose or to receive any dividends or other distributions on such shares, except for dividends or distributions payable to shareholders of record at a date preceding effectiveness of the Merger.

         FEDERAL INCOME TAX CONSEQUENCES. The Merger Agreement provides, as a condition to the parties' obligations to consummate the Merger, that the parties shall have received an opinion from counsel to First of America that the Merger will qualify as a tax-free reorganization under the Code and, except with respect to any cash received in lieu of fractional shares or for shares of Park Ridge Common Stock with respect to which dissenters' rights have been exercised, no gain or loss will be recognized by the holders of Park Ridge Common Stock upon receipt of shares of First of America Common Stock in exchange for their shares.

         First of America has been advised by letter from its counsel, Howard & Howard Attorneys, P.C. ("Howard & Howard") that in its opinion the Merger would yield the federal income tax consequences described above. Howard & Howard's opinion also states that the Merger would yield the following additional federal income tax consequences.

          No gain or loss will be recognized to Park Ridge shareholders who receive First of America Common Stock in exchange for their Park Ridge Common Stock. The basis of the First of America Common Stock received by Park Ridge shareholders will be the same as the basis of the Park Ridge Common Stock surrendered in exchange therefor. The holding period of the First of America Common Stock received by Park Ridge shareholders will include the period during which the Park Ridge Common Stock surrendered in exchange therefor was held, provided that the Park Ridge Common Stock surrendered was held as a capital asset at the time of the exchange. The payment of cash to Park Ridge shareholders in lieu of fractional shares of First of America Common Stock will be treated as if the fractional shares were distributed as part of the exchange and redeemed by First of America. Provided that the Park Ridge Common Stock surrendered in the exchange was held as a capital asset at the time of the exchange, capital gain or loss will be realized and recognized to such shareholder measured by the difference between the redemption price and the adjusted basis of the First of America Common Stock redeemed.


         Howard & Howard's opinion letter is dated July 28, 1994, and is based on facts, laws, regulations, and interpretations as of that date. Therefore, receipt of an additional opinion of Howard & Howard as of a date more proximate to effectiveness of the Merger will be required to satisfy the condition to the parties' obligations to consummate the Merger.


THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED HEREIN FOR INFORMATIONAL PURPOSES ONLY. THE TAX CONSEQUENCES OF THE MERGER WILL VARY DEPENDING ON THE CIRCUMSTANCES OF THE INDIVIDUAL SHAREHOLDER. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL TAX LAWS.

         REGULATORY APPROVALS. Consummation of the Merger is contingent upon obtaining the prior approvals of the Merger by the FRB, the Michigan FIB, and the Illinois Commissioner, all without any conditions, which, in the reasonable opinion of First of America, are materially adverse. First of America is preparing to submit applications for approval of the Merger to these regulatory agencies.

         OTHER CONDITIONS TO THE MERGER. Consummation of the Merger is also contingent upon other conditions, including the following: (1) accuracy in all material respects of all financial statements of First of America and Park Ridge required to be furnished to the opposite party; (2) prior receipt by Park Ridge and First of America of favorable opinions of legal counsel to First of America and Park Ridge, respectively, regarding various legal matters in connection with the Merger; (3) compliance in all material respects by First of America and Park Ridge with all terms of the Merger Agreement and receipt by First of America and Park Ridge of officers' certificates from Park Ridge and First of America, respectively, certifying such compliance; (4) immediately before effectiveness of the Merger, the net worth of Park Ridge as shown by its total shareholders' equity, plus the reserve for loan losses, shall not be less than such amount as set forth in its consolidated balance sheet as of December 31, 1993; (5) neither Park Ridge, the Banks nor First of America shall have been made a party to or, to their respective knowledge, threatened by litigation or other proceedings which, in their respective reasonable opinions, are likely to materially adversely affect them, or which materially challenges the Merger; (6) there shall have been no material adverse change in the consolidated capitalization or business, properties, or financial condition of First of America, the Banks or Park Ridge; (7) all documents delivered and all proceedings undertaken by First of America and Park Ridge shall be reasonably satisfactory to counsel to Park Ridge and counsel to First of America, respectively; (8) receipt by First of America and Park Ridge of any consents or approvals reasonably necessary, in the respective opinions of First of America and Park Ridge, to consummate the Merger; (9) no stop order proceedings with respect to the Registration Statement shall be pending or threatened; (10) First of America shall have obtained any and all material Blue Sky permits, authorizations, consents or approvals required for the issuance of the First of America Common Stock; (11) consummation of the Merger shall not violate any injunction, order, decree or judgment of any court or governmental body having competent jurisdiction; (12) neither Park Ridge, the Banks, nor First of America shall have failed to disclose any fact or circumstance discovered since the date of the Merger Agreement that would materially impair consummation of the Merger, or have a material adverse effect on their business, operations or financial condition; and (13) consummation of the Merger shall not violate any law, statute, rule or regulation, domestic or foreign.

         BUSINESS OF PARK RIDGE PENDING THE MERGER. There are additional obligations of Park Ridge which are also conditions to consummation of the Merger. Certain of these obligations provide that from the date of the Merger Agreement to effectiveness of the Merger, Park Ridge and the Banks will: (1) conduct business only in the ordinary course, on an arms-length basis and in accordance with applicable laws, rules, regulations and past practices; (2) maintain an adequate loan loss reserve based on past experience and evaluation of potential losses in current portfolios; (3) remain in good standing with all applicable banking regulatory authorities; (4) preserve each of its existing locations; (5) consult with First of America before acquiring any interest in real property; (6) use reasonable efforts to cause its current insurance policies not to be canceled, terminated or to lapse, unless simultaneous therewith replacement policies equal to the coverage are in full force and effect; (7) use commercially reasonable efforts to preserve intact the business organization and its goodwill and to keep available the services of its officers and employees and preserve intact material agreements; (8) confer on a regular and frequent basis as reasonably requested by First of America to report on operational matters and the general status of ongoing operations.

         Additional terms of the Merger Agreement provide that from the date of the Merger Agreement to the effectiveness of the Merger, subject to certain exceptions for contemplated transactions, Park Ridge will not, among other things, without the prior written consent of First of America: (1) issue or sell any shares, options, warrants, conversion privileges, or rights of any kind to acquire any shares of any of its capital stock; (2) sell, assign, transfer, mortgage, pledge, or encumber any of its material assets except in the ordinary course of business, as a lien for current property taxes not yet due, or as a lien which does not materially affect the value of or interfere with the use or ability to convey the subject property; (3) amend or propose to amend its Charter or Bylaws; (4) split, combine or reclassify any outstanding share of capital stock; (5) declare, set aside or pay any dividend or other distribution except for dividends payable in cash by any of its subsidiaries in sums sufficient to enable it to pay amounts due to Continental Bank, N.A.; (6) increase the number of shares outstanding or redeem, purchase, acquire, or offer to acquire any shares of other securities; (7) acquire any corporation, partnership, joint venture or other business organization or division or material assets thereof except in exchange for debt previously contracted; (8) borrow, incur, or become subject to any material liability except those incurred in the ordinary course of business (but in no event will it or its subsidiaries enter into any borrowing with a term greater than one year, except for certificates of deposit and interest rate swaps, in each case with terms not exceeding five years); (9) discharge or satisfy any material lien or encumbrance, or pay any material liability except in the ordinary course of business; (10) cancel any material debt or claim, or waive any right except in the ordinary course of business; (11) make or enter into any transaction, contract, or agreement involving in excess of $100,000, except with respect to loan transactions; (12) incur any indebtedness for borrowed money with the repayment exceeding one year, except for deposit liabilities and debt incurred in the ordinary course of business; (13) cancel or compromise any material amount of debt or claim, not previously charged off, except in the ordinary course of business; (14) except as specifically provided in the Merger Agreement, enter into any transaction other than in the ordinary course of business; (15) invite, initiate, or engage in any merger or acquisition discussions or negotiations other than with First of America; (16) take any action which constitutes a breach or default or which is likely to delay or jeopardize any regulatory approval; (17) modify any employment, severance, or similar agreement or grant any bonus, wage, salary, compensation increase, severance, or termination pay to any director, officer, employee, or consultant other than that consistent with past practices; (18) adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation, or employee benefit plans, trust, fund contract or arrangement, except as required by law;
(19) enter into any settlement agreement or take any other significant action with respect to the conduct of any action, suit, proceeding, order or investigation in which the amount involved is $50,000 or more, without providing at least five business days prior notice to First of America; (20) take any action with respect to investment securities held or controlled inconsistent with past practices; (21) change its method of accounting except as required by generally accepted accounting principles; (22) change its method of reporting income and deductions for federal income tax purposes except as required by law; (23) adopt or implement any amendment to its Charter or any plan of reorganization which would affect the terms and provisions of First of America's Common Stock to be issued in connection with the Merger.

         TERMINATION, MODIFICATION, AMENDMENT, AND WAIVER. The Merger Agreement may be terminated and the Merger abandoned before the effectiveness of the Merger as follows: (1) by agreement between First of America and Park Ridge authorized by a majority of the entire Board of Directors of each; (2) by First of America or Park Ridge if any condition to effectiveness of the Merger is not fulfilled and not waived by the party adversely affected; (3) by First of America or Park Ridge in the event of a material breach by the opposite party of any representation, warranty, covenant, or agreement contained in the Merger Agreement which has not been cured within 30 days after written notice has been given to the breaching party; or (4) by First of America or Park Ridge if the Merger is not consummated on or before December 31, 1994; (5) by First of America or Park Ridge, if the Merger is not approved by the Shareholders of Park Ridge in accordance with the requirements of the Illinois Act; or (6) by First of America or Park Ridge if (i) the Average Closing Price of First of America Common Stock is less than $30.25; and (ii) the party electing to terminate notifies the other party not later than two business days after the last day of the valuation period; provided, however, that upon receipt of notice from First of America, Park Ridge may elect to consummate the Merger at the Exchange Rate of 40.60 by providing notice to First of America of its intent to do so not later than two business days after Park Ridge has received said notice from First of America.

         At any time before effectiveness of the Merger (including the time after shareholder approval of the Merger Agreement), the time for performance may be extended and the covenants, agreements, and conditions of the Merger Agreement may be modified, amended, or waived by First of America and Park Ridge. However no such modification, amendment, or waiver may adversely affect the consideration to be received in the Merger by Park Ridge shareholders, as described above.

         EFFECTIVENESS OF THE MERGER. No specific effective date for the Merger is provided by the Merger Agreement. If the Merger Agreement is approved by Park Ridge shareholders, it is expected that the Merger will be consummated as soon as practicable after the requisite regulatory approvals (see "The Merger--Regulatory Approvals") have been received. The Merger will thereafter become effective upon the filing of the appropriate documents with applicable regulatory authorities.

         ACCOUNTING TREATMENT. The parties anticipate accounting for the Merger as a purchase.

         SURRENDER OF STOCK CERTIFICATES. After effectiveness of the Merger, each holder of certificates theretofore representing validly issued and outstanding shares of Park Ridge Common Stock will surrender his or her certificates to First of America's stock transfer agent, the exchange agent for such shares, and each holder will be entitled upon surrender to receive a certificate representing the whole number of shares of First of America Common Stock into which his or her shares of Park Ridge Common Stock will have been converted and cash (without interest thereon) in lieu of fractional shares of First of America Common Stock. Following effectiveness of the Merger and until surrendered, each outstanding certificate representing Park Ridge Common Stock will be deemed for all corporate purposes, other than payment of dividends previously declared and unpaid or uncollected, to evidence ownership of only the right to receive the First of America Common Stock (and cash in lieu of fractional shares) into which shares of Park Ridge Common Stock will have been converted in the Merger. Unless and until any such certificate is surrendered, the holder thereof will not have any right to receive First of America Common Stock (and cash in lieu of fractional shares) or any dividends otherwise payable on First of America Common Stock. Following surrender, there will be paid to the record holder of any Park Ridge Common Stock the amount of any dividends (without interest thereon) otherwise payable except for failure to surrender.

         RESALE OF THE FIRST OF AMERICA COMMON STOCK. Shares of First of America Common Stock issued to shareholders of Park Ridge will be transferable without restriction upon disposition, except shares issued to any person who may be considered an "affiliate" of Park Ridge, as defined by the rules and regulations of the Commission under the Securities Act. Shares of First of America Common Stock issued to an affiliate of Park Ridge may be transferred only in accordance with Rule 145 promulgated by the Commission under the Securities Act.


  DESCRIPTION AND COMPARISON OF FIRST OF AMERICA CAPITAL STOCK AND PARK RIDGE
                                 COMMON STOCK

         Holders of Park Ridge Common Stock will, upon consummation of the Merger, become holders of First of America Common Stock. The rights of holders of First of America Common Stock differ in some respects from the rights of holders of Park Ridge Common Stock. These differences are due to differences between the provisions of First of America's Articles of Incorporation and Bylaws and Park Ridge's Articles of Incorporation and Bylaws and differences between the Michigan Act, under which First of America is incorporated, and the Illinois Act, under which Park Ridge is incorporated. The following discussion describes and compares the material differences between the rights of holders of First of America Common Stock and Park Ridge Common Stock.


         FIRST OF AMERICA COMMON STOCK. First of America is authorized to issue 100,000,000 shares of First of America Common Stock, par value $10 per share. At June 30, 1994, there were 59,171,456 shares of First of America Common Stock outstanding, held of record by approximately 29,900 persons. As of that date, there were also outstanding options to purchase 950,933 shares of First of America Common Stock, held by officers of First of America and its subsidiaries.


         Subject to the prior rights of the holders of any First of America Preferred Stock if and when outstanding (as described below), holders of First of America Common Stock are entitled to receive dividends if and when declared by the Board of Directors out of any funds legally available therefor. Subject to the rights of holders of any First of America Preferred Stock if and when outstanding, holders of First of America Common Stock are entitled to receive pro rata upon liquidation, dissolution, or winding up all of the assets of First of America remaining after provision for the payment of creditors. Subject to the rights of holders of any First of America Preferred Stock if and when outstanding to elect additional directors in the case of dividend arrearages, holders of First of America Common Stock are vested with exclusive voting rights, each share being entitled to one vote. Holders of First of America Common Stock have no cumulative voting rights in electing directors. Holders of First of America Common Stock have no preemptive rights to subscribe for any additional shares of capital stock which First of America may issue. First of America Common Stock is neither convertible nor redeemable. All outstanding shares of First of America Common Stock are fully paid and nonassessable.

         First of America Common Stock is listed for trading on the NYSE (symbol FOA). The high, low, and closing sales prices for First of America Common Stock on March 31, 1994, were $38.125, $37.000 and $37.875, respectively. On April 15, 1994, the last full trading day before public announcement of the Merger, the high, low, and closing sales prices were $37.250, $36.875 and $36.875, respectively. The First of America Common Stock issuable upon consummation of the Merger will be listed for trading on the NYSE.

         FIRST OF AMERICA PREFERRED STOCK. First of America is authorized to issue 10,000,000 shares of First of America Preferred Stock, $1.00 stated value. Shares of First of America Preferred Stock are issuable in series with designation, powers, relative rights and preferences as prescribed by First of America's Board of Directors in the resolution providing for the issuance thereof. There are currently no shares of First of America Preferred Stock outstanding.

         FIRST OF AMERICA SHAREHOLDER RIGHTS PLAN. First of America has reserved 500,000 shares of preferred stock for issuance as Series A Junior Participating Preferred Stock ("Series A Preferred") upon the exercise of certain preferred stock purchase rights (each a "Right") issued to holders of and in tandem with shares of the Common Stock. The description and terms of the Rights are set forth in a Rights Agreement ("Rights Agreement"), dated July 18, 1990, between First of America and First of America Bank-Michigan, N.A., as Rights Agent. The Rights Agreement was filed with the Securities and Exchange Commission as an exhibit to First of America's Registration Statement dated July 18, 1990 on Form 8-A under the Securities Exchange Act of 1934. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is incorporated herein by reference.

         Generally, the Rights Agreement provides as follows. The Rights are not exercisable until a Distribution Date, which occurs ten days after a person or group (an "Acquiring Person") publicly announces acquisition of or commences a tender offer which may result in the acquisition of beneficial ownership of 10 percent or more of the outstanding shares of First of America Common Stock (a "Stock Acquisition Date"). If, following a Stock Acquisition Date, First of America is merged with or engages in a business combination transaction with the Acquiring Person or the Acquiring Person increases its beneficial ownership of First of America Common Stock by more than one percent or engages in self dealing, then holders of Rights, other than the Acquiring Person, will receive upon exercise of each Right, common stock of First of America or of the entity surviving the merger or business combination or other consideration with a value of two times the exercise price of the right.

         First of America may, at its option, at any time after a Stock Acquisition Date and before an Acquiring Person becomes the beneficial owner of more than 50 percent of the outstanding shares of First of America Common Stock, elect to exchange all outstanding Rights for shares of First of America Common Stock at an exchange ratio of one share of First of America Common Stock per Right, subject to adjustment to prevent dilution. At any time until twenty days following the Stock Acquisition Date, First of America may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Until a Right is exercised, the holder thereof, as such, will have no right as a shareholder of First of America, including, without limitation, the right to vote or to receive dividends. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by First of America's Board of Directors prior to the Distribution Date.

         If issued upon exercise of the Rights, shares of the Series A Preferred will rank junior to the Convertible Preferred. Each share of Series A Preferred shall be entitled to 100 votes on all matters submitted to a vote of the shareholders of the Company. Additionally, in the event the Company fails to pay dividends on the Series A Preferred for four full quarters, holders of the Series A Preferred have certain rights to elect additional directors of the Company. Except as described above, holders of the Series A Preferred have no preemptive rights to subscribe for additional securities which the Company may issue. The Series A Preferred will not be redeemable. Each share of Series A Preferred will, subject to the rights of the Convertible Preferred and any other preferred stock the Company may issue ranking senior to the Series A Preferred, if any, be entitled to preferential quarterly dividends equal to the greater of $10.00, or subject to certain adjustments, 100 times the dividend declared per share of Common Stock. Upon liquidation of the Company, holders of Series A Preferred will, subject to the rights of senior securities, be entitled to a preferential liquidation payment equal to $95.00 per share, plus accrued and unpaid dividends. In the event of any merger, consolidation, or other transaction in which shares of Common Stock are exchanged, each share of Series A Preferred will, subject to the rights of senior securities, be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Series A Preferred are protected by customary antidilution provisions.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire First of America without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by First of America's Board of Directors since the Board of Directors may, at its option, at any time until 20 days following the stock acquisition date redeem all but not less than all of the then outstanding Rights at the redemption price. First of America Common Stock issuable upon consummation of the Merger shall have rights under the Rights Agreement to the same extent as other outstanding shares of First of America Common Stock.

         PARK RIDGE COMMON STOCK. Park Ridge is authorized to issue 200,000 shares of Park Ridge Common Stock, no par value. At July 29, 1994, there were 65,139 shares of Park Ridge Common Stock outstanding, held of record by 23 persons or entities. As of that date, there were no outstanding warrants, options, rights, calls, agreements, understandings, or other commitments of any nature relating to the authorization, issuance or sale of any Park Ridge Common Stock.


         There is no established public trading market for Park Ridge Common Stock. To the knowledge of Park Ridge's management, the following sales of Park Ridge Common Stock occurred in 1992, 1993, and 1994:

Date                                    Number of Shares                       Price Per share
- ----                                    ----------------                       ---------------
April 10, 1992                          2,057                                  $400.00
December 1, 1992                        2,923                                  $615.80
February 2, 1993                        40                                     $500.00
April 13, 1993                          2,057                                  $500.00
September 14, 1993                      2,074                                  $723.25

         Holders of Park Ridge Common Stock are entitled to receive dividends when, as, and if declared by the Park Ridge Board out of any funds legally available therefor. Park Ridge did not declare or pay dividends on Park Ridge Common Stock during 1992 and 1993.

         In the event of liquidation holders of Park Ridge Common Stock are entitled, after payment of the claims of creditors, to receive pro rata the net assets of Park Ridge. Holders of Park Ridge Common Stock are vested with all voting power of Park Ridge and are entitled to one vote for each share held. Park Ridge's shareholders have cumulative voting rights with respect to the election of directors. Holders of Park Ridge Common Stock have preemptive rights to subscribe for additional shares of capital stock of Park Ridge. Park Ridge Common Stock is neither convertible nor redeemable. All outstanding shares of Park Ridge Common Stock are fully paid and nonassessable.

      COMPARISON OF CERTAIN PROVISIONS OF FIRST OF AMERICA'S ARTICLES OF
                         INCORPORATION AND BYLAWS AND
               PARK RIDGE'S ARTICLES OF INCORPORATION AND BYLAWS

         The following discussion describes provisions of First of America's Articles of Incorporation and Bylaws and Park Ridge's Articles of Incorporation and Bylaws relating to the topics indicated by the captions and then compares the provisions. The discussion is intended to show the differences in the rights of holders of First of America Common Stock and Park Ridge Common Stock and illustrate the effect of the Merger on Park Ridge shareholders who become First of America shareholders.

BOARD OF DIRECTORS.

         FIRST OF AMERICA.   The Articles of Incorporation ("Articles") of
First of America provide that directors of First of America are divided into three classes and, at each annual meeting of shareholders, one class is elected for a three year term. Under the Articles, the number of directors is fixed from time to time by resolution adopted by a number of directors constituting not less than 80 percent of First of America's full Board of Directors. Subject to the rights of holders of any particular class or series of equity securities of First of America, any newly created directorship resulting from an increase in the total number of authorized directors may be filled by an 80 percent vote of the directors then in office, or by a sole remaining director, or by a majority vote of the shareholders. Any vacancy resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled only by an 80 percent vote of the directors then in office, or by a sole remaining director. Any director elected to fill any newly created directorship or vacancy shall serve for the remainder of the full term of the class to which such director has been elected. The Articles provide that directors may be removed only for cause and only by the affirmative vote of holders of not less than 66 2/3 percent of the outstanding shares of capital stock of First of America entitled to vote generally in the election of directors ("Voting Stock"). First of America's Bylaws provide that nomination of directors by shareholders may be made only in person or by proxy at a meeting at which the nominating shareholder is entitled to vote, and only if written notice of such shareholder's intent to make such nomination has been received by First of America at least 30 days but not more than 90 days before the anniversary date of the record date for determination of shareholders entitled to vote at the immediately preceding annual meeting of shareholders. The notice must contain certain information as specified in First of America's Bylaws.

         First of America's Bylaws set forth certain qualifications for any nominee to be eligible to be elected or to serve on its Board of Directors. These qualifications include the requirement that the nominee have a history of conducting his or her own personal and business affairs in a safe and sound manner, in a safe and sound condition, and in accordance with applicable laws and regulations, and without substantial conflicts of interest. The Bylaws require that all nominees complete a qualification, eligibility and disclosure questionnaire in the form approved by First of America's Board of Directors. The Bylaws also set forth procedures pursuant to which the Directors Nominating and Management Succession Committee of the Board of Directors shall determine whether nominees are eligible to serve as directors pursuant to the qualifications set forth in the Bylaws.

         PARK RIDGE. Park Ridge's Articles and Bylaws do not prescribe qualifications or other eligibility criteria for persons to serve as directors. Pursuant to the Park Ridge Bylaws the Board of Directors may consist of not greater than three members. Currently, there are three directors on the Park Ridge Board of Directors. The number of directors may be increased or decreased by a resolution of the Board of Directors. Vacancies may be filled at any regular or special meeting of shareholders called for that purpose. Directors are elected by shareholders using cumulative voting, whereby each shareholder has the right to vote the number of shares owned by him or her, multiplied by the number of directors to be elected. The shareholder can give all of his votes to one director or can distribute them among as many directors as he or she sees fit.

         COMPARISON. First of America's Articles make removal of directors more
difficult than do Park Ridge's Articles or Bylaws.   The First of America
provisions could have the effect of making removal of incumbent management more difficult, and, therefore, may discourage accumulation of a substantial block of First of America Common Stock by a shareholder and discourage assumption of control by such a shareholder. Also, by not adopting cumulative voting, First of America provisions make it more difficult for minority shareholders to elect a member to the Board of Directors.

ACTION BY SHAREHOLDERS.

         FIRST OF AMERICA. First of America's Articles do not contain a written consent provision. As a result First of America shareholders may not act by written consent without a shareholder meeting unless the written consent of all shareholders is obtained. Special meetings called by shareholders may be called only by holders of not less than 66-2/3 percent of the Voting Stock, and such meetings require 30 days prior notice stating all purposes of the meeting. First of America's Bylaws provide that only such business as set forth in a notice of a special meeting of shareholders shall be conducted at the meeting. First of America's Bylaws set forth procedures for shareholders to give notice of matters proposed to be brought before the annual meeting of shareholders. These procedures require that the shareholder's notice be received by First of America's Secretary at least 30 but not more than 90 days before the anniversary of the record date for determination of shareholders entitled to vote at the immediately preceding annual meeting of shareholders. The notice must include information about the business desired to be brought before the annual meeting, and any material interest of the shareholder therein, and the shareholder's beneficial ownership of First of America's securities.

         PARK RIDGE. Park Ridge's Articles are silent with respect to written consents. Therefore, any action which may be taken at a meeting of the shareholders may be taken by written consent of the number of outstanding shares necessary to approve the action by vote, provided five days prior written notice was given to all shareholders authorized to vote, or by unanimous written consent of all shareholders entitled to vote with respect to the subject matter thereof. Under Park Ridge's Bylaws, special shareholder meetings must be called upon the request of holders of not less than 20 percent of the then outstanding shares of Park Ridge.

         COMPARISON. First of America's Articles do not permit action by shareholders by written consent without a meeting. Park Ridge's Articles do permit such action. First of America's Articles make calling special shareholder meetings more difficult than do Park Ridge's Articles. First of America's Bylaws also make it more difficult than do Park Ridge's Articles and Bylaws for shareholders to raise matters for action at the annual meeting of shareholders. The First of America provisions may have the effect of assisting incumbent management in retaining their positions and discouraging business combination transactions, such as a merger, which management does not first approve.

SUPERMAJORITY APPROVAL OF CERTAIN TRANSACTIONS.

         FIRST OF AMERICA. Under First of America's Articles, except where a greater vote is required by the Fair Price Act (as defined below, see "Comparison of The Michigan Business Corporation Act and the Illinois Business Corporation Act--Transactions with Interested Shareholders"), the affirmative vote of 66-2/3 percent of the Voting Stock and a majority of the Voting Stock not held by the beneficial owner of 10 percent or more of the Voting Stock of First of America (an "Interested Shareholder") is required to approve certain business combination transactions with an Interested Shareholder not approved by First of America's Board of Directors, unless the price per share to be received by all shareholders is at least equal to the price paid for shares of Voting Stock purchased by the Interested Shareholder within the preceding two years. The Articles also provide that any merger with another corporation other than a subsidiary, sale or disposition of substantially all assets, or liquidation or dissolution requires the affirmative vote of at least 66-2/3 percent of the Voting Stock, unless it is approved by a majority of the First of America's Directors, other than those affiliated with the other party to the transaction.

         PARK RIDGE. Park Ridge's Articles and Bylaws do not contain supermajority approval provisions similar to those of First of America described above.

         COMPARISON. First of America's Articles discourage business combination transactions, such as a merger, between First of America and a holder of a substantial block of Voting Stock, unless management approves the transaction. Thus, the First of America provisions may have the effect of giving a minority shareholder or group of shareholders, including management, the ability to defeat a transaction which may be desired by or viewed as beneficial to other shareholders.

AMENDMENT OR REPEAL OF CERTAIN PROVISIONS.

         FIRST OF AMERICA. The provisions of First of America's Articles described herein may be amended or repealed only by the affirmative vote of at least 66-2/3 percent of the Voting Stock. The provisions of First of America's Bylaws described above and certain other bylaw provisions may be amended or repealed only by the affirmative vote of at least 66-2/3 percent of the Voting Stock or 80 percent of First of America's full Board of Directors.

         PARK RIDGE. Park Ridge's Articles may be amended by the affirmative vote of at least 66-2/3 percent of the outstanding shares entitled to vote on the proposed amendment. Park Ridge's Bylaws may be amended or repealed by a majority vote of the Board of Directors.

         COMPARISON. The First of America and Park Ridge provisions regarding amendments to their respective Articles are the same. However, First of America's Bylaws are, with respect to provisions discussed in this section, more difficult to amend than Park Ridge's Bylaws.

OTHER PROVISIONS.

         FIRST OF AMERICA. First of America's Articles provide that when the Board of Directors is evaluating a tender or exchange offer of another person, an offer to merge, or to purchase all the assets of First of America, it shall consider all relevant factors including the social and economic effects on employees, customers, suppliers, and other constituencies and on the communities in which First of America operates or is located. This provision of First of America's Articles may allow First of America's Board of Directors to use the factors stated as a basis for rejecting an offer that, judged strictly on its financial terms, may be desirable by First of America shareholders.

         PARK RIDGE. Park Ridge does not have a similar provision in its Articles or Bylaws.


OVERALL COMPARISON AND EFFECTS OF FIRST OF AMERICA PROVISIONS.

         In comparison to Park Ridge's Articles and Bylaws, First of America's Articles and Bylaws generally contain more provisions that may have the effect of discouraging, delaying, deterring, or preventing a change in control of First of America, through a business combination transaction or otherwise. These provisions may also have the effect of making First of America's incumbent management more difficult to remove and may discourage accumulations of significant blocks of First of America Common Stock. However, First of America's intent in implementing the provisions described above was not to discourage proposals involving a change in control of First of America, but rather, to encourage the makers of such proposals to negotiate with First of America's management and Board of Directors so that they can act in the best interest of shareholders.


 COMPARISON OF THE MICHIGAN BUSINESS CORPORATION ACT AND THE ILLINOIS BUSINESS
                                CORPORATION ACT


         If the Merger is consummated, Park Ridge shareholders will become shareholders of First of America. First of America is a Michigan corporation incorporated under the Michigan Act. Park Ridge is an Illinois corporation incorporated under the Illinois Act. The following discussion summarizes material differences between the Michigan Act and the Illinois Act with respect to rights of shareholders.

DISSENTERS' RIGHTS OF APPRAISAL.

         In both Michigan and Illinois, a shareholder who does not vote in favor of certain corporate actions has the right to receive cash in exchange for such shareholder's stock. This right is known as the "right to dissent" and is triggered by certain amendments to the articles of incorporation, mergers, consolidations, and sales or other dispositions of all or substantially all of the assets of a corporation.

         MICHIGAN ACT. Under the Michigan Act, rights to dissent from a corporate action (including a merger or consolidation) are not available as to shares listed on a national securities exchange (such as First of America Common Stock) or held of record by not less than 2,000 persons on the record date fixed to determine the shareholders entitled to vote on the corporate action. Further, rights to dissent are not available in connection with mergers or consolidations pursuant to which shareholders receive cash or shares of stock which shares of stock to be received are listed on a national securities exchange or are held of record by not less than 2,000 persons on the record date fixed to determine the shareholders entitled to vote on the merger or consolidation.

         ILLINOIS ACT. Under the Illinois Act, the right to dissent is not limited by the size of the corporation or the type of consideration received. Park Ridge shareholders have dissenters' rights with respect to the Merger. See "The Merger--Rights of Dissenting Shareholders."

SUPERMAJORITY VOTING PROVISIONS

         MICHIGAN ACT. Under the Michigan Act, supermajority voting provisions (which require a greater-than-majority vote in order to take certain actions) may be included in a corporation's articles of incorporation. Adding a supermajority voting provision to the articles of incorporation requires a simple majority vote of approval by shareholders. Changing or eliminating a supermajority voting provision, however, requires the same supermajority shareholder approval as contained in the provision being changed or eliminated.

         ILLINOIS ACT. Under the Illinois Act, certain corporate actions requiring shareholder approval (e.g., amendment of articles of incorporation, sale of substantially all assets, merger, and liquidation) must be approved by holders of two-thirds of a corporation's outstanding voting stock. Supermajority voting provisions (which require a vote greater than that required by statute in order to take certain actions) may be included in a corporation's articles of incorporation. Adding a supermajority voting provision to the articles of incorporation requires the affirmative vote of holders of at least two-thirds of a corporation's outstanding voting stock. Changing or eliminating a supermajority voting position requires the same two-thirds shareholder approval unless the articles specifically require a higher vote.

ACTION WITHOUT A MEETING

         MICHIGAN ACT. Under the Michigan Act, a corporation's articles of incorporation may provide that shareholders may take action without a meeting and without a vote if consent in writing to the action taken is given by holders of at least the minimum number of shares that would be required to vote for approval of such action at a meeting. If a corporation's articles do not contain a provision such as that described above, then unanimous consent by holders of all shares that would be entitled to vote on the action at a meeting is required to take action without a meeting and a vote.

         ILLINOIS ACT. Under the Illinois Act, unless otherwise provided in a company's articles of incorporation, an action required by law to be taken at an annual or special meeting of shareholders may instead be taken by written consent, setting forth the action, signed by the holders of the number of outstanding shares necessary to approve the action by vote, provided five days prior written notice was given to all shareholders authorized to vote, or by unanimous consent of all the shareholders entitled to vote with respect to the subject matter thereof.

TRANSACTIONS WITH INTERESTED SHAREHOLDERS.

         MICHIGAN ACT. The Fair Price Act, which forms a part of the Michigan Act, provides that a supermajority of 90 percent of the shareholders and no less than two-thirds of the votes of noninterested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally defined as any person who owns 10 percent or more of the outstanding voting shares of the corporation. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with, a specified person.

         The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that (1) the purchase price to be paid for the shares of the corporation is at least equal to the highest of either (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (2) once becoming an interested shareholder, the person does not become the beneficial owner of any additional shares of the corporation except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

         The requirements of the Fair Price Act do not apply to a business combination with the interested shareholder that the board of directors has approved or exempted from the requirements of the Fair Price Act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

         ILLINOIS ACT. The Illinois Act also has a fair price provision which is similar to that found in the Michigan Act. This provision, however, does not apply to Park Ridge because Park Ridge Common Stock is not registered under the Exchange Act and Park Ridge has not specifically adopted the provision.

         In addition to the fair price provision mentioned above, the Illinois Act also contains another provision limiting business combination transactions between a corporation and an interested shareholder. This provision, however, does not apply to Park Ridge because Park Ridge Common Stock is not listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association, or held of record by more than 2,000 shareholders.

CONTROL SHARE ACQUISITIONS.

         MICHIGAN ACT. Under the Shareholder Equity Act, which forms a part of the Michigan Act, "Control Shares" of an "issuing public company" purchased by a shareholder or group of shareholders may be voted only to the extent approved
(1) by a majority of the outstanding voting shares and (2) a majority of the outstanding voting shares excluding shares held by the acquiring person or group and shares held by officers and employees/directors of the issuing public company. "Control Shares'' are shares that, when added to other shares owned by the person or group, would entitle such person or group to exercise voting power of an issuing public company in the election of directors within any of the following ranges of voting power: (1) one-fifth or more but less than one-third of all voting power; (2) one-third or more but less than a majority of all voting power; or (3) a majority of all voting power. An "issuing public company" is one that has (1) 100 or more shareholders of record, (2) its principal place of business, its principal office or substantial assets in Michigan and (3) either (a) more than 10 percent of its shareholders of record reside in Michigan, (b) more than 10 percent of its shares owned of record by Michigan residents or (c) 10,000 shareholders of record residing in Michigan.

         The Board of Directors of First of America has amended its Bylaws to provide, as authorized by the Shareholder Equity Act, that Control Shares held by a Control Shares acquiror who has not filed an acquiring person statement with First of America are subject to redemption and that Control Shares which have not been accorded full voting rights after a vote, as provided in the Act, are subject to redemption. The redemption price is the highest price per share which the Control Share acquiror has paid for the Control Shares.

         ILLINOIS ACT. The Illinois Act does not contain any provision similar to those of the Michigan Act with respect to control share acquisitions other than as discussed above under "Transactions with Interested Shareholders."

                       INFORMATION ABOUT FIRST OF AMERICA

         GENERAL. First of America is a corporation organized under the Michigan Act, a bank holding company registered under the Bank Holding Company Act and a savings and loan holding company under HOLA. Its principal activity consists of owning and supervising 20 affiliate financial institutions which operate general commercial banking businesses from 567 offices and facilities located in Michigan, Illinois, Indiana, and Florida. First of America owns 9 banks located in Michigan with combined assets of $12.9 billion at March 31, 1994. First of America owns 9 banks located in Illinois with combined assets of $6.9 billion at March 31, 1994. First of America owns two banks in Indiana with combined assets of $1.4 billion at March 31, 1994. First of America also has divisions and non-banking subsidiaries which provide mortgage, trust, data processing, pension consulting, discount securities brokerage, revolving credit and investment advisory services. First of America owns all of the outstanding stock of Acquisition Sub. At March 31, 1994, First of America had consolidated assets of $21.2 billion, deposits of $18.2 billion, and shareholders' equity of $1.5 billion.

         First of America is frequently in the process of examining potential acquisitions or merger candidates. Several potential acquisitions or mergers are often at different stages of development and negotiation at any one time. No assurance can be given that First of America will or will not consummate any such acquisitions or mergers.

         First of America was incorporated in 1971 by its lead bank, First of America Bank-Michigan, N.A., Kalamazoo, Michigan, which was established in 1863. It became a bank holding company in 1972 in a transaction in which First of America Bank-Michigan, N.A. and two other banks became wholly owned affiliates. First of America became a savings and loan holding company on July 31, 1990, through the acquisition of a federally chartered stock savings association which has since been merged with one of First of America's affiliate commercial banks.

         As the parent company, First of America provides certain management functions to its affiliate financial institutions relating to loan policies and procedures, profit planning and accounting, external and internal audit, legal advice and compliance with government regulations, and general coordination of investment, trust, and human resources administration, data processing, and product development activities.

         First of America's affiliate financial institutions offer a broad range of lending, depository, and related financial services to individual, commercial, industrial, financial, and governmental customers, including demand, savings, and time deposits, secured and unsecured loans, lease financing, letters of credit, money transfers, corporate and personal trust services, cash management, and other financial services.

         RECENT DEVELOPMENTS. On April 15, 1994, First of America acquired the Florida offices of Goldome Federal Savings Bank from the Resolution Trust Corporation. First of America purchased assets and assumed liabilities, including approximately $390 million in deposits and 36 full banking offices in ten counties of southern Florida.

         On May 1, 1994, First of America completed the acquisition of LGF Bancorp, Inc. ("LGF") and its principal subsidiary, La Grange Federal Savings & Loan Association, based in La Grange, Illinois. Each share of LGF common stock was converted into 0.8754 share of First of America Common Stock and certain option rights to purchase LGF common stock were each converted into 0.6322 share of First of America Common Stock. This transaction resulted in the issuance of 1,645,245 shares of First of America Common Stock and was accounted for as a purchase. At March 31, 1994, LGF had total assets of $408 million.


         On June 14, 1994, First of America entered into a definitive agreement to acquire F&C Bancshares, Inc. ("F&C"), a savings and loan holding company based in Port Charlotte, Florida with $406 million in assets. It is anticipated that F&C's 3,242,209 shares will be exchanged tax free for shares of First of America Common Stock. The exchange ratio will equal $23.25 divided by the average closing price of First of America Common Stock during the last 15 trading days immediately before, but not including, the third business day before the consummation of the transaction: however, the exchange ratio will not be greater than .6436 and will not be less than .5519. On the basis of the current market price of First of America Common Stock, the transaction has an indicated value of approximately $72 million. First of America intends to account for the acquisition as a pooling of interests. The acquistion, subject to approval by F&C shareholders and regulatory authorities, is currently expected to be consummated by the end of 1994, and will include the merger of F&C's subsidiary, First Federal Savings Bank of Charlotte County, into First of America Bank-Florida, F.S.B.



         On June 28, 1994, First of America entered into a definitive agreement to acquire Presidential Holding Company ("Presidential"), a savings and loan holding company based in Sarasota, Florida with $224 million in assets. It is anticipated that Presidential's 716,188 common shares will be exchanged tax-free for shares of First of America Common Stock. The exchange ratio will equal $33.25 divided by the average closing price of First of America Common Stock during the last 15 trading days immediately before, but not including, the third business day before the consummation of the transaction; however, the exchange ratio will not be greater than .9837 and will not be less than .8375. On the basis of the current market price of First of America Common Stock, the transaction has an indicated value of approximately $24 million. First of America intends to account for the acquisition as a pooling of interests. The acquisition, subject to approval by regulatory authorities, is currently expected to be consummated in the fourth quarter of 1994 or the first quarter of 1995, and will include the merger of Presidential's subsidiary, Presidential Bank, F.S.B., into First of America Bank-Florida, F.S.B.



         RECENT FINANCIAL RESULTS. First of America's net income for the three and six months ended June 30, 1994, was $53.2 million and $111.5 million, respectively, compared with $59.6 million and $118.2 million reported for the same periods in 1993. Earnings per share for the second quarter and year to date 1994 were $.88 and $1.86, respectively. For the same periods of 1993, earnings per share were $1.00 and $1.98, respectively.


         INCORPORATION OF CERTAIN INFORMATION BY REFERENCE. Additional information about First of America, including certain financial information, information about voting securities of First of America and principal holders thereof, and information about directors and executive officers of First of America, is included in the documents filed by First of America with the Commission and the NYSE under the Exchange Act and incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                          INFORMATION ABOUT PARK RIDGE

         BUSINESS. Park Ridge is a corporation organized under the Illinois Act and a bank holding company registered and operating under the Bank Holding Company Act. Park Ridge's corporate headquarters are located at 205 N. Michigan Avenue, Suite 3800, Chicago, Illinois 60601. Park Ridge's sole activity consists of owning and supervising the Banks. At March 31, 1994, Park Ridge had total assets of $323 million, deposits of $275 million and shareholders' equity of $38 million.

         The Banks are Illinois state banks and serve the greater Chicago market with offices located in Park Ridge, Buffalo Grove and Gurnee, Illinois. FSB and BBG were chartered in 1967 and 1968, respectively. Gurnee's charter dates back to 1916; however, that charter was obtained through acquisition of an inactive charter. Gurnee began its operations in June, 1994.

         The Banks offer a broad range of lending, depository, and related financial services to individuals, commercial, industrial, financial, and governmental customers, including demand, savings, and time deposits, secured and unsecured loans, money transfers, letters of credit, merchant processing and other financial services.

         COMPETITION. The banking business is highly competitive in the metropolitan Chicago area, which is the primary market for the Banks. The Banks compete for commercial, individual and other deposits and loans with banks and other financial service providers including savings and loan associations, credit unions, insurance companies, captive finance companies, brokerage firms and credit card companies.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, FOR THE YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

         The following financial review compares the performance of Park Ridge and the Banks, for the three years ended December 31, 1993, and should be read in conjunction with the consolidated financial statements and notes thereto.

INCOME ANALYSIS

         Net income for the periods ending December 31, 1993, 1992 and 1991 was $6,254,000, $5,785,000 and $4,843,000, respectively. The 1993 net income reflects a $140,000 cumulative effect of a change in accounting principle for the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Return on average assets for the same periods was 2.0 percent, 1.8 percent and 1.7 percent, respectively. Return on average total equity was 18.0 percent for 1993, 18.5 percent for 1992 and 17.8 percent for 1991.

         Net interest income, which is the difference between interest earned on assets and interest paid on liabilities, was $15,765,000 in 1993, $15,412,000 in 1992 and $13,051,000 in 1991. The increases in 1993 was mainly the result of increased loan volume. The increase in 1992 was mainly the result of investment and loan yields declining at a lessor rate than deposit yields. The net interest margin for the same periods was 5.42 percent, 5.51 percent and 5.18 percent, respectively.

         The provision for loan losses was $280,000 for 1993, $510,000 for 1992 and $230,000 for 1991. The allowance for loan losses as a percent of period end loans was 1.1 percent at year-end 1993, 1.0 percent at year-end 1992 and
1.1 percent at year end 1991. Net charge-offs for those years totalled $17,000, $566,000 and $230,000, respectively.

         In the non-interest income categories, service charges increased 2.5 percent to $1,059,000 in 1993 compared with $1,033,000 in 1992 and $1,047,000 in 1991. Credit card processing fees increased 24.7 percent to $1,117,000 in 1993 compared to $896,000 in 1992 and $513,000 in 1992. Other operating income was up 20.3 percent in 1993 versus 1992. A net securities gain of $18,000 was reported in 1993 compared with a loss of $87,000 in 1992 and $8,000 gain in 1991.

         Non-interest expenses, including salaries, employee benefits, occupancy expense, equipment expense, FDIC insurance premiums, professional fees, and other expenses, totalled $9,376,000 in 1993, $8,955,000 in 1992 and $8,292,000 in 1991.

         The effective tax rates for 1993, 1992 and 1991 were 32.2 percent,
31.0 percent and 27.0 percent, respectively.


BALANCE SHEET ANALYSIS

         Total loans, net of unearned income, were $183 million at year-end 1993, increasing 6.4 percent from the $172 million at year-end 1992. At December 31, 1991, total loans were $165 million. The Bank grants commercial and residential real estate mortgages, and consumer loans to customers mainly in the Chicago, Illinois metropolitan area. Generally, the loans are backed by collateral and are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrower. Nonaccrual loans at period ends were $1,088,000, $1,559,000 and $2,885,000, respectively.

         Deposits at year-end 1993 were $269 million, compared with $255 million in 1992 and $243 million in 1991. At December 31, 1993, the loans to deposit ratio was 68.0 percent, versus 67.6 percent at year-end 1992 and 67.9 percent for 1991.

         Total stockholders' equity from December 31, 1992 to December 31, 1993 increased $4,129,000 or 12.6 percent due to retention of earnings and the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which had $424,000 of unrealized gains on investment securities available for sale. At December 31, 1993, Park Ridge's tier I and total capital ratios were 17.6 percent and 18.8 percent, respectively. These ratios were an increase over the 16.3 percent and
17.1 percent reported for year-end 1992. Both risk based capital ratios exceeded the fully phased-in regulatory minimum levels of 4.00 percent and 8.00 percent, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, FOR THE THREE MONTHS ENDED MARCH 31, 1994 AND 1993

         Net income for the three months ended March 31, 1994 was $1,451,000, a
1.8 percent decrease from the $1,477,000 of income before the $140,000 cumulative effect of a change in accounting for income taxes reported for the same period 1993. Earnings per share were $22.28 for the quarter versus $23.34 a year ago.

         Net interest income, interest income less interest expense, decreased
3.3 percent during the first quarter of 1994 compared to the same period of 1993. The annualized net interest margin for the quarter was 5.10 percent compared with 5.45 percent for the 1993 quarter.

         The provision for loan losses remained level for the quarter-to-quarter comparison. Net charge-offs for the comparative quarters were $17,000 and $3,000, respectively. The allowance as a percent of period end loans remained unchanged at 1.1 percent at March 31, 1994 versus December 31, 1993. Non-performing loans totalled $2.0 million at March 31, 1994.

         In the non-interest income categories, service charges increased 15.1 percent for the 1994 quarter versus the 1993 first quarter. Other operating income was down 1.9 percent for the 1994 period versus 1993. Investment gains of $61,000 were recorded in the 1994 quarter versus a loss of $11,000 in the 1993 quarter.

         Non-interest expenses, including salaries, employee benefits, occupancy expense, equipment expense, and other expenses, totalled $2,343,000 and $2,342,000 for the 1994 and 1993 quarters, respectively.

         The effective tax rates were 32.0 percent and 31.7 percent, respectively for the 1994 and 1993 quarters.

         Bank premises and equipment increased from December 31, 1993 mainly due to the acquisition of land for the newly chartered subsidiary bank, First State Bank of Gurnee.

         During the period ending March 31, 1994, the unrealized gain (loss) on investment securities available for sale decreased from a gain of $424,000 to a loss of $164,000.

                 REGULATION OF FIRST OF AMERICA AND PARK RIDGE

         Various federal and state banking laws and regulations affect the businesses of First of America and its affiliate financial institutions and of Park Ridge and the Banks. First of America and its affiliate financial institutions are subject to supervision, regulation, and periodic examination by various federal and state financial institution regulatory agencies, including the FRB, the OCC, the Federal Deposit Insurance Corporation (the "FDIC"), the Office of Thrift Supervision (the "OTS"), the Illinois Commissioner, the Michigan FIB and the Indiana Department of Financial Institutions (the "Indiana DFI"). Park Ridge and its Banks are subject to supervision, regulation, and periodic examination by the FRB, the FDIC and the Illinois Commissioner.

         The following is a summary of certain statutes and regulations affecting First of America, its affiliate financial institutions, Park Ridge and the Banks. This summary is qualified in its entirety by such statutes and regulations, which are subject to change based on pending and future legislation and action by regulatory agencies.

         BANK HOLDING COMPANIES. First of America and Park Ridge are bank holding companies under the Bank Holding Company Act (the "BHC Act") and as such are subject to regulation by the FRB. A bank holding company is required to file with the FRB annual reports and other information regarding its business operations and those of its subsidiaries. A bank holding company and its subsidiary banks are also subject to examination by the FRB. The non-banking activities of a bank holding company and its subsidiaries are limited to certain activities specified in the BHC Act and such other activities as the FRB, by regulation or order, determines to be closely related, and a proper incident, to the business of banking. The FRB has determined that owning, controlling or operating a savings association is a permissible activity for bank holding companies if the savings association engages only in activities that are permissible for bank holding companies. Prior FRB approval may be required for a bank holding company to acquire new subsidiaries, including savings associations, or commence new lines of business.

         The BHC Act requires every bank holding company to obtain the prior approval of the FRB before acquiring substantially all the assets of any bank or bank holding company or ownership or control of any voting shares of any bank or bank holding company, if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of such bank or bank holding company. Bank holding companies are also prohibited from acquiring shares of any bank located outside the state in which the operations of the bank holding company's banking subsidiaries are principally conducted unless such an acquisition is specifically authorized by statute of the state of the bank whose shares are to be acquired.

         Under a Michigan statute applicable to First of America, a Michigan bank holding company may acquire a bank located in any state in the United States if the laws of the other state permit ownership of banks located in that state by a Michigan bank holding company. Under the same Michigan statute, a Michigan bank or bank holding company may be acquired by a bank holding company located in any state in the United States subject to approval of the Michigan FIB and the existence of a reciprocal law in such other state.

         The Illinois Bank Holding Company Act of 1957, as amended, allows Illinois bank holding companies to acquire banks located anywhere in Illinois. In addition, holding companies from any state are allowed to acquire banks or bank holding companies in Illinois subject to the approval of the Illinois Commissioner if the state in which the acquired holding company is located permits Illinois bank holding companies the same privilege.

         SAVINGS AND LOAN HOLDING COMPANIES. First of America is a savings and loan holding company and subject to the jurisdiction of the OTS with regard to certain matters. Among other things, a savings and loan holding company is required to: (1) file and cause all of its subsidiaries which are not savings associations to file such periodic reports as may be required by the OTS; (2) maintain books and records as prescribed by the OTS; and (3) be subject to examination by the OTS. In addition, a savings and loan holding company that is also a bank holding company (such as First of America) may engage only in those activities that are permissible for a bank holding company, and may, in certain circumstances, be required to obtain approval from the OTS, as well as the FRB, prior to acquiring new subsidiaries or commencing new business activities.

         Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the OTS is granted broad power to impose restrictions on savings and loan holding company activities if the OTS director determines there is reasonable cause to believe that the continuation by the holding company of any activity constitutes a serious risk to the financial safety, soundness or stability of a subsidiary savings association. The restrictions, issued in the form of a directive, may limit: (1) the payment of dividends by the savings association to the holding company; (2) transactions between the savings association, the holding company, and the subsidiaries or affiliates of either; and (3) any activities of the savings association that might create a serious risk that the liabilities of the holding company or its other affiliates may be imposed on the savings association.

         Finally, a savings and loan holding company must obtain prior written approval from the OTS before acquiring substantially all the assets of any savings association or savings and loan holding company or any ownership or control of any voting shares of any savings association or savings and loan holding company if, after such acquisition, it would own or control, directly or indirectly, more than five percent of the voting shares of such savings association or savings and loan holding company. Savings and loan holding companies also are prohibited from controlling savings associations in more than one state unless such acquisition is specifically authorized by federal law as an emergency acquisition or by statute of the state of the savings association whose shares are to be acquired.

         BANKS. Fourteen of First of America's affiliate banks are national banking associations and as such are subject to regulation and supervision and regular examination by the OCC. Four of First of America's affiliate banks are Michigan state banks and are subject to regulation and supervision and regular examination by the Michigan FIB. One of First of America's affiliate banks is an Indiana state bank and is subject to regulation and regular examination by the Indiana DFI. Five of First of America's affiliate state banks are members of the Federal Reserve System, and as such are subject to the applicable provisions of the Federal Reserve Act and regulations thereunder and to supervision, regulation and regular examination by the FRB. One of First of America's affiliate state banks is not a member of the Federal Reserve System and is subject to regulation, supervision and regular examination by the FDIC. The Banks are Illinois state banks and members of the Federal Reserve System and are subject to regulation, supervision and regular examination by the Illinois Commissioner and the FRB. Deposits held by nine affiliate banks of First of America and the Banks are insured, to the extent permitted by law, by the Bank Insurance Fund ("BIF") administered by the FDIC, and deposits held by eleven of First of America's affiliate banks are insured in part by BIF and in part by the Savings Association Insurance Fund ("SAIF") administered by the FDIC.

         Federal law and the laws of Michigan, Indiana, and Illinois govern, among other things, the scope of a bank's business, the investments a bank may make, the loans a bank may make, transactions with affiliates, and a bank's activities with respect to mergers and establishing branches.

         SAVINGS ASSOCIATIONS. One of First of America's affiliate financial institutions, First of America Bank-Florida, F.S.B. ("FOA-Florida) is a federally chartered stock savings association and is subject to regulation, supervision and regular examination by the OTS and to the provisions of the HOLA as amended by FIRREA, and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and other federal laws including the Federal Deposit Insurance Act. Federal law governs, among other things, the scope of the savings association's reserves, the investments a savings association may make, the loans a savings association may make, and transactions with affiliates. Deposits held by the savings association are insured, to the extent permitted by law, by the SAIF.

         TRANSACTIONS WITH AFFILIATES. Each of First of America's subsidiary banks and each of the Banks are subject to Sections 23A and 23B of the Federal Reserve Act, which impose certain restrictions on loans and extensions of credit by a bank to its affiliates, on investments by a bank in the stock or securities of its affiliates, on acceptance of such stock or securities as collateral for loans by the bank to any borrower and on leases and service and other contracts between a bank and its affiliates. For purposes of sections 23A and 23B of the Federal Reserve Act, the affiliates of a bank include its holding company and all other companies (including other banks) controlled by the holding company. Transactions between banks that are at least 80 percent owned by the same holding company (such as First of America's subsidiary banks) are exempt from certain of the restrictions of sections 23A and 23B of the Federal Reserve Act under the so-called "sister bank" exemption.

         Sections 23A and 23B of the Federal Reserve Act generally apply to savings associations in the same manner and to the same extent as they apply to banks but with several differences. First, a savings association may not make any loan or extension of credit to any affiliate unless the affiliate is engaged only in permissible bank holding company activities. Next, a savings association is barred from investing in the securities of an affiliate other than a subsidiary of the savings association. Finally, the "sister bank" exemption from quantitative limitations of Section 23A, which is available to 80 percent commonly-controlled banks, generally is not available to "sister thrifts" until January 1, 1995. However, the exemption is available on a limited basis for banks and savings associations that are 80 percent owned by the same holding company, provided that every bank and savings association owned by the holding company complies with all applicable capital requirements on a fully phased-in basis without reliance on goodwill.

         Banks and savings associations are also subject to Section 22(h) of the Federal Reserve Act, which places limitations on loans to insiders. Under
Section 22(h), a bank or savings association may extend credit to its or its affiliates' executive officers, directors and principal shareholders or their related interests only if the loan is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-insiders and if credit underwriting standards are followed that are no less stringent than those applicable to comparable transactions with non-insiders. Also, loans to insiders must not involve more than the normal risk of repayment or present other unfavorable features and must, in certain circumstances, be approved in advance by a majority of the entire board of directors of the lending institution. The aggregate amount that can be lent to all insiders is limited to the institution's unimpaired capital and surplus. No insider shall knowingly receive any extension of credit not authorized under Section 22(h). Banks and savings associations also are subject to Section 22(g) of the Federal Reserve Act which imposes additional restrictions on loans to executive officers.

         CAPITAL REQUIREMENTS. The FRB has adopted risk based capital requirements applicable to bank holding companies. Under these requirements, bank holding companies must have a minimum ratio of total capital to total risk-weighted assets of eight percent. In addition, bank holding companies must maintain a minimum ratio of Tier I capital to total risk-weighted assets equal to four percent. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0 percent to 100 percent. Tier I capital includes common shareholders' equity, qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries less goodwill.

         Based on calculations as of March 31, 1994, both First of America's Tier I capital and total capital as a percentage of total risk- weighted assets were in excess of the required ratios.

         As a supplement to risk based capital requirements, the FRB also adopted a leverage measure which requires bank holding companies to maintain a minimum of Tier I capital equal to 3 percent of total assets. All bank holding companies except those that are most highly-rated must maintain an additional cushion of Tier I capital of at least 100 to 200 basis points, which is a leverage ratio of 4 to 5 percent. As of March 31, 1994, First of America's Tier I leverage ratio, computed using period end total assets, was 6.57 percent.

         All of First of America's affiliated financial institutions meet applicable capital requirements. Park Ridge's risk based capital position is discussed above under the caption "Information About Park Ridge--Management's Discussion and Analysis of Financial Condition and Result of Operations." The following table shows capital requirements and current capital levels for First of America and Park Ridge and for combined First of America and Park Ridge on a pro forma basis based on FRB capital requirements for bank holding companies.

         PRO FORMA RISK BASED CAPITAL CALCULATIONS AS OF MARCH 31, 1994



                                                                                                    Pro Forma
                                                                                                    First of
FULLY PHASED-IN CAPITAL REQUIREMENTS                          First of                               America
($ in thousands)                                              America             Park Ridge      & Park Ridge
- ----------------                                              -------             ----------      ------------
CAPITAL:
TIER 1:

Common Stock                                             $   593,516                  604          615,207
Surplus                                                      260,693                  419          315,421
Retained earnings                                            665,611               36,902          665,610
Less: Goodwill and core deposit intangibles                (135,911)                (520)        (179,757)
                                                        ------------              -------       ----------

Tier I capital                                           $ 1,383,909               37,405        1,416,481
                                                         -----------               ------        ---------
                                                         -----------               ------        ---------

TIER II:

Allowance for loan losses                                $   183,480                2,056          186,004
Subordinated debt                                            161,867                 --            161,867
                                                         -----------              -------         --------

Total Tier II Capital                                        345,347                2,056          347,871
                                                         -----------              -------         --------

Total Capital                                            $ 1,729,256               39,461        1,764,352
                                                         -----------               ------        ---------
                                                         -----------               ------        ---------

TOTAL RISK-WEIGHTED ASSETS AND OFF-
BALANCE SHEET ITEMS                                      $14,678,407              201,917       14,880,324
                                                         -----------              -------       ----------
                                                         -----------              -------       ----------

RISK-WEIGHTED CAPITAL RATIOS:

Tier I capital to risk-weighted assets                        9.43%                 18.52             9.52
Minimum fully phased-in requirement                           4.00                   4.00             4.00
Total capital to risk-weighted assets                        11.78                  19.54            11.86
Minimum fully phased-in requirement                           8.00                   8.00             8.00

Tier I leverage ratio (period end)                            6.57%                 11.59             6.62

         PROMPT CORRECTIVE ACTION. In addition to the existing capital requirements discussed above, FDICIA created a new approach to supervision of insured banks and savings associations that requires, or in some cases permits, federal regulatory agencies to take certain actions based on an institution's capital level. This "prompt corrective action" framework addresses capital deficiencies and supervisory concerns of institutions with the intent of resolving problems of institutions at the least possible long-term costs to BIF and SAIF. FDICIA and prompt corrective action regulations adopted by the federal regulatory agencies create five capital categories. Each insured depository institution will be categorized based on its level of capital as measured by specified ratios. An institution's capital category determines what regulatory restrictions and supervisory actions, if any, must, or in some cases may, be taken by federal regulators. These provisions became effective December 19, 1992.

         The five capital categories are well-capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. The specified capital ratios for determining the capital category of all but critically undercapitalized institutions are: (1) the ratio of total capital to risk-weighted assets (total risk based ratio); (2) the ratio of Tier 1 or core capital to risk-weighted assets (Tier 1 risk based ratio); and (3) the ratio of Tier 1 or core capital to total average assets (Tier 1 leverage ratio). The sole capital measure for defining critically undercapitalized institutions is the ratio of tangible equity to total assets. The required ratios for each of the five capital categories are summarized in the following table:

                                                  TIER 1             TIER 1
                            TOTAL RISK          RISK BASED          LEVERAGE
 CATEGORY                   BASED RATIO            RATIO             RATIO           OTHER
- -----------------           -----------         ----------          --------         ----------------------
 Well-capitalized           10% or                 6% or             5% or           Not subject to a
                            above                  above             above           directive to meet a
                                                                                     specific level for any
                                                                                     capital measure

 Adequately                 8% or above            4% or             4% or           Does not meet
 capitalized                                       above            above(1)         definition of well-
                                                                                     capitalized
 Undercapitalized           Under 8%             Under 4%            Under
                                                                     4%(2)

 Significantly              Under 6%             Under 3%           Under 3%
 undercapitalized

 Critically                                                                          Ratio of tangible
 undercapitalized                                                                    equity to total assets
                                                                                     of 2% or under.
- -------------------------

(1) 3% or above for institutions rated CAMEL 1 or MACRO 1 in most recent examination by federal regulators.
(2) Under 3% for institutions rated CAMEL 1 or MACR0 1 in most recent examination by federal regulators.

         FDICIA also provides that a well-capitalized institution may be reclassified as adequately capitalized and that an adequately capitalized or undercapitalized institution may be required to comply with restrictions and be subjected to supervisory actions as if it were in the next lower capital category, if the appropriate federal regulatory agency determines, after notice and opportunity for an informal hearing, that the institution is in an unsafe or unsound condition or is deemed to be engaging in an unsafe or unsound practice. An institution may be deemed to be engaged in an unsafe or unsound practice if it received a less-than-satisfactory rating in its most recent examination. Although no restrictions apply automatically and regulatory agencies are not required to take other supervisory action as a result of reclassification, such a reclassification permits an institution's regulatory agency to impose various restrictions and to take supervisory action to deal with the institution's deficiencies.

         The Banks and all of First of America's affiliate financial institutions are well-capitalized. Neither First of America nor Park Ridge currently have reason to believe or otherwise anticipate that any of First of America's affiliate financial institutions or the Banks, respectively, will be reclassified to a lower capital category.

         FDICIA and the prompt corrective action regulations specifically impose certain restrictions on, and require regulators to take certain supervisory actions with respect to, less than adequately capitalized institutions. The imposition of other restrictions and supervisory actions are left to the regulatory agencies' discretion. Certain of the more significant provisions are generally described below. Among the mandatory provisions are the following.

Under FDICIA all institutions are prohibited from making a capital distribution or paying a management fee to a controlling person if doing so would leave the institution undercapitalized. All institutions which are undercapitalized or worse are subject to increased monitoring and capital restoration requirements. Significant additional restrictions apply to significantly and critically undercapitalized institutions. In addition to these mandatory supervisory actions, if an institution is undercapitalized or worse, the institution's federal regulatory agency has the authority to, among other things, restrict the institution's activities, growth and affiliate relationships.

         STANDARDS FOR SAFETY AND SOUNDNESS. FDICIA requires each federal banking agency to prescribe for all insured depository institutions and their holding companies standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. In addition, the federal banking regulatory agencies are required to prescribe by regulation standards specifying: (1) a maximum ratio of classified assets to capital; (2) minimum earnings sufficient to absorb losses without impairing capital; (3) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions or the depository institution holding companies; and (4) such other standards relating to asset quality, earnings and valuation as the agency deems appropriate. Finally, each federal banking agency is required to prescribe standards for employment contracts and other compensation arrangements of executive officers, employees, directors and principal stockholders of insured depository institutions that would prohibit compensation and benefits and arrangements that are excessive or that could lead to a material financial loss for the institution. If an insured depository institution or its holding company fails to meet any of the standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If an institution fails to submit an acceptable plan or fails to implement the plan, the appropriate federal banking agency will require the institution or holding company to correct the deficiency and, until corrected, may impose restrictions on the institution or company, including any of the restrictions applicable under the prompt corrective action provisions of FDICIA. The federal regulatory agencies issued a proposed rule regarding implementation of these standards but final regulations have not been released. Since final regulations have not yet been prescribed, First of America and Park Ridge cannot assess the significance of the impact, if any, such standards may have on First of America and its affiliated banks and the Banks.

         OTHER LIMITATIONS BASED ON CAPITAL. FDICIA and implementing regulations place certain limitations, based on an institution's capital categorization, on the acceptance of brokered deposits, interest rates on deposits, and deposit insurance coverage. Only well-capitalized institutions may accept brokered deposits without limitation. Adequately capitalized institutions may accept brokered deposits only upon obtaining a waiver from the FDIC. Further, an adequately capitalized institution may not offer rates of interest on deposits that are significantly more than relevant local or national rates. Undercapitalized institutions may not accept brokered deposits.

         Effective December 19, 1992 "pass through" deposit insurance on employee benefit plan deposits is available only on deposits at institutions that can accept brokered deposits. This includes well-capitalized institutions and adequately capitalized institutions accepting brokered deposits pursuant to an FDIC waiver.

         AUDIT AND REPORTING REQUIREMENTS. FDICIA added a new section to the Federal Deposit Insurance Act, the purpose of which is to facilitate early identification of problems in financial institutions' management through annual independent audits, more stringent reporting requirements, and the establishment and maintenance of internal control structures and procedures. Under FDICIA and implementing regulations of the FDIC, the new requirements apply to institutions with assets of $500 million or more, with certain exceptions for subsidiaries of holding companies, and are effective for fiscal years beginning after December 31, 1992.

         The new audit and reporting requirements under FDICIA generally required are as follows. Each insured depository institution (or its holding company, as discussed below) must submit to its primary regulatory agency and make publicly available an annual report including the following: (1) financial statements audited by an independent public accounting firm; (2) a report by the institution's management, which acknowledges responsibility for the financial statements and compliance with safety and soundness laws and regulations, assesses the institution's internal controls; and (3) an attestation and report by the independent public accountant on management's assertions on internal control structure and procedures for financial reporting. In addition, a nonpublic issued statement by the independent public accountant related to the findings on compliance with laws and regulations relating to insider loans and dividends should be filed. Additionally, each institution (or its holding company, as discussed below) must have an independent audit committee comprised entirely of outside directors and subject to duties specified by FDICIA and the FDIC regulations. For large institutions, such as First of America, the committee must include two members with banking or financial management experience, may not include large customers or individuals associated with large customers of the institution, and must have access to outside legal counsel.

         The Banks are not subject to the audit and reporting requirements described above. All of First of America's affiliate depository institutions are subject to these requirements. It is currently anticipated that the independent audit will be satisfied by the audit at the holding company level.

         RESERVE REQUIREMENTS. FRB regulations require banks and savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and demand accounts). The FRB regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $51.9 million or less (subject to adjustment by the FRB) the reserve requirement is three percent or approximately $1.6 million. Net transaction accounts in excess of $51.9 million currently are subject to a ten percent reserve requirement which is subject to adjustment by the FRB between eight percent and fourteen percent. The first $4.0 million of otherwise reservable balances (subject to adjustments by the FRB) are exempted from the reserve requirements.

         DEPOSIT INSURANCE. Both banks and savings associations are insured by the FDIC. However, under FIRREA, separate funds have been established, with BIF (the Bank Insurance Fund) generally covering banks and SAIF (the Savings Association Insurance Fund) generally covering savings associations. A minimum designated reserve ratio, i.e., the ratio of the insurance fund's reserves to total estimated insured deposits of 1.25 percent of insured deposits has been established for both BIF and SAIF. However, the FDIC may set a higher designated reserve ratio for either fund if circumstances raise a significant risk of substantial future losses to the fund. Assessment rates will be established sufficient to maintain reserves at the designated reserve ratio or, if the reserve ratio is less than the designated reserve ratio, to increase the reserve ratio to the designated reserve ratio within a reasonable period of time. In order to recapitalize the BIF, the FDICIA permits the FDIC to either set assessment rates for BIF members such that the required 1.25 percent reserve ratio is achieved within one year or specify a series of target reserve ratios culminating in a reserve ratio of 1.25 percent within a maximum of 15 years. The FDIC also is authorized to impose special assessments as it deems necessary. The rates on regular assessments may be changed by the FDIC semi-annually for each fund independent of the other. All insured financial institutions are assessed on a semi-annual basis.

         Under FDICIA the FDIC has established a system of risk based deposit insurance premiums, effective January 1, 1994. Under a risk based assessment system each institution's semi-annual assessment will be based on the probability that the insurance fund will incur a loss related to that institution, the likely amount of the loss and the revenue needs of the deposit insurance fund. If the BIF reserve ratio is less than 1.25 percent, under the risk based system the FDIC must collect total premiums at least equal to the amount that would be collected if all BIF members were paying $0.23 per $100 of deposits. For SAIF members, if the SAIF reserve ratio is less than 1.25 percent, the minimum aggregate assessment rate per $100 of deposits is $0.18 from January 1, 1994 through December 31, 1997 and $0.23 thereafter.

         The FDIC adopted a risk based premium system effective January 1, 1994, under which higher-risk banks and thrifts pay more into the insurance funds than other institutions. Under the final rules, a financial institution will pay an assessment of between 23 cents and 31 cents per $100 of insured deposits based on its risk classification. To arrive at a risk based assessment for each insured institution for each semi-annual period, the FDIC places it in one of nine assessment risk classifications using a two-step analysis based first on capital ratios and then on supervisory risk factors.

         Three capital categories are used, well-capitalized, adequately capitalized and undercapitalized, which are identical to those adopted for prompt corrective action purposes, except the deposit insurance premium rule excludes references to supervisory evaluations and directives included under the prompt corrective action rule (see

"Regulation of First of America and Park Ridge - Prompt Corrective Action"). Each institution also is assigned to one of three supervisory risk subgroups based on consideration of supervisory evaluations by the institution's primary regulatory agency and other information relevant to the institution's financial condition and the risk of loss to the insurance fund posed by the institution. Subgroup A is for financially sound institutions with only a few minor weaknesses. Subgroup B is for institutions that demonstrate weakness that, if not corrected, could result in significant deterioration. Subgroup C is for institutions that pose a substantial probability of loss to the insurance fund unless effective corrective action is taken. These supervisory subgroups will modify premium rates within each of the three capital categories.

         The FDIC notifies institutions of their assessment risk classification for each semi-annual period by the first day of the month preceding each semi-annual period (June 1 for the period beginning July 1 and December 1 for the period beginning January 1). An institution may submit a written request for review of its assessment risk classification.

         Nine of First of America's subsidiary institutions and the Banks are covered by BIF and are subject to assessments at the BIF rates. Eleven of First of America's subsidiary institutions have a portion of their deposits insured by BIF and subject to assessment at the BIF rates with the remaining portion of their deposits insured by SAIF and subject to assessment at the SAIF rates. The deposits of one of First of America's subsidiary institutions are covered by SAIF and subject to assessment at the SAIF rates.

         DIVIDEND REGULATION. A bank holding company which controls an institution that is classified as undercapitalized or worse for prompt corrective action purposes (see "Regulation of First of America and Park Ridge
- - Prompt Corrective Action") may be prohibited from making any dividend payment without prior approval of the FRB. In addition, the ability of a bank or savings and loan holding company to obtain funds for the payment of dividends to its shareholders and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary banks and savings associations. Federal and state statutes and regulations restrict the payment of dividends by banks and savings associations. Certain of these statutes and regulations applicable to First of America's affiliate financial institutions and the Banks are discussed below.

         Under FDICIA no insured depository institution may declare any dividend if, following the payment of such dividend, the institution would be undercapitalized (see "Regulation of First of America and Park Ridge - Prompt Corrective Action").

         A national bank may not pay a dividend on its common stock if the dividend would exceed the net undivided profits then on hand after deducting losses and bad debts. Additionally, the prior approval of the OCC is required for any dividend to a bank holding company by any affiliated national bank if the total of all dividends, including any proposed dividend, declared by such bank in any calendar year exceeds the total of its net profits for that year to date combined with its retained net profits for the preceding two years, less any required transfers to surplus.

         Under the Federal Reserve Act, a state bank which is a member of the Federal Reserve System cannot pay a dividend in an amount greater than its net profits then on hand after deducting losses and bad debts. Further, the approval of the FRB will be required if dividends declared by any subsidiary state bank which is a member of the Federal Reserve System in any year exceeds the total of net profits for that year to date combined with the retained net profits for the preceding two years, less any required transfers to surplus.

         Under the Michigan Banking Code, no dividend may be declared by a Michigan state bank in an amount greater than net profits then on hand after deducting losses and bad debts. In addition, if the surplus of the bank is less than the amount of its capital stock, before a dividend may be declared, the bank must transfer to surplus not less than ten percent of the net profits of such bank for the preceding half-year in the case of quarterly or semi-annual dividends or not less than ten percent of its net profits for the preceding two consecutive half-year periods in the case of annual dividends.

         Under the Indiana Financial Institutions Act, an Indiana state bank may not declare or pay any dividend unless its capital is unimpaired and a surplus fund equal to 25 percent of such capital stock has been set apart and retained unimpaired. Dividends may be declared and paid thereafter not more frequently than quarterly and at a rate not greater than six percent per annum on the book value of the stock, until the bank's unimpaired surplus fund is equal to the amount of the capital stock, and such capital shall have remained unimpaired. This limitation does not apply if the bank's common capital is unimpaired, its unimpaired surplus is equal to 25 percent of its common capital, and its sound capital is in excess of 20 percent of the average daily deposit liability computed on an annual basis. Sound capital includes paid- in and unimpaired capital, unimpaired surplus and unimpaired proceeds of notes and debentures. First surplus and then capital is impaired to the extent a bank has negative retained earnings.

         Under the Illinois Banking Act, before any dividend may be declared by an Illinois state bank, it must carry to its surplus, until such surplus equals its capital stock, one-tenth of its net profit since the declaration date of the last preceding dividend. No dividends may be paid in an amount greater than net profits then on hand less losses and bad debts.

         Under federal and state banking laws and regulations the term "net profits" means the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets, after deducting from the total thereof all current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes.

         Dividends paid to First of America by its banking subsidiaries amounted to $200.7 million in 1993 and $62.4 million during the first three months of 1994. Unless prior regulatory approval is obtained, banking regulations limit the dividends First of America's banking subsidiaries can declare during 1994 to the amount of 1994 net profits, as defined in the Federal Reserve Act, plus retained net profits for 1993 and 1992, which amounted to $157.3 million.

         MONETARY POLICY AND ECONOMIC CONDITIONS. The business of commercial banks and savings associations is affected by the monetary and fiscal policies of various regulatory agencies, including the FRB. Among the regulatory techniques available to the FRB are open market operations in United States government securities, changing the discount rate for member bank borrowings, and imposing and changing the reserve requirements applicable to bank and savings association deposits and to certain borrowings by banks, savings associations and their affiliates (including parent companies). These policies influence to a significant extent the overall growth and distribution of financial institution loans, investments, and deposits, and the interest rates charged on loans, as well as the interest rates paid on savings and time deposits.

         The monetary policies of the FRB have had a significant effect on the operating results of commercial banks and savings associations in the past and are expected to continue to do so in the future. In view of constantly changing conditions in the national economy and the money market, as well as the effect of acts by monetary and fiscal authorities, including the FRB, no definitive predictions can be made by First of America or Park Ridge as to future changes in interest rates, credit availability, or deposit levels or the effect of any such changes on First of America's or Park Ridge's operations and financial condition.

                                 OTHER MATTERS

         FEES AND EXPENSES. Park Ridge and First of America will each pay its own fees and expenses incident to the negotiation and performance of the Merger Agreement including the fees and expenses of counsel, accountants, and other experts, whether or not the Merger is consummated.

         SOURCES OF INFORMATION. All information about Park Ridge included in this Prospectus/Proxy Statement has been prepared from information furnished by Park Ridge for inclusion herein, and all information about First of America has been furnished by First of America.

                                 LEGAL MATTERS

         Legal matters in connection with the Merger, including issuance of First of America Common Stock, will be passed upon for First of America by Howard & Howard Attorneys, P.C., Kalamazoo, Michigan. J. Michael Kemp, managing partner of Howard & Howard, is a director of First of America. As of July 1, 1994, Mr. Kemp owned 29,982 shares of First of America Common Stock jointly with his spouse, 1,211 shares individually, and 276 shares in a retirement trust. Other attorneys with Howard & Howard and members of their families own shares of First of America Common Stock. Additionally, certain of Howard & Howard's attorneys and members of their families are indebted to and have other banking and trust relationships with certain of First of America's affiliate banks.



         Legal matters in connection with the Merger will be passed upon for Park Ridge by Laser, Pokorny, Schwartz, Friedman and Economos, P.C. of Chicago, Illinois. Jules M. Laser is a principal of Laser, Pokorny, Schwartz, Friedman and Economos, P.C. As of July 29, 1994, Mr. Laser owned 21,486 shares of Park Ridge Common Stock. Upon effectiveness of the Merger, shares of Park Ridge Common Stock owned by Mr. Laser will be converted into and exchanged for shares of First of America Common Stock in accordance with the Exchange Rate. See "The Merger - Consideration to be Received in the Merger".


                                    EXPERTS

         The consolidated financial statements of First of America Bank Corporation as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein and elsewhere in the registration statement have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Park Ridge at December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, contained in this Prospectus/Proxy Statement and Registration Statement have been audited by Grant Thornton, independent auditors, as set forth in their reports thereon incorporated herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
                          FIRST PARK RIDGE CORPORATION



UNAUDITED FINANCIAL STATEMENTS                                                                             Page
- ------------------------------                                                                        -------------
First Park Ridge Corporation and Subsidiaries
Consolidated Condensed Financial Statements

         Consolidated Condensed Balance Sheets as of March 31, 1994 and December 31, 1993   . . . . . . .  F-3

         Consolidated Condensed Statements of Income for the Three Months ended
         March 31, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

         Consolidated Condensed Statements of Cash Flows for the Three Months ended
         March 31, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6

         Notes to Consolidated Condensed Financial Statements   . . . . . . . . . . . . . . . . . . . . .  F-8


AUDITED FINANCIAL STATEMENTS
- ----------------------------

Financial Statements and Report of Independent Certified Public Accountants
December 31, 1993 and 1992

         Report of Independent Certified Public Accountants   . . . . . . . . . . . . . . . . . . . . . .  F-10

         Consolidated Balance Sheets as of December 31, 1993 and 1992   . . . . . . . . . . . . . . . . .  F-11

         Consolidated Statements of Income for the Years ended December 31, 1993 and 1992   . . . . . . .  F-12

         Consolidated Statement of Changes in Shareholders' Equity
         for the Two Years ended December 31, 1993 and 1992   . . . . . . . . . . . . . . . . . . . . . .  F-14

         Consolidated Statements of Cash Flows for the Years ended December 31, 1993 and 1992   . . . . .  F-15

         Notes to Consolidated Financial Statements for Years ended December 31, 1993 and 1992  . . . . .  F-17

Financial Statements and Report of Independent Certified Public Accountants
December 31, 1992 and 1991

         Report of Independent Certified Public Accountants   . . . . . . . . . . . . . . . . . . . . . .  F-34

         Consolidated Balance Sheets as of December 31, 1992 and 1991   . . . . . . . . . . . . . . . . .  F-35

         Consolidated Statements of Income for the Years ended December 31, 1992 and 1991   . . . . . . .  F-36

         Consolidated Statement of Changes in Shareholders' Equity for the Two Years
         ended December 31, 1992 and 1991 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-37

         Consolidated Statements of Cash Flows for the Years ended December 31, 1992 and 1991   . . . . .  F-38

         Notes to Consolidated Financial Statements for Years ended December 31, 1992 and 1991  . . . . .  F-39

                 FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)


                                                                                 March 31,         December 31,
        ASSETS                                                                    1994              1993
                                                                            ----------------  ----------------
Cash and due from banks . . . . . . . . . . . . . . . . . . . . . . . . . .    $  14,668,000       $ 12,805,000
Interest-bearing deposits with banks  . . . . . . . . . . . . . . . . . . .        1,779,000          1,482,000
Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          900,000          9,400,000
Investment securities available for sale  . . . . . . . . . . . . . . . . .      107,712,000        100,802,000
Investment securities held to maturity  . . . . . . . . . . . . . . . . . .        7,687,000          8,443,000

Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      181,490,000        183,165,000
Less allowance for possible loan losses . . . . . . . . . . . . . . . . . .        2,056,000          2,012,000
                                                                                ------------       ------------

           Loans, net . . . . . . . . . . . . . . . . . . . . . . . . . . .      179,434,000        181,153,000

Bank premises and equipment, net  . . . . . . . . . . . . . . . . . . . . .        4,697,000          3,859,000
Excess of cost over equity in net assets of subsidiary - net  . . . . . . .          520,000            526,000
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . .          722,000          1,000,000
Accrued interest receivable and other assets  . . . . . . . . . . . . . . .        5,204,000          3,690,000
                                                                                ------------       ------------

                                                                                $323,323,000       $323,160,000
                                                                                 -----------        -----------
                                                                                 -----------        -----------


        LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits
   Non-interest bearing . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 61,844,000       $ 66,097,000
   Interest bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . .      212,732,000        203,174,000
                                                                                 -----------        -----------

           Total deposits . . . . . . . . . . . . . . . . . . . . . . . . .      274,576,000        269,271,000

Securities sold under agreements to repurchase  . . . . . . . . . . . . . .        3,321,000          5,348,000
Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . .        1,500,000          5,500,000
Note payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4,500,000          4,500,000
Accrued interest, taxes and other liabilities . . . . . . . . . . . . . . .        1,665,000          1,643,000
                                                                                ------------       ------------

           Total liabilities  . . . . . . . . . . . . . . . . . . . . . . .      285,562,000        286,262,000

Shareholders' equity
   Common stock, no par value; authorized, 200,000 shares;
     issued and outstanding, 65,139 shares  . . . . . . . . . . . . . . . .          604,000            604,000
   Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          419,000            419,000
   Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . .       36,902,000        35,451,000
   Unrealized gain (loss) on investment securities available
     for sale   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (164,000)           424,000
                                                                               ------------      -------------

           Total shareholders' equity . . . . . . . . . . . . . . . . . . .       37,761,000         36,898,000
                                                                                 -----------       ------------
                                                                                $323,323,000       $323,160,000
                                                                                 -----------        -----------
                                                                                 -----------        -----------





The accompanying notes are an integral part of these statements.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31,
(UNAUDITED)


                                                                                    1994               1993
                                                                                ------------       ------------
Interest income
   Interest and fees on loans . . . . . . . . . . . . . . . . . . . . . . .       $3,728,000        $3,757,000
   Investment securities  . . . . . . . . . . . . . . . . . . . . . . . . .        1,383,000         1,634,000
   Federal funds sold and deposits with banks . . . . . . . . . . . . . . .           38,000            33,000
                                                                                  ----------        ----------

        Total interest income . . . . . . . . . . . . . . . . . . . . . . .        5,149,000         5,424,000

Interest expense
   Savings deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . .          463,000           500,000
   Money market and NOW accounts  . . . . . . . . . . . . . . . . . . . . .          466,000           472,000
   Time deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          420,000           534,000
   Securities sold under agreements to repurchase . . . . . . . . . . . . .           47,000            50,000
   Note payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           70,000            58,000
                                                                                  ----------        ----------

        Total interest expense  . . . . . . . . . . . . . . . . . . . . . .        1,466,000         1,614,000
                                                                                   ---------         ---------

        Net interest income . . . . . . . . . . . . . . . . . . . . . . . .        3,683,000         3,810,000

Provision for possible loan losses  . . . . . . . . . . . . . . . . . . . .           60,000            60,000
                                                                                  ----------        ----------

        Net interest income after provision for possible loan losses  . . .        3,623,000         3,750,000

Other income
   Service charges on deposit accounts  . . . . . . . . . . . . . . . . . .          275,000           239,000
   Other operating income . . . . . . . . . . . . . . . . . . . . . . . . .          518,000           528,000
   Net investment securities gains (losses) . . . . . . . . . . . . . . . .           61,000           (11,000)
                                                                                  ----------        ----------

        Total other income  . . . . . . . . . . . . . . . . . . . . . . . .          854,000           756,000

Other expenses
   Salaries and employee benefits . . . . . . . . . . . . . . . . . . . . .        1,316,000         1,253,000
   Occupancy and equipment expense  . . . . . . . . . . . . . . . . . . . .          346,000           325,000
   Other operating expenses . . . . . . . . . . . . . . . . . . . . . . . .          681,000           764,000
                                                                                   ---------         ---------

        Total other expenses  . . . . . . . . . . . . . . . . . . . . . . .        2,343,000         2,342,000
                                                                                   ---------         ---------


FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME - CONTINUED
FOR THE THREE MONTHS ENDED MARCH 31,
(UNAUDITED)


                                                                                    1994               1993
                                                                                ------------       ------------
        Income before income taxes and cumulative effect of
          change in accounting principle  . . . . . . . . . . . . . . . . .       $2,134,000        $2,164,000

Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          683,000           687,000
                                                                                   ---------         ---------

Income before cumulative effect of change in
   accounting principle . . . . . . . . . . . . . . . . . . . . . . . . . .        1,451,000         1,477,000

Cumulative effect of change in accounting for income taxes  . . . . . . . .              -             140,000
                                                                               -------------         ---------

        NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $1,451,000        $1,617,000
                                                                                   ---------         ---------
                                                                                   ---------         ---------

Earnings per share before cumulative effect of change in
   accounting principle . . . . . . . . . . . . . . . . . . . . . . . . . .           $22.28            $21.32

Cumulative effect of change in accounting for income taxes  . . . . . . . .              -                2.02
                                                                                    --------             -----

     Earnings per share   . . . . . . . . . . . . . . . . . . . . . . . . .           $22.28            $23.34
                                                                                       -----             -----
                                                                                       -----             -----

Weighted average common stock outstanding . . . . . . . . . . . . . . . . .           65,139            69,285
                                                                                      ------            ------
                                                                                      ------            ------


The accompanying notes are an integral part of these statements.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31,
(UNAUDITED)


                                                                                    1994               1993
                                                                                ------------        -----------
Cash flows from operating activities:
   Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  1,451,000       $  1,617,000
   Adjustments to reconcile net income to net cash provided by operating activities
        Depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . .          141,000            135,000
        Provision for possible loan losses  . . . . . . . . . . . . . . . .           60,000             60,000
        Net investment securities (gains) losses  . . . . . . . . . . . . .          (61,000)            11,000
        Gain on sales of other real estate  . . . . . . . . . . . . . . . .          (34,000)               -
        Amortization of excess of cost over equity in net assets
          of subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . .            6,000              6,000
        Cumulative effect of change in accounting for income taxes  . . . .              -             (140,000)
        Changes in assets and liabilities
          Increase in accrued interest receivable and other assets  . . . .       (1,514,000)          (349,000)
          Decrease in accrued interest, taxes and other liabilities   . . .           23,000            283,000
                                                                                ------------        -----------

             Total adjustments  . . . . . . . . . . . . . . . . . . . . . .       (1,379,000)             6,000
                                                                                 -----------        ------------

             Net cash provided by operating activities  . . . . . . . . . .           72,000          1,623,000

Cash flows from investing activities:
   Net increase (decrease) in interest-bearing deposits with banks  . . . .         (297,000)            99,000
   Proceeds from sales and maturities of investment securities  . . . . . .       27,115,000         19,036,000
   Purchase of investment securities  . . . . . . . . . . . . . . . . . . .      (33,796,000)       (17,576,000)
   Net decrease in loans  . . . . . . . . . . . . . . . . . . . . . . . . .        1,909,000          1,219,000
   Additions to bank premises and equipment . . . . . . . . . . . . . . . .         (979,000)           (91,000)
   Proceeds from sales of other real estate owned . . . . . . . . . . . . .           62,000                -
                                                                                -------------       ------------

             Net cash used in investing activities  . . . . . . . . . . . .       (5,986,000)         2,687,000


FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS - CONTINUED
FOR THE THREE MONTHS ENDED MARCH 31,
(UNAUDITED)


                                                                                    1994               1993
                                                                                 -----------       ------------
Cash flows from financing activities:
   Net increase (decrease) in deposits  . . . . . . . . . . . . . . . . . .    $   5,304,000     $    (499,000)
   Net decrease in securities sold under agreements to repurchase . . . . .       (2,027,000)       (1,144,000)
   Net decrease in note payable . . . . . . . . . . . . . . . . . . . . . .              -          (3,000,000)
   Purchase of treasury stock . . . . . . . . . . . . . . . . . . . . . . .              -             (20,000)
   Decrease in federal funds purchased  . . . . . . . . . . . . . . . . . .       (4,000,000)               -
                                                                                 -----------        -----------

             Net cash used in financing activities  . . . . . . . . . . . .         (723,000)       (4,663,000)
                                                                                 -----------        ----------

             Net decrease in cash and cash equivalents  . . . . . . . . . .       (6,637,000)         (353,000)

Cash and cash equivalents, beginning of year  . . . . . . . . . . . . . . .       22,205,000        18,237,000
                                                                                 -----------       -----------

Cash and cash equivalents, end of year  . . . . . . . . . . . . . . . . . .     $ 15,568,000      $ 17,884,000
                                                                                 -----------       -----------
                                                                                 -----------       -----------

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
     Interest     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  1,396,000      $  1,556,000
     Income taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          520,000           100,000

Supplemental disclosure of non-cash investing activities:
   Transfer of loans to other real estate owned, net  . . . . . . . . . . .              -             278,000
   Loans extended for sale of other real estate owned . . . . . . . . . . .          250,000               -
   Unrealized gain on investment securities available for sale  . . . . . .         (588,000)              -





The accompanying notes are an integral part of these statements.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 1994 AND 1993
(UNAUDITED)


NOTE A

The unaudited interim financial statements of First Park Ridge Corporation and Subsidiaries (the "Company") have been prepared in conformity with generally accepted accounting principles and reporting practices. The more significant policies are incorporated in the Notes to the Consolidated Financial Statements elsewhere in the Proxy Statement and should be read in conjunction herewith.

In the opinion of management, all adjustments necessary for fair presentation of the financial position and the results of operations for the interim periods have been made. The results of operations for the interim periods are not necessarily indicative of the results of operations expected for the year.


NOTE B

In connection with the proposed Agreement and Plan of Merger, as discussed elsewhere in the Proxy Statement, certain expenses are anticipated to be incurred at closing. Various legal fees and fees to the Company's Financial Advisor will be due and payable at closing.


NOTE C

In March, 1994 the Company obtained permission from the Illinois Commissioner of Banks to establish a new subsidiary bank, First Star Bank of Gurnee, in Gurnee, Illinois. Management anticipates that the Bank will open for business during June, 1994.

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                 FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
                           DECEMBER 31, 1993 AND 1992

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
First Park Ridge Corporation

We have audited the accompanying consolidated balance sheets of First Park Ridge Corporation and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1993. These financial statements are the responsibility of the management of First Park Ridge Corporation. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Park Ridge Corporation and Subsidiaries as of December 31, 1993 and 1992, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in notes B and F to the consolidated financial statements, the Company changed its method of accounting for investment securities and income taxes in 1993.





Chicago, Illinois                                    /s/ Grant Thornton
March 4, 1994 (except for note M,                    -------------------------
as to which the date is April 15, 1994)                  Grant Thornton

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,


     ASSETS                                                                        1993               1992
                                                                              --------------     --------------

Cash and due from banks . . . . . . . . . . . . . . . . . . . . . . . . . .    $  12,805,433       $ 14,136,911
Interest-bearing deposits in other banks  . . . . . . . . . . . . . . . . .        1,482,000            582,000
Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9,400,000          4,100,000
Investment securities available for sale (note B) . . . . . . . . . . . . .      100,801,588               -
Investment securities held to maturity (note C) . . . . . . . . . . . . . .        8,443,497        112,100,205

Loans (note D)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      183,164,714        172,124,615
Less allowance for possible loan losses (note D)  . . . . . . . . . . . . .        2,012,291          1,748,840
                                                                               -------------      -------------
           Loans, net . . . . . . . . . . . . . . . . . . . . . . . . . . .      181,152,423        170,375,775

Bank premises and equipment, net (note E) . . . . . . . . . . . . . . . . .        3,859,473          4,121,312
Accrued interest receivable . . . . . . . . . . . . . . . . . . . . . . . .        3,288,946          3,126,428
Excess of cost over equity in net assets of subsidiary - net  . . . . . . .          526,508            548,426
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . .          999,807          2,215,065
Other assets (note F) . . . . . . . . . . . . . . . . . . . . . . . . . . .          399,909            589,686
                                                                              --------------     --------------

                                                                                $323,159,584       $311,895,808
                                                                                 -----------        -----------
                                                                                 -----------        -----------


     LIABILITIES AND SHAREHOLDERS' EQUITY                                           1993             1992
                                                                                ------------   ---------------
Deposits
   Demand deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  66,096,545      $  59,219,118
   Savings deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73,312,844         63,032,943
   Money market and NOW accounts  . . . . . . . . . . . . . . . . . . . . .       79,410,912         76,406,711
   Time deposits, $100,000 and over . . . . . . . . . . . . . . . . . . . .       11,568,325         14,471,015
   Other time deposits  . . . . . . . . . . . . . . . . . . . . . . . . . .       38,882,447         41,453,620
                                                                                ------------       ------------
           Total deposits . . . . . . . . . . . . . . . . . . . . . . . . .      269,271,073        254,583,407

Securities sold under agreements to repurchase  . . . . . . . . . . . . . .        5,347,987         18,002,514
Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . .        5,500,000               -
Note payable (note G) . . . . . . . . . . . . . . . . . . . . . . . . . . .        4,500,000          4,795,916
Accrued interest, taxes and other liabilities . . . . . . . . . . . . . . .        1,642,496          1,744,903
                                                                               -------------      -------------
           Total liabilities  . . . . . . . . . . . . . . . . . . . . . . .      286,261,556        279,126,740

Commitments and contingent liabilities (notes H and I)  . . . . . . . . . .              -                 -

Shareholders' equity
   Common stock, no par value; authorized, 200,000 shares;
     issued and outstanding, 65,139 shares and 69,310 shares,
     respectively   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          604,046            642,725
   Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          418,763            445,578
   Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . .       35,451,583         31,680,765
   Unrealized gain on investment securities available for sale  . . . . . .          423,636                -
                                                                               -------------       ------------
           Total shareholders' equity . . . . . . . . . . . . . . . . . . .       36,898,028         32,769,068
                                                                                ------------       ------------
                                                                                $323,159,584       $311,895,808
                                                                                 -----------        -----------
                                                                                 -----------        -----------





The accompanying notes are an integral part of these statements.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31,


                                                                                   1993              1992
                                                                              --------------   ---------------
Interest income
   Interest and fees on loans . . . . . . . . . . . . . . . . . . . . . . .      $15,844,564        $15,653,481
   Investment securities
     U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4,764,022          4,456,134
     U.S. government agency   . . . . . . . . . . . . . . . . . . . . . . .          516,599          1,823,467
     States and political subdivisions  . . . . . . . . . . . . . . . . . .          796,610          1,165,559
     Collateralized mortgage obligations  . . . . . . . . . . . . . . . . .          100,264            160,980
     Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11,083             13,155
   Federal funds sold and deposits in other banks . . . . . . . . . . . . .          178,314            450,225
                                                                                ------------       ------------

           Total interest income  . . . . . . . . . . . . . . . . . . . . .       22,211,456         23,723,001

Interest expense
   Savings deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,031,783          2,092,357
   Money market and NOW accounts  . . . . . . . . . . . . . . . . . . . . .        1,956,680          2,491,371
   Time deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,977,811          3,240,711
   Securities sold under agreements to repurchase and Federal
     funds purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . .          265,046            245,017
   Note payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          215,581            241,953
                                                                                ------------       ------------

           Total interest expense . . . . . . . . . . . . . . . . . . . . .        6,446,901          8,311,409
                                                                                 -----------        -----------

           Net interest income  . . . . . . . . . . . . . . . . . . . . . .       15,764,555         15,411,592

Provision for loan losses (note D)  . . . . . . . . . . . . . . . . . . . .          280,000            510,000
                                                                                ------------       ------------

           Net interest income after provision for loan losses  . . . . . .       15,484,555         14,901,592

Other income
   Service charges on deposit accounts  . . . . . . . . . . . . . . . . . .        1,059,237          1,032,941
   Credit card processing fees  . . . . . . . . . . . . . . . . . . . . . .        1,116,710            895,901
   Other operating income . . . . . . . . . . . . . . . . . . . . . . . . .          714,423            593,823
   Net investment securities gains (losses) . . . . . . . . . . . . . . . .           17,631            (86,982)
                                                                               -------------       ------------

           Total other income . . . . . . . . . . . . . . . . . . . . . . .        2,908,001          2,435,683


FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - CONTINUED
YEARS ENDED DECEMBER 31,


                                                                                   1993               1992
                                                                              --------------     --------------
Other expenses
   Salaries and employee benefits . . . . . . . . . . . . . . . . . . . . .     $  5,475,220       $  5,221,139
   Occupancy expense  . . . . . . . . . . . . . . . . . . . . . . . . . . .          714,446            672,492
   Equipment expense  . . . . . . . . . . . . . . . . . . . . . . . . . . .          575,570            531,957
   FDIC insurance premiums  . . . . . . . . . . . . . . . . . . . . . . . .          590,413            580,027
   Professional fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .          306,647            437,622
   Other operating expenses . . . . . . . . . . . . . . . . . . . . . . . .        1,713,475          1,512,091
                                                                                 -----------        -----------

           Total other expenses . . . . . . . . . . . . . . . . . . . . . .        9,375,771          8,955,328
                                                                                 -----------        -----------

           Income before income taxes and cumulative
              effect of change in accounting principle  . . . . . . . . . .        9,016,785          8,381,947

Income taxes (note F) . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,902,961          2,597,238
                                                                                 -----------        -----------

Income before cumulative effect of change in
   accounting principle . . . . . . . . . . . . . . . . . . . . . . . . . .        6,113,824          5,784,709

Cumulative effect of change in accounting for income taxes
   (note F)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          140,000                -
                                                                                ------------     --------------

           NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  6,253,824       $  5,784,709
                                                                                 -----------        -----------
                                                                                 -----------        -----------

Earnings per share before cumulative effect of change
   in accounting principle  . . . . . . . . . . . . . . . . . . . . . . . .           $90.87            $79.73

Cumulative effect of change in accounting for income taxes  . . . . . . . .             2.08              -
                                                                                      ------         ---------

        Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . .           $92.95            $79.73
                                                                                       -----             -----
                                                                                       -----             -----

Weighted average number of common shares outstanding  . . . . . . . . . . .           67,280            72,556
                                                                                      ------            ------
                                                                                      ------            ------





The accompanying notes are an integral part of these statements.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN
SHAREHOLDERS' EQUITY
TWO YEARS ENDED DECEMBER 31, 1993


                                                                                          Unrealized
                                                                                           gain on
                                                                                          investment
                                                                                          securities         Total
                                            Common                         Retained       available       shareholders'
                                            stock          Surplus         earnings        for sale          equity
                                          ----------     -----------     ------------   --------------   ---------------
Balance, January 1, 1992  . . . . . .       $688,905        $477,593      $28,440,661   $          -         $29,607,159

Net income for the year . . . . . . .            -               -          5,784,709              -           5,784,709

Purchase and retirement of 4,980
   shares of treasury stock . . . . .        (46,180)        (32,015)      (2,544,605)             -          (2,622,800)
                                             -------         -------       ----------          -------        ----------

Balance, December 31, 1992  . . . . .        642,725         445,578       31,680,765              -          32,769,068

Net income for the year . . . . . . .            -               -          6,253,824              -           6,253,824

Purchase and retirement of 4,171
   shares of treasury stock . . . . .        (38,679)        (26,815)      (2,483,006)             -          (2,548,500)

Unrealized gain on investment
   securities available for sale
   (net of deferred tax)  . . . . . .            -               -                -            423,636           423,636
                                             -------         -------       ----------          -------        ----------

Balance, December 31, 1993  . . . . .       $604,046        $418,763      $35,451,583         $423,636       $36,898,028
                                             -------         -------       ----------          -------        ----------
                                             -------         -------       ----------          -------        ----------


FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31,


                                                                                   1993               1992
                                                                              --------------     --------------
Cash flows from operating activities:
   Net income     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  6,253,824     $   5,784,709
   Adjustments to reconcile net income to
     net cash provided by operating activities
        Depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . .          569,153           490,933
        Provision for possible loan losses  . . . . . . . . . . . . . . . .          280,000           510,000
        Cumulative effect of change in accounting
           for income taxes . . . . . . . . . . . . . . . . . . . . . . . .         (140,000)               -
        Net investment securities (gains) losses  . . . . . . . . . . . . .          (17,631)           86,982
        Gain on sales of other real estate owned, net   . . . . . . . . . .         (204,171)         (206,071)
        Gain on sale of bank premises and equipment   . . . . . . . . . . .               -             (1,000)
        Amortization of excess of cost over equity
           in net assets of subsidiary  . . . . . . . . . . . . . . . . . .           21,917            21,917
        Deferred income taxes   . . . . . . . . . . . . . . . . . . . . . .           50,514            44,231
        Changes in assets and liabilities
           Increase in accrued interest receivable  . . . . . . . . . . . .         (162,518)         (368,630)
           Decrease in other assets . . . . . . . . . . . . . . . . . . . .          279,263           276,349
           Decrease in accrued interest, taxes
              and other liabilities . . . . . . . . . . . . . . . . . . . .         (320,645)         (141,436)
                                                                                ------------       ------------

                Total adjustments   . . . . . . . . . . . . . . . . . . . .          355,882           713,275
                                                                                ------------       ------------

                Net cash provided by operating activities   . . . . . . . .        6,609,706         6,497,984

Cash flows from investing activities:
   Net increase in interest-bearing deposits with banks . . . . . . . . . .         (900,000)          (89,000)
   Proceeds from sales and maturities of investment securities  . . . . . .       46,654,670        41,825,763
   Purchase of investment securities  . . . . . . . . . . . . . . . . . . .      (43,140,045)      (53,116,950)
   Net increase in loans  . . . . . . . . . . . . . . . . . . . . . . . . .       (9,659,756)       (8,305,264)
   Additions to bank premises and equipment . . . . . . . . . . . . . . . .         (307,313)         (802,940)
   Proceeds from sale of bank premises and equipment  . . . . . . . . . . .               -              1,000
   Additions to other real estate owned . . . . . . . . . . . . . . . . . .               -            (20,466)
   Net proceeds from sales of other real estate owned . . . . . . . . . . .           22,537         2,813,634
                                                                                ------------       ------------

                Net cash used in investing activities   . . . . . . . . . .       (7,329,907)      (17,694,223)





The accompanying notes are an integral part of these statements.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
YEARS ENDED DECEMBER 31,


                                                                                   1993               1992
                                                                              --------------     --------------
Cash flows from financing activities:
   Net increase in deposits . . . . . . . . . . . . . . . . . . . . . . . .     $14,687,666       $ 11,821,046
   Net decrease in securities sold under
     agreements to repurchase   . . . . . . . . . . . . . . . . . . . . . .     (12,654,527)          (853,906)
   Net (decrease) increase in note payable  . . . . . . . . . . . . . . . .        (295,916)           822,800
   Purchase of treasury stock . . . . . . . . . . . . . . . . . . . . . . .      (2,548,500)        (2,622,800)
   Increase in federal funds purchased  . . . . . . . . . . . . . . . . . .       5,500,000                -
                                                                                 -----------  -----------------

              Net cash provided by financing activities . . . . . . . . . .       4,688,723          9,167,140
                                                                                 -----------       ------------

              Net increase (decrease) in cash and cash
                equivalents   . . . . . . . . . . . . . . . . . . . . . . .       3,968,522         (2,029,099)

Cash and cash equivalents, beginning of year  . . . . . . . . . . . . . . .      18,236,911         20,266,010
                                                                                  ----------       -----------

Cash and cash equivalents, end of year  . . . . . . . . . . . . . . . . . .     $22,205,433       $ 18,236,911
                                                                                 ----------        -----------

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
     Interest     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 6,477,609       $  8,619,650
     Income taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3,032,000          2,600,000

Supplemental disclosure of non-cash investing activities:
     Transfer of loans to other real estate owned   . . . . . . . . . . . .     $   278,108       $    400,653
     Loans extended for sale of other real estate owned   . . . . . . . . .       1,675,000                 -
     Unrealized gain on investment securities
        available for sale  . . . . . . . . . . . . . . . . . . . . . . . .         641,872                 -





The accompanying notes are an integral part of these statements.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1993 AND 1992


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Park Ridge Corporation (the "Company") and its consolidated subsidiaries conform to generally accepted accounting principles and general practice within the banking industry. The following is a summary of the more significant of these policies.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, First State Bank and Trust Company of Park Ridge and Bank of Buffalo Grove (the "Banks"). All significant intercompany accounts and transactions have been eliminated.

Investment Securities

At December 31, 1993, investment securities available for sale are stated at market value, with the unrealized gains or losses, net of deferred income taxes, shown as a component of stockholders' equity in accordance with Statement of Financial Accounting Standards No. 115. Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

Investment securities held to maturity are those investment securities which the Banks have the ability and intent to hold to maturity. These securities are stated at cost, adjusted for amortization of premium and accretion of discounts, which are recognized as adjustments to interest income over the life of the investment.

Loans

Loans are stated net of unearned discount and deferred loan origination fees. Unearned discount on installment loans is recognized as interest income over the terms of the loans, using methods which approximate the interest method. Loan origination fees, net of direct loan origination costs, are being deferred and amortized as an adjustment of the loan's yield over the loan's contractual life. Interest on other loans is accrued on the principal amount outstanding during the period.

Loans are placed on a nonaccrual (cash) basis for recognition of interest income when, in the opinion of management, there is reasonable doubt as to the collectibility of interest. Nonaccrual loans are returned to an accrual status when, in the opinion of management, there is no longer any reasonable doubt as to the timely payment of principal or interest.

Allowance for Possible Loan Losses

The allowance for possible loan losses is maintained through a provision for possible loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb possible losses on loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations which take into consideration such factors as the risks inherent in the loan portfolio, current and prospective economic conditions that may affect the borrowers' ability to pay, and such other factors that, in management's judgment, deserve recognition in estimating loan losses.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation and amortization. For financial reporting purposes, depreciation and amortization are charged to operating expense by the straight-line method over the estimated useful lives of the related assets. Accelerated depreciation methods are used for income tax purposes.

Excess of Cost Over Equity in Net Assets of Subsidiary

Excess of cost over equity in net assets of subsidiary is being amortized using the straight-line method over a period of thirty-five years.

Other Real Estate Owned

Other real estate owned acquired through foreclosure is stated at the lower of cost or fair market value, based on appraised values. Subsequent declines in estimated market value and costs incurred in the ownership and maintenance of the properties are recognized as expense when incurred.

Income Taxes

The Company files a consolidated Federal income tax return with its subsidiaries. The subsidiaries provide for income taxes on a separate return basis and remit to the Company amounts determined to be currently payable. The provision for income taxes is based upon reported income and expense, adjusted for differences that do not enter into the computation of taxes payable under applicable income tax laws.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases at enacted tax rates which would apply in the period the taxes became payable.

Statement of Cash Flows

Cash and due from banks and Federal funds sold are treated as cash and cash equivalents in the Consolidated Statement of Cash Flows. Generally, Federal funds are sold for one-day periods.

Reclassifications

Certain reclassifications were made to the 1992 consolidated financial statements to conform to the current year's presentation.

NOTE B - INVESTMENT SECURITIES AVAILABLE FOR SALE

As of December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Instruments." This standard requires the Company to designate its investment securities as held to maturity, trading or available for sale. Investment securities held to maturity are accounted for at amortized cost, and management must express a positive intent to hold these securities to maturity (note C). Available for sale securities are those that management designates as available to be sold in

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE B - INVESTMENT SECURITIES AVAILABLE FOR SALE - CONTINUED

response to changes in market interest rates or liquidity needs. The Bank does not invest in trading securities. Available for sale securities are accounted for at estimated fair value with the unrealized gain or loss shown, net of deferred income taxes, as a separate component of shareholders' equity. The effect of this accounting change is to be applied as of December 31, 1993 and prospectively; therefore, there is no restatement of prior year investments or cumulative effect of a change in accounting principle for prior year income.

At December 31, 1993, investment securities available for sale consist of the following:

                                                                     Gross           Gross        Estimated
                                                  Amortized        unrealized      unrealized       fair
                                                   cost              gains           losses        value
                                             ---------------    -------------    -----------------------------
U.S. Treasury . . . . . . . . . . . . . .      $  93,004,874         $492,997     $       -       $  93,497,871
U.S. government agency  . . . . . . . . .          5,511,724           99,928          13,609         5,598,043
Collateralized mortgage
     obligations  . . . . . . . . . . . .          1,582,318            6,768             162         1,588,924
Other . . . . . . . . . . . . . . . . . .             60,800           55,950             -             116,750
                                             ---------------         --------      ----------    --------------


Total investment securities . . . . . . .       $100,159,716         $655,643         $13,771      $100,801,588
                                                 -----------          -------          ------       -----------
                                                 -----------          -------          ------       -----------


The amortized cost and estimated fair values of investment securities available for sale at December 31, 1993, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                   Estimated
                                                                                    Amortized        fair
                                                                                      cost          value
                                                                                --------------  ---------------
Within one year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  50,271,239    $  50,645,774
One to five years . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         42,893,022       43,011,649
                                                                                  ------------     ------------

                                                                                    93,164,261      93,657,423

Collateralized mortgage obligations and mortgage-
     backed securities  . . . . . . . . . . . . . . . . . . . . . . . . . .          6,995,455        7,144,165
                                                                                 -------------    -------------

Total investment securities . . . . . . . . . . . . . . . . . . . . . . . .       $100,159,716     $100,801,588
                                                                                   -----------      -----------
                                                                                   -----------      -----------

Investment securities available for sale, with amortized cost of approximately $22,400,000, were pledged to secure certain deposits and for purposes as required for or permitted by law.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE C - INVESTMENT SECURITIES HELD TO MATURITY

The carrying value (amortized cost), estimated fair value and gross unrealized gains and losses of investment securities held to maturity at December 31, 1993 and 1992 are summarized as follows:

                                                                     Gross           Gross        Estimated
                                                 Amortized         unrealized      unrealized       fair
December 31, 1993                                  cost              gains           losses        value
- -----------------                           ---------------     -------------    -----------------------------
States and political subdivisions . . . .      $  8,443,497        $  172,562       $   8,059      $  8,608,000
                                                  ---------           -------          ------         ---------
                                                  ---------           -------          ------         ---------

December 31, 1992
- -----------------

U.S. Treasury . . . . . . . . . . . . . .      $ 83,045,345        $1,047,850       $ (97,195)     $ 83,996,000
U.S. government agency  . . . . . . . . .        14,620,977           146,613         (57,590)       14,710,000
States and political subdivisions . . . .        11,226,571           148,092         (22,663)       11,352,000
Collateralized mortgage
     obligations  . . . . . . . . . . . .         3,045,462             5,252            (714)        3,050,000
Other . . . . . . . . . . . . . . . . . .           161,850            92,150               -           254,000
                                              --------------      -----------   --------------   --------------

Total investment securities . . . . . . .      $112,100,205        $1,439,957       $(178,162)     $113,362,000
                                                -----------         ---------        --------       -----------
                                                -----------         ---------        --------       -----------


The amortized cost and estimated fair values of investment securities, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                       December 31, 1993
                                                                                -------------------------------
                                                                                                  Estimated
                                                                                    Amortized       fair
                                                                                      cost         value
                                                                                 ------------------------------
Within one year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $1,223,579       $1,238,295
One to five years . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5,949,210        6,096,572
Six to ten years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             99,439          109,907
After ten years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,171,269        1,163,226
                                                                                     ---------        ---------

Total investment securities . . . . . . . . . . . . . . . . . . . . . . . .         $8,443,497       $8,608,000
                                                                                     ---------        ---------
                                                                                     ---------        ---------


Proceeds from sales and calls of investment securities during 1993 and 1992, respectively, were approximately $10,348,000 and $6,014,000. Gross gains of $82,027 and $81,880 and gross losses of $64,396 and $168,862 were realized on those sales and calls in 1993 and 1992, respectively.

Investment securities held to maturity with amortized cost of approximately $1,215,000 and $33,535,000 at December 31, 1993 and 1992, respectively, were pledged to secure certain deposits and for other purposes as required or permitted by law.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE D - LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

A summary of loans by major category is as follows:

                                                                                         December 31,
                                                                              -----------------------------------
                                                                                   1993               1992
                                                                              --------------     --------------
Commercial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  65,479,629      $  59,660,542
Commercial real estate mortgage . . . . . . . . . . . . . . . . . . . . . .       55,346,200         54,710,304
Residential real estate mortgage  . . . . . . . . . . . . . . . . . . . . .       54,398,345         51,576,820
Consumer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7,687,996          6,503,465
Overdrafts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          929,247            497,135
                                                                              --------------     --------------

                                                                                 183,841,417        172,948,266

Less:
   Unearned discount  . . . . . . . . . . . . . . . . . . . . . . . . . . .           41,951            137,395
   Deferred loan origination fees . . . . . . . . . . . . . . . . . . . . .          634,752            686,256
                                                                              --------------     --------------

Total loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 183,164,714      $ 172,124,615
                                                                                 -----------        -----------
                                                                                 -----------        -----------


The Banks grant commercial loans, commercial and residential real estate mortgages, and consumer loans to customers in the Chicago metropolitan area. Although the Banks have diversified portfolios, exposure to credit loss can be adversely impacted by downturns in local economic conditions.

The principal balances of nonaccrual loans outstanding at December 31, 1993 and 1992 were approximately $1,088,000 and $1,559,000, respectively. The effect on interest income attributable to these loans was approximately $40,000 and $235,000 for 1993 and 1992, respectively.

Loans to directors, officers and their related interests approximated $4,022,000 and $4,716,000 at December 31, 1993 and 1992, respectively. During 1993, new loans totaled $1,153,000 and repayments totaled $1,847,000. In the opinion of management, these loans were made in the normal course of business and do not involve more than a normal risk of collectibility.

Changes in the allowance for possible loan losses for the years ended December 31 were as follows:

                                                                                   1993               1992
                                                                              --------------     --------------
Balance, beginning of year  . . . . . . . . . . . . . . . . . . . . . . . .       $1,748,840        $1,804,768
Provision charged to operating expense  . . . . . . . . . . . . . . . . . .          280,000           510,000
Recoveries on loans previously charged off  . . . . . . . . . . . . . . . .           13,043            89,128
Loans charged off . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (29,592)         (655,056)
                                                                                 -----------         ---------

Balance, end of year  . . . . . . . . . . . . . . . . . . . . . . . . . . .       $2,012,291        $1,748,840
                                                                                   ---------         ---------
                                                                                   ---------         ---------

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE E - BANK PREMISES AND EQUIPMENT

Bank premises and equipment consist of the following:

                                                                                         December 31,
                                                                                -------------------------------
                                                                                    1993               1992
                                                                                 -----------        -----------
Land and improvements . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  840,484        $  840,484
Buildings and leasehold improvements  . . . . . . . . . . . . . . . . . . .        3,854,162         3,834,737
Furniture and equipment . . . . . . . . . . . . . . . . . . . . . . . . . .        4,750,830         4,462,942
                                                                                   ---------         ---------

        Total cost  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9,445,476         9,138,163

Less accumulated depreciation and amortization  . . . . . . . . . . . . . .        5,586,003         5,016,851
                                                                                   ---------         ---------

Total bank premises and equipment, net  . . . . . . . . . . . . . . . . . .       $3,859,473        $4,121,312
                                                                                   ---------         ---------
                                                                                   ---------         ---------


NOTE F - INCOME TAXES

The components of income tax provision for the years ended December 31 are as follows:

                                                                                   1993               1992
                                                                              --------------     --------------
Current provision
   Federal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $2,828,840        $2,375,224
   State  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          124,635           177,783
                                                                                  ----------        ----------

                                                                                   2,953,475         2,553,007

Deferred income tax (benefit) provision . . . . . . . . . . . . . . . . . .          (50,514)           44,231
                                                                                 -----------       -----------

Total income tax provision  . . . . . . . . . . . . . . . . . . . . . . . .       $2,902,961        $2,597,238
                                                                                   ---------         ---------
                                                                                   ---------         ---------



On January 1, 1993, the Company changed its method of accounting for income taxes from Accounting Principles Board Opinion No. 11 (APB 11) to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). The adoption of SFAS 109 changes the Company's method of accounting for income taxes from the deferred method to an asset and liability approach. Previously, the Company recognized the tax effects of timing differences between financial reporting and taxable income using rates in effect when the differences arose. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities using tax rates in effect when the differences become payable. As allowed under the provisions of SFAS 109, prior year's financial statements were not restated, and the amounts shown for 1992 reflect accounting for income taxes under APB 11.

As a result of the adoption of SFAS 109, the Company recorded net deferred tax assets of $364,914 as of January 1, 1993, reflecting the tax benefits of net future tax deductions and carryforwards. SFAS 109 requires a valuation

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE F - INCOME TAXES - CONTINUED

reserve to be set up if it is "more likely than not" that realization of the tax benefits will not occur. At December 31, 1993, the Company believes that it is more likely than not that the realization of tax benefits will occur, and, therefore, no valuation reserve has been established.

The cumulative effect of adopting SFAS No. 109 was an increase in income of $140,000 and is reported in the Statement of Income for the year ended December 31, 1993.

At December 31, 1993, significant components of the net deferred tax balances included in other assets are as follows:

Deferred tax assets:
   Provision for possible loan loss . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $ 475,115
   Deferred loan fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             59,640
                                                                                                     ---------

       Total deferred tax assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            534,755

Deferred tax liabilities:
   Unrealized gain on investments available for sale  . . . . . . . . . . . . . . . . . . .           (218,236)
   Accretion of discount on investment securities . . . . . . . . . . . . . . . . . . . . .            (28,710)
   Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (90,617)
                                                                                                       -------

       Total deferred tax liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . .           (337,563)
                                                                                                      --------

Net deferred tax asset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $ 197,192
                                                                                                      --------
                                                                                                      --------


The sources of timing differences for the year ended December 31, 1992 resulting in deferred income taxes and the income tax effect of each are as follows:

Accretion of discount on investment securities  . . . . . . . . . . . . . . . . . . . . . .           $ (2,616)
Depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              8,577
Provision for possible loan losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1,913
Deferred loan fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             36,357
                                                                                                        ------

Deferred (benefit) provision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $44,231
                                                                                                        ------
                                                                                                        ------

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE F - INCOME TAXES - CONTINUED

Income tax expense was less than the amount computed by applying the Federal statutory rate of 34% for each of the years ended December 31 because of the following:

                                                                                     1993             1992
                                                                                --------------   --------------
Tax expense at statutory rate . . . . . . . . . . . . . . . . . . . . . . .         $3,065,708      $2,849,862
Increase (decrease) in taxes resulting from:
   Tax-exempt interest  . . . . . . . . . . . . . . . . . . . . . . . . . .           (262,026)       (377,257)
   State income taxes, net of applicable Federal income tax
       benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             71,990          81,281
   Nondeductible amortization . . . . . . . . . . . . . . . . . . . . . . .              7,452           7,452
   Other, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             19,837          35,900
                                                                                   -----------     -----------

Total income tax provision  . . . . . . . . . . . . . . . . . . . . . . . .         $2,902,961      $2,597,238
                                                                                     ---------       ---------
                                                                                     ---------       ---------



NOTE G - NOTE PAYABLE

The note payable is collateralized by the common stock of the Company's subsidiaries. The note matures on May 28, 1994 and bears interest at the prime rate of the lending bank (6.0% at December 31, 1993) plus 1%. Principal and interest are payable at maturity, and the note is renewable every six months.



NOTE H - EMPLOYEE PROFIT-SHARING PLANS

Substantially all full-time employees of both subsidiary banks are covered by separate, noncontributory defined contribution profit-sharing plans. The Banks' contributions are determined annually at the discretion of the Board of Directors. Aggregate contributions to the plans totaled $125,000 and $121,000 for the years ended December 31, 1993 and 1992, respectively.




NOTE I - COMMITMENTS AND CONTINGENT LIABILITIES

Financial Instruments

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and stand-by letters of credit. These instruments involve elements of credit risk in excess of the amounts recognized in the balance sheets. The contract amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE I - COMMITMENTS AND CONTINGENT LIABILITIES - CONTINUED

The Company's exposure to credit loss, in the event of non-performance by the other party to the financial instrument for commitments to extend credit and stand-by letters of credit, is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Financial instruments whose approximate contract amounts represent credit risk are as follows:

                                                                                           December 31,
                                                                               --------------------------------
                                                                                     1993             1992
                                                                                --------------   --------------
Commitments to extend credit  . . . . . . . . . . . . . . . . . . . . . . .        $62,551,000      $39,743,000
Stand-by letters of credit  . . . . . . . . . . . . . . . . . . . . . . . .          3,388,000        3,037,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.
Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Stand-by letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company obtains various collateral supporting those commitments for which collateral is deemed necessary.

Cash and Due from Banks

The subsidiary banks are required to maintain certain average cash reserve balances with the Federal Reserve Bank. The average daily reserve balances required for the years ended December 31, 1993 and 1992 were approximately $2,314,000 and $1,997,000, respectively.

Litigation

Because of the nature of its activities, the Company is subject to pending and threatened legal actions which arise in the normal course of business. In the opinion of management, and based upon opinions of legal counsel, the disposition of all outstanding legal actions will not have a material effect on the consolidated financial position of the Company.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE I - COMMITMENTS AND CONTINGENT LIABILITIES - CONTINUED

Severance Plan

During 1993, the Company adopted a severance plan for its employees and officers in the event of a sale or merger of the Banks or the Company. Under the plan, any employee who is discharged within one year of the date of sale or merger for other than illegal or serious improper activity will receive severance pay equal to six months salary and the payment of medical insurance premiums for the same period. (If the employee is an officer, the officer will receive nine months salary). In the event that the compensation of an officer or employee is reduced during the one year period subsequent to a sale or merger, the amount of the reduction will be reimbursed to the officer or employee.



NOTE J - REGULATORY CAPITAL REQUIREMENTS

The Company is required to maintain minimum amounts of "Leverage Capital" and "Risk Weighted Capital" as defined by banking regulations. At December 31, 1993, the Company's Tier 1 Leverage Capital ratio was 11.1%, which is in excess of minimum requirements which range from 3% to 5%. At December 31, 1993, the Company's Tier 1 and Total Risk Weighted Capital ratios were 17.6% and 18.8%, respectively, which were in excess of the minimum required ratios of 4% and 8%, respectively.

The bank subsidiaries are required to maintain the same minimum capital ratios. At December 31, 1993, the First State Bank and Trust Company of Park Ridge's Leverage Capital ratio was 13.4%, and Tier 1 and Total Risk Weighted Capital ratios were 21.5% and 22.8%, respectively. The Bank of Buffalo Grove's Leverage Capital ratio was 11.1%, and Tier 1 and Total Risk Weighted Capital ratios were 17.0% and 18.2%, respectively.



NOTE K - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 ("FAS 107") requires disclosure of the estimated fair value of the Company's financial instrument assets and liabilities. For the Company and its bank subsidiaries, as for most financial institutions, the majority of their assets and liabilities are considered financial instruments as defined in FAS 107. However, many of such instruments (principally loans) lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange
transaction.   Also, it is the Company's general practice and intent to hold its financial instruments to maturity and not engage in trading. Therefore, the Company's management had to use significant estimations and present value calculations to prepare this disclosure.

Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

Fair values have been estimated using data which management considered the best available and estimation methodologies deemed suitable for the pertinent category of financial instrument. The estimation methodologies and resulting fair values, and recorded carrying amounts at December 31, 1993 and 1992 were as follows:

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE K - FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

Cash Equivalents

Fair values of cash, cash equivalents, Federal funds sold and interest-bearing deposits in financial institutions approximate their carrying amounts.

Investments

Fair values of investments held to maturity are disclosed in note C.

Loans

Fair values of loans with floating interest rates are generally presumed to approximate the recorded carrying amounts. The remaining loans with fixed payment amounts have been estimated using the present value of estimated future cash flows at rates comparable to or currently offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

                                                   December 31, 1993                 December 31, 1992
                                                   ------------------------          -------------------------
                                                                 Estimated                          Estimated
                                                Carrying          fair           Carrying             fair
Loan Category                                    amount           value           amount              value
- -------------                                -------------   --------------    ------------      --------------
Floating rate loans . . . . . . . . .         $103,791,807     $103,792,000   $  93,605,991       $  93,606,000
Fixed rate loans  . . . . . . . . . .           78,961,610       83,178,000      77,783,275          83,719,000
                                              ------------     ------------    ------------        ------------
                                              $182,753,417     $186,970,000    $171,389,266        $177,325,000
                                               -----------      -----------     -----------         -----------
                                               -----------      -----------     -----------         -----------


Management has determined that they would incur excessive amounts of time and money to estimate the fair value of non-performing loans (loans that are not accruing interest), primarily due to the uncertainty of cash flows and the difficulty in predicting the timing of such cash flows. The following aggregate data is provided for such loans:

                                                                                   1993             1992
                                                                             ---------------- ----------------
Aggregate carrying amount . . . . . . . . . . . . . . . . . . . . . . . . .        $1,088,000       $1,559,000
Average contractual rate  . . . . . . . . . . . . . . . . . . . . . . . . .             8.00%           11.25%
Average term to maturity  . . . . . . . . . . . . . . . . . . . . . . . . .         43 months        61 months

Deposits and Other Liabilities

Fair values of deposits and other liabilities with no stated maturities (demand, NOW, money market and savings) are estimated to approximate their carrying amounts which are the amounts due on demand. Fair value of short-term borrowings with floating rates is generally presumed to approximate the recorded carrying amounts.

Fair values of certificates of deposit with stated maturities have been estimated using the present value of estimated future cash flows discounted at rates currently offered for similar instruments. Fair values of certificates maturing within one year approximate their carrying amounts. Time deposits also include public funds time deposits, which mature within one year. The fair values of these time deposits also approximate their carrying amounts.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE K - FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

                                                 December 31, 1993                   December 31, 1992
                                             ------------------------            ------------------------
                                                                Estimated                           Estimated
                                                Carrying          market         Carrying            market
Deposit Category                                 amount           value           amount              value
- ----------------                             -------------   --------------   -------------      --------------
Deposits with no stated
   maturities . . . . . . . . . . . .         $218,820,301     $218,820,000    $198,658,772        $198,659,000

Deposits with stated
   maturities . . . . . . . . . . . .           50,450,772       50,449,000      55,924,635          55,924,000
                                               -----------      -----------     -----------         -----------

                                              $269,271,073     $269,269,000    $254,583,407        $254,583,000
                                               -----------      -----------     -----------         -----------
                                               -----------      -----------     -----------         -----------


Fair values of securities sold under agreements to repurchase and borrowed funds with floating interest rates are generally presumed to approximate their recorded carrying amounts.

Off-Balance Sheet Items

There is no material difference between the carrying amounts and estimated fair values of off-balance sheet items at December 31, 1993 and 1992, which are primarily comprised of unfunded loan commitments which are generally priced at fair value at the time of funding.

The Company's remaining assets and liabilities are not considered financial instruments.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE L - PARENT COMPANY ONLY FINANCIAL INFORMATION

                            CONDENSED BALANCE SHEETS


                                                                                        December 31,
                                                                               --------------------------------
                                                                                     1993             1992
                                                                                --------------   --------------
Assets
   Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $    107,470     $     69,048
   Tax payments receivable from subsidiaries  . . . . . . . . . . . . . . .             91,821          104,046
   Investment in subsidiaries
     First State Bank and Trust Company of Park Ridge   . . . . . . . . . .         25,421,549       23,698,553
     Bank of Buffalo Grove  . . . . . . . . . . . . . . . . . . . . . . . .         15,786,303       13,724,645
   Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             25,000                -
                                                                                   -----------      -----------

                                                                                   $41,432,143      $37,596,292
                                                                                   -----------      -----------
                                                                                   -----------      -----------

Liabilities
   Note payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 4,500,000      $ 4,795,916
   Accrued interest payable . . . . . . . . . . . . . . . . . . . . . . . .             22,500           23,878
   Other accrued liabilities  . . . . . . . . . . . . . . . . . . . . . . .             11,615            7,430
                                                                                   -----------      -----------

        Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . .          4,534,115        4,827,224

Shareholders' equity:
   Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            604,046          642,725
   Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            418,763          445,578
   Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . .         35,451,583       31,680,765
   Unrealized gain on investment securities
     available for sale   . . . . . . . . . . . . . . . . . . . . . . . . .            423,636                -
                                                                                   -----------       ----------

        Total shareholders' equity  . . . . . . . . . . . . . . . . . . . .         36,898,028       32,769,068
                                                                                    ----------       ----------

                                                                                   $41,432,143      $37,596,292
                                                                                   -----------      -----------
                                                                                   -----------      -----------


FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE L - PARENT COMPANY ONLY FINANCIAL INFORMATION - CONTINUED

                         CONDENSED STATEMENTS OF INCOME

                                                                                           Years ended
                                                                                           December 31,
                                                                                -------------------------------
                                                                                     1993             1992
                                                                                --------------   --------------
Income
   Dividends from subsidiaries  . . . . . . . . . . . . . . . . . . . . . .         $3,053,825      $2,014,225

Expenses
   Interest expense on note payable . . . . . . . . . . . . . . . . . . . .            215,581         241,953
   Amortization of excess of cost over equity in
     net assets of subsidiary   . . . . . . . . . . . . . . . . . . . . . .             21,917          21,917
   Other expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             47,259          26,630
                                                                                    ----------      ----------

        Total expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .            284,757         290,500
                                                                                    ----------      ----------

        Income before income tax benefit and equity
          in undistributed earnings of subsidiaries   . . . . . . . . . . .          2,769,068       1,723,725

Income tax benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            101,821         110,830
                                                                                     ---------       ---------

        Income before equity in undistributed earnings of
          subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .          2,870,889       1,834,555

Equity in undistributed earnings of subsidiaries  . . . . . . . . . . . . .          3,382,935       3,950,154
                                                                                     ---------       ---------

        NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $6,253,824      $5,784,709
                                                                                    ----------      ----------
                                                                                    ----------      ----------


FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE L - PARENT COMPANY ONLY FINANCIAL INFORMATION - CONTINUED

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                          Years ended
                                                                                          December 31,
                                                                                -------------------------------
                                                                                     1993             1992
                                                                                --------------   --------------
Cash flows from operating activities:
   Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 6,253,824      $ 5,784,709
   Adjustments to reconcile net income to net
     cash provided by operating activities
        Equity in undistributed earnings of subsidiaries  . . . . . . . . .        (3,382,935)      (3,950,154)
        Amortization of excess of cost over equity
          in net assets of subsidiary   . . . . . . . . . . . . . . . . . .            21,917           21,917
        Changes in operating assets and liabilities
          (Increase) decrease in income tax payments
             receivable from subsidiaries . . . . . . . . . . . . . . . . .            12,225          (12,356)
          Increase in other assets  . . . . . . . . . . . . . . . . . . . .           (25,000)               -
          Increase in other liabilities   . . . . . . . . . . . . . . . . .             2,807            9,788
                                                                                     ---------        ---------

             Total adjustments  . . . . . . . . . . . . . . . . . . . . . .        (3,370,986)      (3,930,805)
                                                                                   -----------      -----------

             Net cash provided by operating activities  . . . . . . . . . .         2,882,838        1,853,904

Cash flows from financing activities:
   Net (decrease) increase in note payable  . . . . . . . . . . . . . . . .          (295,916)         822,800
   Purchase of treasury stock . . . . . . . . . . . . . . . . . . . . . . .        (2,548,500)      (2,622,800)
                                                                                  -----------      -----------

             Net cash used in financing activities  . . . . . . . . . . . .        (2,844,416)      (1,800,000)
                                                                                  -----------      -----------

             Net increase in cash . . . . . . . . . . . . . . . . . . . . .            38,422           53,904

Cash, beginning of year . . . . . . . . . . . . . . . . . . . . . . . . . .            69,048           15,144
                                                                                    ---------        ---------

Cash, end of year . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  107,470       $   69,048
                                                                                   ----------       ----------
                                                                                   ----------       ----------

Supplemental disclosure of cash flow information:
   Cash paid (received) during the year for:
     Interest     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $  216,959       $  239,595
     Income taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           182,000          (98,474)

Supplemental disclosure of non-cash investing transaction:
   Unrealized gain on securities available for sale . . . . . . . . . . . .        $  641,872       $        -


FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1993 AND 1992


NOTE M - SUBSEQUENT EVENTS

On April 15, 1994, the Company entered into an Agreement and Plan of Merger under which the Company will merge with a wholly-owned subsidiary of First of America Bank Corporation, Kalamazoo, Michigan. Pursuant to the Agreement, shares of the Company's stock will be converted into shares of First of America common stock based upon an exchange ratio defined in the Agreement. The Agreement requires approval by the Company's stockholders. The Agreement is also subject to certain conditions, including various regulatory approvals.

In March, 1994, the Company obtained permission from the Illinois Commissioner of Banks to establish a newly chartered subsidiary bank, First State Bank of Gurnee, in Gurnee, Illinois.

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                 FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
                           DECEMBER 31, 1992 AND 1991

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
First Park Ridge Corporation


             We have audited the accompanying consolidated balance sheets of First Park Ridge Corporation and Subsidiaries as of December 31, 1992 and 1991, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of First Park Ridge Corporation. Our responsibility is to express an opinion on these financial statements based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

             In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Park Ridge Corporation and Subsidiaries as of December 31, 1992 and 1991, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                            /s/ Grant Thornton
                                            ------------------
                                                Grant Thornton

Chicago, Illinois
March 5, 1993

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31,


ASSETS                                                                              1992                1991
                                                                                -----------         -----------
Cash and due from banks . . . . . . . . . . . . . . . . . . . . . . . .        $ 14,136,911        $ 12,566,010
Interest-bearing deposits with banks  . . . . . . . . . . . . . . . . .             582,000             493,000
Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . .           4,100,000           7,700,000
Investment securities (estimated market value $113,362,000 and
   $103,316,000 at December 31, 1992 and 1991, respectively) (note B) .         112,100,205         100,896,000
Loans (note C)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         172,124,615         164,785,932
Less allowance for possible loan losses . . . . . . . . . . . . . . . .           1,748,840           1,804,768
                                                                                -----------         -----------
              Loans, net  . . . . . . . . . . . . . . . . . . . . . . .         170,375,775         162,981,164

Bank premises and equipment, net (note D) . . . . . . . . . . . . . . .           4,121,312           3,809,305
Accrued interest receivable . . . . . . . . . . . . . . . . . . . . . .           3,126,428           2,757,798
Excess of cost over equity in net assets of subsidiary, net of accumulated
   amortization of $212,229 in 1992 and $190,312 in 1991  . . . . . . .             548,426             570,343
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . .           2,215,065           4,401,509
Other assets (note E) . . . . . . . . . . . . . . . . . . . . . . . . .             589,686             910,266
                                                                                -----------         -----------

              Total Assets  . . . . . . . . . . . . . . . . . . . . . .        $311,895,808        $297,085,395
                                                                                -----------         -----------
                                                                                -----------         -----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
   Demand deposits  . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 59,219,118        $ 50,360,388
   Savings deposits . . . . . . . . . . . . . . . . . . . . . . . . . .          63,032,943          52,068,868
   Money market and NOW accounts  . . . . . . . . . . . . . . . . . . .          76,406,711          73,720,299
   Time deposits, $100,000 and over . . . . . . . . . . . . . . . . . .          14,471,015          16,721,330
   Other time deposits  . . . . . . . . . . . . . . . . . . . . . . . .          41,453,620          49,891,476
                                                                                -----------         -----------
             Total deposits   . . . . . . . . . . . . . . . . . . . . .         254,583,407         242,762,361

Securities sold under agreements to repurchase  . . . . . . . . . . . .          18,002,514          18,856,420
Note payable (note F) . . . . . . . . . . . . . . . . . . . . . . . . .           4,795,916           3,973,116
Accrued interest, taxes and other liabilities . . . . . . . . . . . . .           1,744,903           1,886,339
                                                                                -----------         -----------

              Total liabilities   . . . . . . . . . . . . . . . . . . .         279,126,740         267,478,236

Commitments and contingent liabilities (note H) . . . . . . . . . . . .                   -                   -

Shareholders' equity
   Common stock, no par value; authorized, 200,000 shares; issued and outstanding, 69,310 shares at December 31, 1992 and
      74,290 shares at December 31, 1991  . . . . . . . . . . . . . . .             642,725             688,905
   Surplus      . . . . . . . . . . . . . . . . . . . . . . . . . . . .             445,578             477,593
   Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . .          31,680,765          28,440,661
                                                                                -----------         -----------
              Total shareholders' equity  . . . . . . . . . . . . . . .          32,769,068          29,607,159
                                                                                -----------         -----------

              Total Liabilities and shareholders' equity  . . . . . . .        $311,895,808        $297,085,395
                                                                                -----------         -----------
                                                                                -----------         -----------





The accompanying notes are an integral part of these statements.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31,


                                                                                    1992              1991
                                                                                -----------       -----------
Interest income
   Interest and fees on loans . . . . . . . . . . . . . . . . . . . . . .       $15,653,481       $16,790,777
   Investment securities
      U.S. Treasury . . . . . . . . . . . . . . . . . . . . . . . . . . .         4,456,134         4,016,480
      U.S. government agency  . . . . . . . . . . . . . . . . . . . . . .         1,823,467         1,993,800
      States and political subdivisions . . . . . . . . . . . . . . . . .         1,165,559         1,509,118
      Collateralized mortgage obligations . . . . . . . . . . . . . . . .           160,980           278,458
      Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            13,155            12,925
   Federal funds sold and deposits with banks . . . . . . . . . . . . . .           450,225           299,332
                                                                                 ----------        ----------
         Total interest income  . . . . . . . . . . . . . . . . . . . . .        23,723,001        24,900,890

Interest expense
   Savings deposits . . . . . . . . . . . . . . . . . . . . . . . . . . .         2,092,357         2,513,256
   Money market and NOW accounts  . . . . . . . . . . . . . . . . . . . .         2,491,371         3,613,496
   Time deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,240,711         5,104,652
   Securities sold under agreements to repurchase . . . . . . . . . . . .           245,017           270,878
   Note payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           241,953           347,205
                                                                                 ----------        ----------
         Total interest expense . . . . . . . . . . . . . . . . . . . . .         8,311,409        11,849,487
                                                                                 ----------        ----------

         Net interest income  . . . . . . . . . . . . . . . . . . . . . .        15,411,592        13,051,403
Provision for possible loan losses (note C) . . . . . . . . . . . . . . .           510,000           230,000
                                                                                 ----------        ----------
         Net interest income after provision for possible loan losses . .        14,901,592        12,821,403

Other income
   Service charges on deposit accounts  . . . . . . . . . . . . . . . . .         1,032,941         1,046,771
   Credit card processing fees  . . . . . . . . . . . . . . . . . . . . .           895,901           512,814
   Other operating income . . . . . . . . . . . . . . . . . . . . . . . .           593,823           535,933
   Investment securities gains (losses) . . . . . . . . . . . . . . . . .           (86,982)            8,275
                                                                                 ----------        ----------
         Total other income . . . . . . . . . . . . . . . . . . . . . . .         2,435,683         2,103,793

Other expenses
   Salaries and employee benefits . . . . . . . . . . . . . . . . . . . .         5,221,139         4,772,064
   Occupancy expense  . . . . . . . . . . . . . . . . . . . . . . . . . .           672,492           600,183
   Equipment expense  . . . . . . . . . . . . . . . . . . . . . . . . . .           531,957           416,218
   FDIC insurance premiums  . . . . . . . . . . . . . . . . . . . . . . .           580,027           512,784
   Professional fees  . . . . . . . . . . . . . . . . . . . . . . . . . .           437,622           457,930
   Other operating expenses . . . . . . . . . . . . . . . . . . . . . . .         1,512,091         1,533,107
                                                                                 ----------        ----------
         Total other expenses . . . . . . . . . . . . . . . . . . . . . .         8,955,328         8,292,286
                                                                                 ----------        ----------

         Income before income taxes . . . . . . . . . . . . . . . . . . .         8,381,947         6,632,910
Income taxes (note E) . . . . . . . . . . . . . . . . . . . . . . . . . .         2,597,238         1,790,163
                                                                                 ----------        ----------

         NET INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 5,784,709       $ 4,842,747
                                                                                 ----------        ----------
                                                                                 ----------        ----------

Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . . . . .          $  79.73          $  65.19
                                                                                    -------           -------
                                                                                    -------           -------
Weighted average number of common shares outstanding  . . . . . . . . . .            72,556            74,290
                                                                                     ------            ------
                                                                                     ------            ------





The accompanying notes are an integral part of these statements.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN
SHAREHOLDERS' EQUITY
TWO YEARS ENDED DECEMBER 31, 1992


                                                                                                Total
                                              Common                          Retained      shareholders'
                                               stock        Surplus           earnings         equity
                                            ----------     ---------         -----------    --------------
Balance, January 1, 1991  . . . . . . .       $688,905      $477,593         $23,597,914       $24,764,412

Net income for the year . . . . . . . .             -             -            4,842,747         4,842,747
                                             ---------     ---------          ----------       -----------

Balance, December 31, 1991  . . . . . .        688,905       477,593          28,440,661        29,607,159

Net income for the year . . . . . . . .             -             -            5,784,709         5,784,709

Purchase and retirement of
  4,980 shares of treasury stock  . . .        (46,180)      (32,015)         (2,544,605)       (2,622,800)
                                             ---------     ---------         -----------       -----------

Balance, December 31, 1992  . . . . . .     $  642,725    $  445,578        $ 31,680,765       $32,769,068
                                             ---------     ---------         -----------        ----------
                                             ---------     ---------         -----------        ----------





The accompanying notes are an integral part of this statement.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31,


                                                                                 1992                1991
                                                                             ------------        ------------
Cash flows from operating activities:
   Net income . . . . . . . . . . . . . . . . . . . . . . . . . . .          $  5,784,709        $  4,842,747
   Adjustments to reconcile net income to
      net cash provided by operating activities
         Depreciation . . . . . . . . . . . . . . . . . . . . . . .               490,933             342,615
         Provision for possible loan losses . . . . . . . . . . . .               510,000             230,000
         Investment securities (gains) losses . . . . . . . . . . .                86,982              (8,275)
         Gain on sales of other real estate . . . . . . . . . . . .              (206,071)                 -
         Gain on sale of property, plant and equipment  . . . . . .                (1,000)                 -
         Amortization of excess of cost over equity
           in net assets of subsidiary  . . . . . . . . . . . . . .                21,917              21,917
         Deferred income tax (benefit) provision  . . . . . . . . .                44,231             (14,071)
         Changes in assets and liabilities
           (Increase) decrease in accrued interest receivable   . .              (368,630)            293,647
           (Increase) decrease in other assets  . . . . . . . . . .               276,349            (173,584)
           Increase (decrease) in accrued interest,
             taxes and other liabilities  . . . . . . . . . . . . .              (141,436)             62,509
                                                                              -----------         -----------
              Total adjustments . . . . . . . . . . . . . . . . . .               713,275             754,758
                                                                              -----------         -----------
              Net cash provided by operating activities . . . . . .             6,497,984           5,597,505

Cash flows from investing activities:
   Net increase in interest-bearing deposits with banks . . . . . .               (89,000)           (493,000)
   Proceeds from sales and maturities of investment securities  . .            41,825,763          33,950,678
   Purchase of investment securities  . . . . . . . . . . . . . . .           (53,116,950)        (39,932,141)
   Net increase in loans  . . . . . . . . . . . . . . . . . . . . .            (8,305,264)         (7,001,701)
   Additions to bank premises and equipment . . . . . . . . . . . .              (802,940)           (837,054)
   Proceeds from sale of bank premises and equipment  . . . . . . .                 1,000                  -
   Additions to other real estate owned . . . . . . . . . . . . . .               (20,466)           (395,398)
   Proceeds from sales of other real estate owned . . . . . . . . .             2,813,634             372,816
                                                                              -----------         -----------
           Net cash used in investing activities  . . . . . . . . .           (17,694,223)        (14,335,800)

Cash flows from financing activities:
   Net increase (decrease) in deposits  . . . . . . . . . . . . . .            11,821,046            (574,188)
   Net increase (decrease) in securities sold
      under agreements to repurchase  . . . . . . . . . . . . . . .              (853,906)         14,302,892
   Net increase in note payable . . . . . . . . . . . . . . . . . .               822,800                  -
   Purchase of treasury stock . . . . . . . . . . . . . . . . . . .            (2,622,800)                 -
                                                                              -----------         -----------
           Net cash provided by financing activities  . . . . . . .             9,167,140          13,728,704
                                                                              -----------         -----------
           Net (decrease) increase in cash and cash equivalents   .            (2,029,099)          4,990,409

Cash and cash equivalents, beginning of year  . . . . . . . . . . .            20,266,010          15,275,601
                                                                              -----------         -----------

Cash and cash equivalents, end of year  . . . . . . . . . . . . . .          $ 18,236,911        $ 20,266,010
                                                                              -----------         -----------
                                                                              -----------         -----------

Supplemental disclosures of cash flow information:
      Cash paid during the year for:
         Interest . . . . . . . . . . . . . . . . . . . . . . . . .          $  8,619,650        $ 12,091,182
         Income taxes . . . . . . . . . . . . . . . . . . . . . . .             2,600,000           1,815,000

Supplemental disclosure of non-cash investing activities:
      Transfer of loans to other real estate owned, net . . . . . .          $    400,653        $  1,793,267





The accompanying notes are an integral part of these statements.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1992 AND 1991


NOTE A - SUMMARY OF               The accounting and reporting policies
SIGNIFICANT ACCOUNTING            of First Park Ridge Corporation (the
POLICIES                          "Company") and its consolidated subsidiaries
                                  conform to generally accepted accounting principles and general practice within the banking industry. The following is a summary of the more significant of these policies.

                                  CONSOLIDATION.  The consolidated
                                  financial statements include the accounts of the Company and its wholly-owned subsidiaries, First State Bank and Trust Company of Park Ridge and Bank of Buffalo Grove (the "Banks"). All significant intercompany accounts and transactions have been eliminated.

                                  INVESTMENT SECURITIES.  Investment
                                  securities are reported at cost, adjusted for amortization of premium and accretion of discount, in accordance with management's ability and intent to hold these securities on a long-term basis. Premium and discount on investment securities are amortized (deducted) and accreted (added), respectively, to interest income from investment securities, using the effective interest method over the period from acquisition to maturity. Gains or losses on the sale or call of investment securities are determined based on the adjusted cost of such securities.

                                  LOANS.  Loans are stated net of
                                  unearned discount and deferred loan
                                  origination fees.  Unearned discount on
                                  installment loans is recognized as interest income over the terms of the loans, using methods which approximate the interest method. Loan origination fees, net of direct loan origination costs, are being deferred and amortized as an adjustment of the loan's yield over the loan's contractual life. Interest on other loans is accrued on the principal amount outstanding during the period.

                                  Loans are placed on a nonaccrual (cash)
                                  basis for recognition of interest income when, in the opinion of management, there is reasonable doubt as to the collectibility of interest. Nonaccrual loans are returned to an accrual status when, in the opinion of management, there is no longer any reasonable doubt as to the timely payment of principal or interest.

                                  ALLOWANCE FOR POSSIBLE LOAN LOSSES.
                                  The allowance for possible loan losses is maintained through a provision for possible loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb possible losses on loans that may become uncollectible. Management's judgment in determining the adequacy of the allowance is based on evaluations which take into consideration such factors as the risks inherent in the loan portfolio, current and prospective economic conditions that may affect the borrowers' ability to pay, and such other factors that, in management's judgement, deserve recognition in estimating loan losses.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991


NOTE A - SUMMARY OF               BANK PREMISES AND EQUIPMENT.  Bank
SIGNIFICANT ACCOUNTING            premises and equipment are stated at cost
POLICIES - CONTINUED              less accumulated depreciation and
                                  amortization.  For financial reporting
                                  purposes, depreciation and amortization are charged to operating expense by the straight-line method over the estimated useful lives of the related assets.
                                  Accelerated depreciation methods are used for income tax purposes.

                                  EXCESS OF COST OVER EQUITY IN NET
                                  ASSETS OF SUBSIDIARY. Excess of cost over equity in net assets of subsidiary is being amortized using the straight-line method over a period of thirty-five years.

                                  OTHER REAL ESTATE OWNED.  Other real
                                  estate owned represents properties acquired through foreclosure proceedings or receipt of a deed of trust in lieu of foreclosure. At the time of obtaining title, the properties are stated at the lower of cost or fair market value, based on appraised values. Subsequent declines in estimated market value and costs incurred in the ownership and maintenance of the properties are recognized as expense when incurred.

                                  INCOME TAXES.  The Company files a
                                  consolidated Federal income tax return with its subsidiaries. The subsidiaries provide for income taxes on a separate return basis and remit to the Company amounts determined to be currently payable. The provision for income taxes is based upon reported income and expense, adjusted for differences that do not enter into the computation of income taxes payable under applicable income tax laws. Deferred income taxes are provided for certain income and expense items recognized in different time periods for financial reporting and income tax reporting purposes.

                                  The Financial Accounting Standards
                                  Board issued a new standard on accounting for income taxes. The Company is required to adopt the new accounting and disclosure rules in 1993. Management believes that the adoption of the new standard will not have a material effect on the 1993 consolidated financial statements.

                                  STATEMENT OF CASH FLOWS.  Cash and due
                                  from banks and Federal funds sold are treated as cash and cash equivalents in the Statement of Cash Flows. Generally, Federal funds are sold for one-day periods.

                                  RECLASSIFICATIONS.  Certain
                                  reclassifications have been made to the 1991
                                  presentation to conform with the 1992
                                  presentation.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991


NOTE B - INVESTMENT          A comparison of the carrying amounts and the
SECURITIES                   estimated market value of investment securities
                             is as follows:

                                                                      December 31, 1992
                                              -----------------------------------------------------------------
                                                                   Gross            Gross           Estimated
                                                Carrying         unrealized      unrealized          market
                                                 amount            gains           losses             value
                                              ------------      -----------      ----------       -------------
U.S. Treasury . . . . . . . . . . . .         $ 83,045,345       $1,047,850       $ (97,195)       $ 83,996,000
U.S. government agency  . . . . . . .           14,620,977          146,613         (57,590)         14,710,000
States and political
  subdivisions  . . . . . . . . . . .           11,226,571          148,092         (22,663)         11,352,000
Collateralized mortgage
  obligations . . . . . . . . . . . .            3,045,462            5,252            (714)          3,050,000
Other . . . . . . . . . . . . . . . .              161,850           92,150              -              254,000
                                               -----------        ---------     -----------         -----------
   Total investment
      securities  . . . . . . . . . .         $112,100,205       $1,439,957       $(178,162)       $113,362,000
                                               -----------        ---------        --------         -----------
                                               -----------        ---------        --------         -----------

                                                                      December 31, 1991
                                              ----------------------------------------------------------------
                                                                   Gross            Gross           Estimated
                                                Carrying         unrealized      unrealized          market
                                                 amount            gains           losses             value
                                              ------------      -----------      ----------       -------------
U.S. Treasury . . . . . . . . . . . .         $ 53,193,878       $1,330,122         $    -         $ 54,524,000
U.S. government agency  . . . . . . .           26,615,812          814,188              -           27,430,000
States and political
  subdivisions  . . . . . . . . . . .           17,090,089          167,096          (4,185)         17,253,000
Collateralized mortgage
  obligations . . . . . . . . . . . .            3,834,301           13,340            (641)          3,847,000
Other . . . . . . . . . . . . . . . .              161,920          100,080              -              262,000
                                               -----------        ---------          ------         -----------
   Total investment
      securities  . . . . . . . . . .          100,896,000       $2,424,826         $(4,826)       $103,316,000
                                               -----------        ---------          ------         -----------
                                               -----------        ---------          ------         -----------


FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991


NOTE B - INVESTMENT               The carrying amounts and estimated
SECURITIES - CONTINUED            market values of investment securities, by
                                  contractual maturity, are shown below.
                                  Expected maturities will differ from
                                  contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   December 31, 1992                  December 31, 1991
                                              -----------------------------     ------------------------------
                                                                 Estimated                          Estimated
                                                Carrying           market        Carrying             market
                                                 amount            value          amount               value
                                              ------------     ------------    ------------        ------------
Within one year . . . . . . . . . . .         $ 32,910,381     $ 33,423,000    $ 33,643,569        $ 34,219,000
One to five years . . . . . . . . . .           65,369,153       65,978,000      43,320,536          44,708,000
Six to ten years  . . . . . . . . . .            1,416,099        1,425,000       7,531,918           7,569,000
After ten years . . . . . . . . . . .            2,735,753        2,759,000       4,169,569           4,170,000
                                               -----------      -----------     -----------         -----------

                                               102,431,386      103,585,000      88,665,592          90,666,000

Collateralized mortgage obligations and
   mortgage-backed securities . . . .            9,668,819        9,777,000      12,230,408          12,650,000
                                               -----------      -----------     -----------         -----------

   Total investment securities  . . .         $112,100,205     $113,362,000    $100,896,000        $103,316,000
                                               -----------      -----------     -----------         -----------
                                               -----------      -----------     -----------         -----------


                                  Proceeds from sales and calls of investment securities during 1992 and 1991, respectively, were approximately $6,014,000 and $6,852,000. Gross gains of $81,880 and $34,668 and gross losses of $168,862 and $26,393 were realized on those sales and calls in 1992 and 1991, respectively.

                                  Investment securities with approximate
                                  carrying amounts of $33,535,000 and
                                  $30,118,000 at December 31, 1992 and 1991,
                                  respectively, were pledged to secure certain deposits and for other purposes as required or permitted by law.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991


NOTE C - LOANS AND           A summary of loans by major category is as follows:
ALLOWANCE FOR POSSIBLE
LOAN LOSSES

                                                                                        December 31,
                                                                                ------------------------------
                                                                                   1992                1991
                                                                                -------------      ------------
                        Commercial  . . . . . . . . . . . . . . . . .          $ 59,660,542        $ 73,788,459
                        Commercial real estate mortgage   . . . . . .            54,710,304          39,713,000
                        Residential real estate mortgage  . . . . . .            51,576,820          42,969,776
                        Installment   . . . . . . . . . . . . . . . .             6,503,465           9,009,573
                        Overdrafts  . . . . . . . . . . . . . . . . .               497,135             387,664
                                                                                -----------         -----------

                                                                                172,948,266         165,868,472

                        Less:
                          Unearned discount   . . . . . . . . . . . .               137,395             437,604
                          Deferred loan origination fees  . . . . . .               686,256             644,936
                                                                                -----------         -----------

                                        Total loans . . . . . . . . .          $172,124,615        $164,785,932
                                                                                -----------         -----------
                                                                                -----------         -----------


                                            The Banks grant commercial loans, commercial and residential real estate mortgages, and consumer loans to customers in the Chicago metropolitan area.  Although the Banks have diversified portfolios, exposure to credit  loss can be adversely impacted by downturns in local economic conditions.

                                            Nonaccrual loans outstanding at December 31, 1992 and 1991 were approximately $1,559,000 and $2,885,000, respectively.  The effect on interest income attributable to these loans was approximately
                                            $235,000 and $280,000 for 1992 and 1991, respectively.

                                            Loans to directors, officers and their related interests totalled approximately $4,716,000 and $3,041,000 at December 31, 1992 and
                                            1991, respectively.  In the opinion of management, these loans were made in the normal course of business and do not involve more than a normal risk of collectibility.

                                            Changes in the allowance for possible loan losses for the years ended December 31 were as follows:

                                                                                     1992             1991
                                                                                    ---------        ---------
                          Balance, beginning of year  . . . . . . . . .           $1,804,768       $1,805,051
                            Provision charged to operating expense  . .              510,000          230,000
                            Recoveries on loans previously charged off                89,128           37,080
                            Loans charged off   . . . . . . . . . . . .             (655,056)        (267,363)
                                                                                   ---------        ---------

                          Balance, end of year  . . . . . . . . . . . .           $1,748,840       $1,804,768
                                                                                   ---------        ---------
                                                                                   ---------        ---------

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991

NOTE D - BANK PREMISES                  Bank premises and equipment consist of
AND EQUIPMENT                           the following:


                                                                                         December 31,
                                                                                  --------------------------
                                                                                     1992             1991
                                                                                  ----------       ----------
                          Land and improvements . . . . . . . . . . . .           $  840,484       $  841,811
                          Buildings and leasehold improvements  . . . .            3,834,737        3,677,794
                          Furniture and equipment . . . . . . . . . . .            4,462,942        3,877,199
                                                                                   ---------        ---------

                               Total cost . . . . . . . . . . . . . . .            9,138,163        8,396,804

                          Less: accumulated depreciation and amortization          5,016,851        4,587,499
                                                                                   ---------        ---------

                               Total bank premises and equipment, net .           $4,121,312       $3,809,305
                                                                                   ---------        ---------
                                                                                   ---------        ---------



NOTE E - INCOME TAXES                   The components of income tax provision
                                        for the years ended December 31 are as
                                        follows:

                                                                                     1992             1991
                                                                                  ----------       ----------
                          Current provision
                            Federal . . . . . . . . . . . . . . . . . .           $2,375,224       $1,878,735
                            State . . . . . . . . . . . . . . . . . . .              177,783          (74,501)
                                                                                   ---------        ---------

                                                                                   2,553,007        1,804,234

                          Deferred income tax (benefit) provision . . .               44,231          (14,071)
                                                                                   ---------        ---------

                            Total income tax provision  . . . . . . . .           $2,597,238       $1,790,163
                                                                                   ---------        ---------
                                                                                   ---------        ---------

                                        The sources of timing differences
                                        resulting in deferred income taxes and
                                        the income tax effect of each are as
                                        follows:

                                                                                     1992              1991
                                                                                  ---------         ---------
                          Accretion of discount on investment securities            $(2,616)         $(13,985)
                          Depreciation  . . . . . . . . . . . . . . . .               8,577            (3,563)
                          Provision for possible loan losses  . . . . .               1,913           (15,594)
                          Deferred loan fees  . . . . . . . . . . . . .              36,357            36,356
                          Other, net  . . . . . . . . . . . . . . . . .                  -            (17,285)
                                                                                  ---------           -------

                              Deferred (benefit) provision  . . . . . .             $44,231          $(14,071)
                                                                                     ------           -------
                                                                                     ------           -------

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991


NOTE E - INCOME TAXES -           Accumulated deferred income tax
CONTINUED                         benefits included in other assets on the
                                  Company's Balance Sheets amounted to
                                  approximately $225,000 and $269,000 at
                                  December 31, 1992 and 1991, respectively.

                                  Income tax expense was less than the
                                  amount computed by applying the Federal
                                  statutory rate of 34% for the years ended
                                  December 31 because of the following:

                                                                                     1992             1991
                                                                                  ----------       ----------
                          Tax expense at statutory rate . . . . . . . . . .       $2,849,862       $2,255,190
                          Increase (decrease) in taxes resulting from:
                              Tax-exempt interest . . . . . . . . . . . . .         (377,257)        (481,526)
                              State income taxes, net of applicable Federal
                               income tax benefit   . . . . . . . . . . . .           81,281           45,302
                              Refund of prior years' state income taxes,
                                net of Federal income tax provision   . . .          (19,715)         (94,473)
                              Nondeductible amortization  . . . . . . . . .            7,452            7,452
                              Other, net    . . . . . . . . . . . . . . . .           55,615           58,218
                                                                                   ---------        ---------

                                   Total income tax provision . . . . . . .       $2,597,238       $1,790,163
                                                                                   ---------        ---------
                                                                                   ---------        ---------

NOTE F - NOTE PAYABLE             The note payable is collateralized by
                                  the common stock of the Company's
                                  subsidiaries. The note matures on May 28, 1993 and bears interest at the prime rate of the lending bank (6.0% at December 31, 1992) plus 1%. Principal and interest are payable at maturity, and the note is renewable every six months.



NOTE G - EMPLOYEE PROFIT-         Substantially all full-time employees of
SHARING PLANS                     both subsidiary banks are  covered by
                                  separate, noncontributory defined contribution profit-sharing plans. The Banks' contributions are determined annually at the discretion of the Board of Directors. Aggregate contributions to the plans totalled $121,000 and $111,000 for the years ended December 31, 1992 and 1991, respectively.


NOTE H - COMMITMENTS AND          FINANCIAL INSTRUMENTS.  The Company is a
CONTINGENT LIABILITIES            party to financial instruments with
                                  off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and stand-by letters of credit. These instruments involve elements of credit risk in excess of the amounts recognized in the balance sheets.
                                  The contract amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991


NOTE H - COMMITMENTS AND          The Company's exposure to credit loss,
CONTINGENT LIABILITIES -          in the event of non-performance by the other
CONTINUED                         party to the financial instrument for
                                  commitments to extend credit and stand-by letters of credit, is represented by the contractual amount of those instruments. The
                                  Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

                                  Financial instruments whose approximate
                                  contract amounts represent credit risk are as follows:

                                                                              December 31,
                                                                     --------------------------------
                                                                         1992               1991
                                                                     -------------       ------------
                      Commitments to extend credit  . . . . .        $39,743,000        $34,982,000
                      Stand-by letters of credit  . . . . . .          3,037,000          3,371,000

                                  Commitments to extend credit are
                                  agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

                                  Stand-by letters of credit are
                                  conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company obtains various collateral supporting those commitments for which collateral is deemed necessary.

                                  LITIGATION.  Because of the nature of
                                  its activities, the Company is subject to pending and threatened legal actions which arise in the normal course of business. In the opinion of management, and based upon opinions of legal counsel, the disposition of all outstanding legal actions will not have a material effect on the consolidated financial position of the Company.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991


NOTE I - REGULATORY CAPITAL       The Company and its bank subsidiaries
REQUIREMENTS                      are required to maintain minimum amounts of
                                  "Leverage Capital and Total Risk Weighted
                                  Capital," as defined by banking regulations.

                                  The Company's ratios at December 31,
                                  1992 were 10.3% and 17.1%, respectively.
                                  First State Bank and Trust Company of Park
                                  Ridge's ratios at December 31, 1992 were approximately 12.6% and 22.0%, respectively. Bank of Buffalo Grove's ratios at December 31, 1992 were 10.6% and 16.1%, respectively. All ratios are in excess of the minimum requirements of 3% and 8%, respectively.



NOTE J - FAIR VALUE OF            Statement of Financial Accounting
FINANCIAL INSTRUMENTS             Standards No. 107 ("FAS 107")  requires
                                  disclosure of the estimated fair value of the
                                  Company's financial instrument assets and
                                  liabilities.  For the Company and its bank
                                  subsidiaries, as for most financial
                                  institutions, the majority of their assets
                                  and liabilities are considered financial
                                  instruments as defined in FAS 107. However,
                                  many of such instruments (principally loans)
                                  lack an available trading market, as
                                  characterized by a willing buyer and seller
                                  engaging in an exchange transaction.   Also,
                                  it is the Company's general practice and intent to hold its financial instruments to maturity and not engage in trading.
                                  Therefore, the Company's management had to use significant estimations and present value calculations to prepare this disclosure.

                                  Changes in the assumptions or
                                  methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

                                  Fair values have been estimated using
                                  data which management considered the best available and estimation methodologies deemed suitable for the pertinent category of financial instrument. The estimation methodologies and resulting fair values, and recorded carrying amounts at December 31, 1992 were as follows:

                                  CASH EQUIVALENTS.  Fair values of cash,
                                  cash equivalents, Federal funds sold and interest-bearing deposits in financial institutions approximate their carrying amounts.

                                  INVESTMENTS.  Fair values of
                                  investments are based on quoted market prices and are disclosed in note B.

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991

NOTE J - FAIR VALUE OF            LOANS.  Fair values of loans with
FINANCIAL INSTRUMENTS -           floating interest rates are generally
CONTINUED                         presumed to approximate the recorded carrying
                                  amounts. The remaining loans with fixed payment amounts have been estimated using the present value of estimated future cash flows at rates comparable to or currently offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

                                                                                  Carrying          Estimated
                                        Loan Category                              amount           fair value
                                        -------------                           -----------       -------------
                                        Floating rate loans . . . . . . .      $ 93,605,991        $ 93,606,000
                                        Fixed rate loans  . . . . . . . .        77,783,275          83,719,000
                                                                                -----------         -----------

                                                                               $171,389,266        $177,325,000
                                                                                -----------         -----------
                                                                                -----------         -----------


                                  Management has determined that they
                                  would incur excessive amounts of time and money to estimate the fair value of non-performing loans (loans that are not accruing interest), primarily due to the uncertainty of cash flows and the difficulty in predicting the timing of such cash flows. The following aggregate data is provided for such loans:

                                            Aggregate carrying amount . . . . . . . . . . .       $1,559,000
                                            Average contractual rate  . . . . . . . . . . .           11.25%
                                            Average term to maturity  . . . . . . . . . . .        61 months

                                  DEPOSITS AND OTHER LIABILITIES.  Fair
                                  values of deposits and other liabilities with no stated maturities (demand, NOW, money market and savings) are estimated to approximate their carrying amounts which are the amounts due on demand.

                                  Fair values of certificates of deposit
                                  with stated maturities have been estimated using the present value of estimated future cash flows discounted at rates currently offered for similar instruments. Fair values of certificates maturing within one year approximate their carrying amounts. Time deposits also include public funds time deposits, which mature within one year. The fair values of these time deposits also approximate their carrying amounts.

                                                                                  Carrying          Estimated
                                         Deposit Category                          amount           fair value
                                         ----------------                      -------------       ------------
                                         Deposits with no stated maturities     $198,658,772      $198,659,000

                                         Deposits with stated maturities          55,924,635        55,924,000
                                                                                 -----------       -----------

                                                                                $254,583,407      $254,583,000
                                                                                ------------      -------------
                                                                                ------------      -------------

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991


NOTE J - FAIR VALUE OF            Fair values of securities sold under
FINANCIAL INSTRUMENTS -           agreements to repurchase and borrowed funds
CONTINUED                         with floating interest rates are generally
                                  presumed to approximate their recorded
                                  carrying amounts.

                                  OFF-BALANCE SHEET ITEMS.  There is no
                                  material difference between the carrying amounts and estimated fair values of off-balance sheet items at December 31, 1992, which are primarily comprised of unfunded loan commitments which are generally priced at fair value at the time of funding.

                                  The Company's remaining assets and
                                  liabilities are not considered financial instruments.



NOTE K - PARENT COMPANY
ONLY FINANCIAL INFORMATION

CONDENSED BALANCE SHEETS

                                                                                       December 31,
                                                                               ------------------------------
                                                                                   1992              1991
                                                                               ------------      ------------
Assets
   Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $    69,048       $    15,144
   Tax payments receivable from subsidiaries  . . . . . . . . . . . . .             104,046            91,690
   Investment in subsidiaries
      First State Bank and Trust Company of Park Ridge  . . . . . . . .          23,698,553        21,493,462
      Bank of Buffalo Grove . . . . . . . . . . . . . . . . . . . . . .          13,724,645        12,001,499
                                                                                 ----------        ----------

            Total assets  . . . . . . . . . . . . . . . . . . . . . . .         $37,596,292       $33,601,795
                                                                                 ----------        ----------
                                                                                 ----------        ----------

Liabilities
   Note payable . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $ 4,795,916       $ 3,973,116
   Accrued interest payable . . . . . . . . . . . . . . . . . . . . . .              23,878            21,520
   Other accrued liabilities  . . . . . . . . . . . . . . . . . . . . .               7,430                -
                                                                                 ----------        ----------

            Total liabilities . . . . . . . . . . . . . . . . . . . . .           4,827,224         3,994,636

Shareholders' equity:
   Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .             642,725           688,905
   Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             445,578           477,593
   Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . .          31,680,765        28,440,661
                                                                                 ----------        ----------

            Total shareholders' equity  . . . . . . . . . . . . . . . .          32,769,068        29,607,159
                                                                                 ----------        ----------

            Total liabilities and shareholders' equity  . . . . . . . .         $37,596,292       $33,601,795
                                                                                 ----------        ----------
                                                                                 ----------        ----------


FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991


NOTE K - PARENT COMPANY
ONLY FINANCIAL INFORMATION - CONTINUED

CONDENSED STATEMENTS OF INCOME

                                                                                   Years ended December 31,
                                                                               ------------------------------
                                                                                   1992              1991
                                                                               ------------      ------------
Income
  Dividends from subsidiaries . . . . . . . . . . . . . . . . . . . . .         $ 2,014,225       $    91,800

Expenses
   Interest expense on note payable . . . . . . . . . . . . . . . . . .             241,953           347,205
   Amortization of excess of cost over equity in
      net assets of subsidiary  . . . . . . . . . . . . . . . . . . . .              21,917            21,917
   Other expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .              26,630            32,627
                                                                                 ----------        ----------

            Total expenses  . . . . . . . . . . . . . . . . . . . . . .             290,500           401,749
                                                                                 ----------        ----------

Income (loss) before income tax benefit and equity
   in undistributed earnings of subsidiaries  . . . . . . . . . . . . .           1,723,725          (309,949)

Income tax benefit  . . . . . . . . . . . . . . . . . . . . . . . . . .             110,830           234,833
                                                                                 ----------        ----------

Income (loss) before equity in undistributed
   earnings of subsidiaries . . . . . . . . . . . . . . . . . . . . . .           1,834,555           (75,116)

Equity in undistributed earnings of subsidiaries  . . . . . . . . . . .           3,950,154         4,917,863
                                                                                 ----------        ----------

            Net income  . . . . . . . . . . . . . . . . . . . . . . . .         $ 5,784,709       $ 4,842,747
                                                                                 ----------        ----------
                                                                                 ----------        ----------

FIRST PARK RIDGE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 1992 AND 1991


CONDENSED STATEMENTS OF CASH FLOWS

                                                                                    Years ended December 31,
                                                                              --------------------------------
                                                                                  1992               1991
                                                                              -----------        ------------
Cash flows from operating activities:
     Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 5,784,709         $ 4,842,747
     Adjustments to reconcile net income to net cash provided by operating activities:
         Equity in undistributed earnings of subsidiaries . . . . . . .        (3,950,154)         (4,917,863)
         Amortization of excess of cost over equity
           in net assets of subsidiary  . . . . . . . . . . . . . . . .            21,917              21,917
         Changes in operating assets and liabilities:
             (Increase) decrease in income tax payments
              receivable from subsidiaries  . . . . . . . . . . . . . .           (12,356)             66,677
           Increase (decrease) in other liabilities   . . . . . . . . .             9,788              (1,766)
                                                                               ----------          ----------

                   Total adjustments  . . . . . . . . . . . . . . . . .        (3,930,805)         (4,831,035)
                                                                               -----------         ----------

                  Net cash provided by operating activities . . . . . .         1,853,904              11,712

Cash flows from financing activities:
   Net increase in note payable . . . . . . . . . . . . . . . . . . . .           822,800                  -
   Purchase of treasury stock . . . . . . . . . . . . . . . . . . . . .        (2,622,800)                 -
                                                                               -----------         ----------

              Net cash used in financing activities   . . . . . . . . .        (1,800,000)                 -
                                                                               -----------         ----------

              Net increase in cash  . . . . . . . . . . . . . . . . . .            53,904              11,712

Cash, beginning of year . . . . . . . . . . . . . . . . . . . . . . . .            15,144               3,432
                                                                               ----------          ----------

Cash, end of year . . . . . . . . . . . . . . . . . . . . . . . . . . .       $    69,048         $    15,144
                                                                               ----------          ----------
                                                                               ----------          ----------

Supplemental disclosure of cash flow information:
   Cash paid (received) during the year for:
      Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $   239,595         $   348,972
      Income taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .           (98,474)           (158,368)

                                                                       EXHIBIT A





April 15, 1994


Board of Directors
First Park Ridge Corporation
205 North Michigan Avenue
38th Floor
Chicago, Illinois  60611

Gentlemen:

You have requested our opinion as to the fairness to the holders of the outstanding shares of common stock, without par value (the "Shares"), of First Park Ridge Corporation (the "Company") of the consideration of $1,228.14, payable in common stock, par value $10 per share, of First of America Bank Corporation ("First of America") to be received per Share by such holders (the "Stock Consideration") pursuant to the Agreement and Plan of Merger dated as of April 15, 1994 among First of America, First of America - Acquisition Company ("Acquisition Company"), a wholly-owned subsidiary of First of America, and the Company (the "Agreement"). The Agreement provides for the merger of the Company with and into Acquisition Company.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to First of America from time to time, including acting as co-manager of a public offering of subordinated notes of First of America in January 1992.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of First of America for the five years ended December 31, 1993 and audited financial statements of the Company for the four years ended December 31, 1992; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of First of America and certain reports on Form FR Y-9C and other interim reports of the Company; certain other communications from First of America to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company and First of America regarding the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. We also have reviewed with members of the senior management of the Company the results of the Company's due diligence examination of First of America. We also have held discussions with the independent auditors of the Company regarding the financial and accounting affairs of the Company. In addition, we have reviewed the reported price and trading activity for the common stock of First of America, compared certain financial information for the Company and certain financial and stock market information for First of America with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the bank and thrift industries specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

First Park Ridge Corporation
April 15, 1994
Page Two

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company that such forecasts will be realized in the amounts and at the times contemplated thereby. We are not experts in the evaluation of loan portfolios or the allowances for loan losses with respect thereto and have assumed, with your consent, that such allowances for each of the Company and First of America are in the aggregate adequate to cover all such losses. In addition, we have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or First of America or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Stock Consideration to be received by the holders of Shares pursuant to the Agreement is fair to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.

GOLDMAN, SACHS & CO.

                                                                       EXHIBIT B
                          AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger (this "Merger Agreement") is entered into as of this 15th day of April, 1994 by and among First of America Bank Corporation (the "Purchaser"), First of America-Acquisition Company (the "Acquisition Sub") and First Park Ridge Corporation ("Park Ridge").

  WHEREAS, Acquisition Sub is a wholly owned subsidiary of Purchaser and has been organized by Purchaser for the sole purpose of consummating the merger transaction hereinafter described; and

  WHEREAS, the Boards of Directors of Purchaser, Acquisition Sub and Park Ridge have determined that it is in the respective best interests of each of the parties hereto to consummate the merger of Park Ridge with and into Acquisition Sub as hereinafter described in this Merger Agreement (the "Merger"); and

  WHEREAS, as a result of the Merger, all of the issued and outstanding common stock, no par value of Park Ridge (the "Park Ridge Common Stock") will be converted into common stock $10.00 par value of Purchaser (the "Purchaser Common Stock") upon the terms and subject to the conditions set forth in this Merger Agreement; and

  WHEREAS, Park Ridge owns all of the issued and outstanding capital stock of First State Bank & Trust Company of Park Ridge ("FSB"), Bank of Buffalo Grove ("BBG") and First State Bank of Gurnee ("Gurnee") (FSB, BBG and Gurnee being hereinafter referred to individually as a "Subsidiary" and collectively as the "Subsidiaries");

  WHEREAS, Purchaser, Acquisition Sub and Park Ridge desire that the Merger be made upon the terms and subject to the conditions set forth in this Merger Agreement and that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

  NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                    RECITALS

  The Recitals hereinabove set forth are incorporated by reference and made a part of this Merger Agreement.

                                   ARTICLE II
                                     MERGER

  2.1  Merger. Subject to satisfaction or waiver of the conditions set forth in
Article VIII, on the last day of the month in which there occurs receipt of the latest approval of the Board of Governors of the Federal Reserve System ("FRB") specified in Section 1842(a) of Title 12, United States Code, the Commissioner of Banks and Trust Companies of the State of Illinois (the "Illinois Commissioner") pursuant to the Illinois Bank Holding Company Act (the "Illinois Act") and the Michigan Financial Institutions Bureau (the "FIB") pursuant to the Michigan Banking Code of 1969, as amended (the "Michigan Act"), and the lapse of any applicable statutory and regulatory waiting periods or on such other date as shall be agreed upon by the parties hereto, Park Ridge will merge with and into Acquisition Sub and Acquisition Sub shall be the surviving corporation of the Merger. (Acquisition Sub, in its capacity as the corporation surviving the Merger, is sometimes referred to herein as the "Surviving Corporation".) The Merger will be effected pursuant to the provisions of and in accordance with Section 11.05 of the Illinois Business Corporation Act of 1983 as Amended (the "BCA").

2.2 Effective Date Of Merger. The Merger shall become effective as of the date specified in the Certificate of Merger issued by the Illinois Secretary of State as provided for in accordance with the BCA (the "Effective Date").

  2.3  Effect of Merger.  On the Effective Date and upon completion of the
Merger: (a) the separate corporate existence of Park Ridge shall cease and title to all property and rights owned by Park Ridge, including the capital stock of the Subsidiaries, shall be vested in the Surviving Corporation without reversion or impairment; (b) the Surviving Corporation shall have and be responsible and liable for all liabilities of every kind and description of each of Park Ridge and Acquisition Sub; (c) any proceeding pending against either Park Ridge or Acquisition Sub may be continued against the Surviving Corporation as if the Merger did not occur or the Surviving Corporation may be substituted in any proceeding for Park Ridge or Acquisition Sub; and (d) the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of Park Ridge and Acquisition Sub.

  2.4 Articles of Incorporation And Directors. The Articles of Incorporation of Acquisition Sub in effect on the Effective Date shall continue to be the Articles of Incorporation of the Surviving Corporation, and the Bylaws of Acquisition Sub in effect on the Effective Date shall continue to be the Bylaws of the Surviving Corporation. The Directors and Officers of Acquisition Sub immediately prior to the Effective Date will continue to be the Directors and Officers of the Surviving Corporation until their successors are duly elected and qualified.

  2.5  Regulatory Approvals.   Each of the parties hereto shall use their
respective best efforts to obtain all regulatory or other approvals as are required to consummate the Merger and to effect such other actions as are necessary or appropriate to consummate the Merger.



                                  ARTICLE III
                     CONVERSION OF PARK RIDGE COMMON STOCK

  3.1 Certain Definitions. For purposes of this Merger Agreement, the terms hereinafter defined shall have the following meanings:

   (a)  "Exchange Price" shall mean $1,228.14.
   (b) "Valuation Period" shall mean the period of twenty (20) consecutive business days on which trading of the Purchaser Common Stock takes place on the New York Stock Exchange ("NYSE") and ending on the tenth day prior to the Effective Date, or, if such day shall not be a day on which trading in the Purchaser Common Stock takes place, the next preceding day on which trading so takes place.
   (c) "Average Closing Price" shall mean the average (rounded to the nearest penny) of each Daily Sales Price of the Purchaser Common Stock for each business day during the Valuation Period.
   (d) "Daily Sales Price" shall mean for any trading day, the last reported sale price of the Purchaser Common Stock as reported by the NYSE.

  3.2 Conversion of Park Ridge Common Stock; Issuance of Purchaser Common Stock. To effectuate the Merger, and subject to the terms and conditions of this Merger Agreement, each issued and outstanding share of the Park Ridge Common Stock immediately prior to the Effective Date shall, on the Effective Date, be converted into that number of shares of Purchaser Common Stock equal to the quotient determined by dividing (i) the Exchange Price by (ii) the Average Closing Price (the "Exchange Rate"). Subject to Section 3.3, Purchaser shall issue to each holder of the Park Ridge Common Stock that number of shares of Purchaser Common Stock equal to the product determined by multiplying (iii) the number of issued and outstanding shares of Park Ridge Common Stock held by such shareholder immediately prior to the Effective Date by (iv) the Exchange Rate.
  3.3  No Fractional Shares.   No fractional shares of Purchaser Common Stock,
and no certificates representing such fractional shares, shall be issued upon the surrender for exchange of certificates representing Purchaser Common Stock. In lieu of any fractional share, Purchaser shall pay to each holder of Park Ridge Common Stock who otherwise would be entitled to receive a fractional share of Purchaser Common Stock an amount of cash (without interest) equal to the product determined by multiplying (i) the Average Closing Price by

(ii) the fractional share interest to which such holder would otherwise be entitled.

  3.4 No Dilution. The total consideration to be received by any holder of Park Ridge Common Stock may not be decreased as a result of any stock dividend, or extraordinary distribution upon, or subdivision, reclassification or combination of, or any other similar transaction with respect to the Purchaser Common Stock. In the event that Purchaser shall declare any stock dividend or make any extraordinary distribution upon its common stock to holders of record during the Valuation Period, each holder of Park Ridge Common Stock shall receive a like stock dividend or distribution with respect to the Purchaser Common Stock received in the Merger determined as if the Merger had been consummated immediately prior to the record date of such stock dividend or distribution.

  3.5 Additional Consideration. In the event that the Merger is not consummated on or before October 14, 1994, (the "Interest Date") each holder of Park Ridge Common Stock shall receive as additional consideration hereunder, Purchaser Common Stock having a value equivalent to the product determined by multiplying (i) the Exchange Price by (ii) the number of shares of Park Ridge Common Stock held by such shareholder immediately prior to the Effective Date by (iii) the Interest Rate (as hereinafter defined) by (iv) a fraction with a numerator equal to the number of days elapsed between the Interest Date and the Effective Date and a denominator of 365. For purposes hereof, the Interest Rate shall be 7.75% per annum. In the event that additional consideration is payable pursuant to this Section 3.5, Purchaser shall issue additional shares of Purchaser Common Stock to each holder of Park Ridge Common Stock determined in the manner provided in this Section 3.5 and cash payments in lieu of fractional shares as provided in Section 3.3.

  3.6  Procedure For Exchange Of Stock.

   (a) After the Effective Date, holders of certificates theretofore evidencing outstanding shares of Park Ridge Common Stock, upon surrender of such certificates to an exchange agent appointed by Purchaser (the "Exchange Agent"), shall be entitled to receive certificates representing the number of whole shares of Purchaser Common Stock into which such shares of Park Ridge Common Stock theretofore represented by the certificates so surrendered shall have been converted as provided in Section 3.2 and cash payments in lieu of fractional shares, if any, as provided in Section 3.3. As soon as practicable after the Effective Date, the Exchange Agent will send a notice and transmittal form to each holder of Park Ridge Common Stock of record as of the Effective Date advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly evidencing Park Ridge Common Stock in exchange for new certificates for Purchaser Common Stock. Upon surrender to the Exchange Agent of outstanding certificates evidencing Park Ridge Common Stock, each such certificate evidencing Park Ridge Common Stock shall be canceled and Purchaser shall cause the Exchange Agent to issue and distribute to holders of the Park Ridge Common Stock certificates of Purchaser Common Stock and cash payment in lieu of fractional shares as determined in accordance with terms of this Merger Agreement. All certificates of Purchaser Common Stock distributed in exchange for the Park Ridge Common Stock shall bear the legend set forth in Section 3.3 of the Rights Agreement, as that term is hereinafter defined.
   (b) Until outstanding certificates formerly representing Park Ridge Common Stock are surrendered as provided in Section 3.6(a), no dividend or distribution payable to holders of record of Purchaser Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions, without interest, theretofore paid with respect to such whole shares of Purchaser Common Stock, but not paid to such holder, and provided that such dividends or distributions had a record date occurring on or subsequent to the Effective Date. After the Effective Date, there shall be no further registration of transfers on the records of Park Ridge of outstanding certificates formerly representing shares of Park Ridge Common Stock and, if a certificate formerly representing such shares is presented to Park Ridge or Purchaser, it shall be forwarded to the Exchange Agent for cancellation and exchanged for certificates representing shares of Purchaser Common Stock and, if applicable, cash in lieu of fractional shares as herein provided.
   (c) All shares of Purchaser Common Stock and cash for any fractional shares issued and paid upon the surrender for exchange of Park Ridge Common Stock in accordance with the above terms and conditions shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Park Ridge Common Stock.
   (d) In the event any certificate of Park Ridge Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, and, at Purchaser's option, a bond adequate to indemnify it and the Exchange Agent against any claims relating thereto, such shares of Purchaser Common Stock and cash for fractional shares, if any, as may be required pursuant to this Merger Agreement.
   (e) Any shares of Park Ridge Common Stock held by a Dissenting Shareholder (as hereinafter defined) shall not be converted into shares, or the right to receive shares, of Purchaser Common Stock unless and until such holder shall have effectively withdrawn or otherwise lost the right to appraisal of and payment for his shares of Park Ridge Common Stock under the BCA, at which time such shares shall upon surrender in accordance with Section 3.6(a) hereof be converted into shares, and cash payment in lieu of fractional shares of Purchaser Common Stock, as provided in Sections 3.2, 3.3 and 3.5 (if applicable) hereof. Park Ridge shall give prompt notice to Purchaser of any demands received from any Dissenting Shareholder for appraisal of and payment for their shares of Park Ridge Common Stock. Park Ridge shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demands for appraisal. As used herein, the term Dissenting Shareholder means any holder of Park Ridge Common Stock who exercises dissent rights under Section 11.65 of the BCA.





                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                        OF PURCHASER AND ACQUISITION SUB

  Purchaser and Acquisition Sub hereby jointly and severally represent and warrant to Park Ridge as follows:

  4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and has the requisite corporate power and authority to carry on its business as now conducted. Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has the requisite corporate power to carry on its business as now conducted. Each of Purchaser and Acquisition Sub is registered as a bank holding company under
Section 1481 et seq. of Title 12, United States Code (the "Bank Holding Company Act"). Each of Purchaser and Acquisition Sub is duly qualified and in good standing to do business in each jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a material adverse effect upon the business of Purchaser or Acquisition Sub as the case may be.

  4.2 Authority Relative to this Agreement; Non-Contravention. Each of Purchaser and Acquisition Sub has the requisite corporate power and authority to enter into this Merger Agreement and to perform its respective obligations hereunder. The execution and delivery of this Merger Agreement by Purchaser and Acquisition Sub and the consummation by each of them of the transactions contemplated hereby have been duly authorized and Purchaser, as sole shareholder of Acquisition Sub, has approved this Merger Agreement, and no other corporate proceedings on the part of Purchaser or Acquisition Sub are necessary to authorize this Merger Agreement, the Merger and the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by each of Purchaser and Acquisition Sub and constitutes a valid and binding obligation of each of them, enforceable in accordance with its terms. Neither Purchaser nor Acquisition Sub is subject to, or obligated under, any provision of (a) its respective Charter (as hereinafter defined) or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Merger Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Purchaser and its subsidiaries, taken as a whole, or the consummation of the transactions contemplated hereby. Other than in connection with obtaining approvals of, and making filings with, any governmental or regulatory authority pursuant to the Bank Holding Company Act, Illinois Act, the Michigan Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "1934 Act"), rules of the NYSE, and state securities or blue sky laws, and the rules and regulations thereunder ("Blue Sky Laws"), no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Purchaser or Acquisition Sub for the consummation by them of the transactions contemplated by this Merger Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Purchaser and its subsidiaries taken as a whole or the consummation of the transactions contemplated hereby. As used herein, the term "Charter" with respect to any corporation or banking association shall mean those instruments that at that time constitute its charter or articles of incorporation as filed or recorded under the general corporation or other applicable law of the jurisdiction of incorporation or association, including the articles or certificate of incorporation or association, any amendments thereto and any articles or certificate of merger or consolidation.

  4.3 Validity of Purchaser Common Stock. The shares of Purchaser Common Stock to be issued pursuant to this Merger Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable. Subject to the restrictions set forth in Securities and Exchange Commission Rule 145 under the 1933 Act, the shares of Purchaser Common Stock to be issued pursuant to the Merger Agreement will be, when issued, fully registered under the 1933 Act and under all applicable Blue Sky Laws and shall be free from all restrictions or limitations upon the transfer or sale thereof.

  4.4 Capital Structure. As of December 31, 1993, the authorized capitalization of Purchaser consisted of 100,000,000 shares of Common Stock, par value $10.00 per share, of which 59,520,710 shares were outstanding; 10,000,000 shares of Preferred Stock, without par value, which have been divided into and issued in series as follows: 500,000 shares have been designated as Series A Junior Participating Preferred Stock of which no shares are outstanding. The authorized capital stock of Acquisition Sub consists of 1,000 shares, no par value, all of which are issued and outstanding.. All of the issued and outstanding shares of Acquisition Sub are owned by Purchaser. All of the issued and outstanding capital stock of Purchaser and Acquisition Sub is validly issued and fully paid and nonassessable and none of such issued and outstanding capital stock is issued in violation of preemptive rights of any shareholder or in violation of any agreement binding upon either Purchaser or Acquisition Sub. Except incident to Purchaser's Shareholders' Investment Plan, Employee Service/Retirement Award Program, the Restated First of America Bank Corporation 1987 Stock Option Plan, the First of America Bank Corporation Reserve Plus Savings Plan, the rights to acquire shares pursuant to the Rights Agreement dated July 18, 1990, (the "Rights Agreement"), between Purchaser and First of America Bank-Michigan, N.A., as Rights Agent, the possible offering, pursuant to a "shelf" registration statement on Form S-3 filed by Purchaser under the Securities Act of 1933, as amended (the "Securities Act"), of shares of Purchaser's Preferred Stock, and any conversion rights applicable thereto, and conversion rights incident to the Purchaser's Preferred Stock, and except pursuant to the terms of an Agreement and Plan of Reorganization dated as of October 12, 1993, between Purchaser and LGF Bancorp, Inc., there were, as of December 31, 1993, no outstanding warrants, options, rights, calls or other commitments of any nature relating to the authorized but unissued shares of Purchaser's Common Stock or Purchaser's Preferred Stock or concerning the authorization, issuance or sale of any other class of equity securities of Purchaser. Except incident to the foregoing plans, programs and rights, between December 31, 1993, and the date of this Merger Agreement there has been no material change in the capitalization of Purchaser. The number of shares set forth above is subject to change before the Effective Date by affiliation with other banks, bank holding companies or bank-related businesses or by purchase, sale, issuance, redemption, conversion, distribution or other transactions. A vote of the shares set forth above is not required to approve this Merger Agreement. Each of the holders of shares of Purchaser Common Stock distributed in exchange for the Park Ridge Common Stock shall have Rights (as defined in the Rights Agreement) with respect to such shares of Purchaser Common Stock to the same extent as if such Purchaser Common Stock had been issued and outstanding on July 30, 1990.

  4.5 1934 Act Reports. Prior to the execution of this Merger Agreement, Purchaser has delivered to Park Ridge complete and accurate copies of (a) Purchaser's Annual Reports on Form 10-K for the years ended December 31, 1991, 1992 and 1993 (the "Purchaser 10-K Reports") as filed under the 1934 Act with the Securities and Exchange Commission (the "SEC"), (b) all Purchaser proxy statements and annual reports to shareholders used in connection with meetings of Purchaser's shareholders held since January 1, 1991 and (c) Purchasers' Quarterly Reports on Form 10-Q for the quarters ended September 30, 1993 and June 30, 1993 (the "Purchaser 10-Q Reports") as filed under the 1934 Act with the SEC. As of their respective dates, such documents (i) did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable laws and rules and regulations of the SEC. Since January 1, 1991, Purchaser has filed in a timely manner all reports and other documents that it was required to file with the SEC pursuant to the 1934 Act and the rules and regulations thereunder. Since December 31, 1993, there has not been any material adverse change in the financial condition, results of operation or business of Purchaser and it subsidiaries on a consolidated basis.

  4.6 Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of Purchaser or Acquisition Sub threatened, against Purchaser, or any of its subsidiaries or Acquisition Sub or against any of their respective assets or properties which if determined adversely to Purchaser or its subsidiaries or Acquisition Sub could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Purchaser and its subsidiaries or Acquisition Sub, taken as a whole, or which would have a material adverse effect on the ability of Purchaser or Acquisition Sub to consummate the Merger and the other transactions contemplated hereby.

  4.7 Reports and Filings. Since January 1, 1991, each of Purchaser and its subsidiaries has filed each report or other filing it was required to file with any federal or state banking or bank holding company regulatory authority having jurisdiction over it (together with all exhibits thereto, the "Purchaser Regulatory Reports") and has paid all fees and assessments due and payable in connection therewith, except for such reports and filings which the failure to so file would not have a material adverse effect on the business, operations or financial condition of Purchaser and its subsidiaries, taken as a whole. As of their respective dates or as subsequently amended prior to the date hereof, each of the Purchaser Regulatory Reports was true and correct in all material respects and complied in all material respects with applicable laws, rules and regulations.

  4.8  Compliance with Laws.   Each of Purchaser, its subsidiaries and
Acquisition Sub has complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof and with all judgments, decrees and orders of any governmental agency or Court which affect the business of Purchaser, its subsidiaries or Acquisition Sub or any owned or leased properties of Purchaser, its subsidiaries or Acquisition Sub and to which Purchaser, any of its subsidiaries or Acquisition Sub may be subject, except where the failure to so comply would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Purchaser, its subsidiaries and Acquisition Sub, taken as a whole.

  4.9 Absence of Governmental Proceedings. Neither Purchaser, nor any of its subsidiaries or Acquisition Sub is a party defendant or respondent to any pending legal, equitable or other proceeding commenced by any governmental agency, where such proceeding, if concluded adversely to Purchaser, its subsidiaries or Acquisition Sub, would have a material adverse effect on the business, operations or financial condition of Purchaser, its subsidiaries and Acquisition Sub, taken as a whole, and to the best of their knowledge, no such proceeding is threatened.

  4.10 Absence of Undisclosed Liabilities. Except as disclosed in Purchaser's 10-K Report for the year ended December 31, 1993, neither Purchaser nor any of its subsidiaries has any indebtedness, obligation or liability (contingent or otherwise) that would have a material adverse effect on the business, operations or financial condition of Purchaser and its subsidiaries, taken as a whole.

  4.11 Regulatory Approvals.   As of the date hereof, Purchaser is not aware of
any reason that the regulatory approvals specified in Section 4.2 and required hereunder to be obtained by it will not be obtained.

  4.12 Taxes. To the best of Purchaser's knowledge, Purchaser and its subsidiaries have duly filed all federal, state, county and local income, excise, real and personal property and other tax returns and reports (including, but not limited to, social security, withholding, unemployment insurance, and sales and use taxes) required to have been filed up to the date hereof. All such returns are true and correct in all material respects, and Purchaser or its subsidiaries have paid or, prior to the Effective Date, will pay all taxes, interest and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith) claimed to be due to any Federal state, county, local or other taxing authority, and there is, and on the Effective Date will be, no basis for any additional claim or assessment which might materially and adversely affect Purchaser and its subsidiaries on a consolidated basis, except for those being contested in good faith which have been fully disclosed to Park Ridge.

  4.13 Title To Assets.   To the best of Purchaser's knowledge, Purchaser and
each of its subsidiaries have good and marketable title to all their respective assets and properties, whether real or personal, tangible or intangible, which they purport to own, including without limitation, the capital stock of
Purchaser's subsidiaries.   Such assets and properties are subject to no liens,
mortgages, security interests, encumbrances, pledges or charges of any kind, except (i) statutory liens for taxes not yet delinquent; and (ii) such liens, mortgages, security interests, encumbrances and charges which do not, in the aggregate, have a material adverse effect on the business, operations or financial condition of Purchaser and its subsidiaries, taken as a whole.

  4.14 Environmental Liabilities.

   (a) Neither Purchaser, nor any of its subsidiaries, have received any notices from any governmental agency that it is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (collectively "Environmental Law") where such event, if determined adversely to Purchaser, would have a material adverse effect on the business, operations, or financial condition of Purchaser, its subsidiaries or Acquisition Sub, taken as a whole.
   (b) To the best knowledge of Purchaser and Acquisition Sub, no portion of any real property at any time owned or leased by Purchaser or any of its subsidiaries has been used by Purchaser or any of its subsidiaries for the handling, processing, storage or disposal of Hazardous Substances (as hereinafter defined) in a manner which violates any Environmental Law where such event, if determined adversely to Purchaser, would have a material adverse effect on the business, operations, or financial condition of Purchaser, its subsidiaries or Acquisition Sub, taken as a whole, and, to the best knowledge of Purchaser and Acquisition Sub, no underground tank or other underground storage receptacle for Hazardous Substances is located on any such real estate. To the best knowledge of Purchaser and Acquisition Sub, there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping (collectively, a "Release") of Hazardous Substances by Purchaser or any of its subsidiaries on, upon, or into any of such real estate, where such event, if determined adversely to Purchaser, would have a material adverse effect on the business, operations, or financial condition of Purchaser, its subsidiaries or Acquisition Sub, taken as a whole. As used herein, the term Hazardous Substances includes all toxic or hazardous substances, pollutants, or contaminants described in or regulated by any Environmental Law.

  4.15 Disclosure. The representations and warranties contained in this Merger Agreement and in any other written documents executed and/or delivered by or on behalf of Purchaser or Acquisition Sub pursuant to the terms of this Merger Agreement are true and correct in all material respects, and such statements and other documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The statements made in such other documents shall be deemed to constitute representations and warranties of Purchaser and Acquisition Sub under this Merger Agreement to the same extent as if herein set forth in full. All such statements are made exclusively for the benefit of Park Ridge and its shareholders in connection with the transactions contemplated by this Merger Agreement and may not be relied upon by any other party. No representation or warranty made herein or in any other written document shall be affected or deemed waived by reason of the fact that Park Ridge or any shareholder of Park Ridge knew or should have known that any such representation or warranty might be untrue or inaccurate in any respect.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PARK RIDGE

  Park Ridge represents and warrants to Purchaser and Acquisition Sub as follows:

  5.1 Organization. Park Ridge is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Illinois and has the requisite corporate power and authority to carry on its business as now conducted. Each of the Subsidiaries is an Illinois banking corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Park Ridge and the Subsidiaries own or possess in the operation of their respective businesses all franchises, licenses, permits, certificates, consents, approvals, waivers, and other authorizations, governmental or otherwise, which are necessary for them to conduct their business as now conducted, except for those where the failure of such ownership or possession would not have a material adverse effect on the business, operations, or financial condition of Park Ridge or any of the Subsidiaries.

  5.2 Execution and Performance of Agreement. Park Ridge has the requisite corporate power and authority to enter into this Merger Agreement and perform its obligations hereunder. The execution and delivery of this Merger Agreement by Park Ridge has been duly authorized by its Board of Directors and no other corporate actions, except for approval of the merger by Park Ridge's shareholders, are necessary to authorize this Merger Agreement, the Merger, or the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by Park Ridge and, subject to shareholder approval, constitutes a valid and binding obligation of Park Ridge, enforceable in accordance with its terms. Neither Park Ridge nor any Subsidiary is subject to, or obligated under, any provision of (a) its respective Charter or Bylaws,
(b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its or any of its subsidiaries' assets would be created, by its execution, delivery and performance of this Merger Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Park Ridge or the Subsidiaries, or the consummation of the transactions contemplated hereby. Other than as set forth in Schedule
5.2 or in connection with obtaining approvals of, and making filing with, any governmental or regulatory authority pursuant to the Bank Holding Company Act, the Illinois Act, and the HSR Act, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Park Ridge or the Subsidiaries for the consummation by them of the transactions contemplated by this Merger Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Park Ridge or the Subsidiaries, taken as a whole, or the consummation of the transactions contemplated hereby.

  5.3 Absence of Violations. To the best of its best knowledge, neither Park Ridge nor the Subsidiaries is in violation of their respective Charter or Bylaws, or of any applicable law or ordinance or any order, rule, or regulation of any federal, state, local, or other governmental agency or body, in any material respect, or in default with respect to any order, writ, injunction, or decree of any court, in any material respect, any of which violations or defaults might have a materially adverse effect on the business, operations or financial condition of Park Ridge or the Subsidiaries.

  5.4 Compliance with Agreements. Park Ridge and the Subsidiaries are not in violation of any material term of any material security agreement, mortgage, indenture, or any other contract, agreement, instrument, lease, or certificate to which they are a party. The capital ratios of Park Ridge and the Subsidiaries comply fully with all terms of all currently outstanding supervisory and regulatory requirements.

  5.5 Subsidiaries. The Subsidiaries are direct, wholly owned subsidiaries of Park Ridge and they are the only subsidiaries of Park Ridge. Park Ridge does not directly or indirectly own, control, or hold with the power to vote, any shares of the capital stock or other equity interests in any corporation, organization or other entity except for the Subsidiaries.

  5.6 Capital Structure of Park Ridge. The authorized capital stock of Park Ridge consists of 200,000 shares of common stock of no par value, of which, as of the date of this Merger Agreement, 65,139 shares have been duly issued and are validly outstanding and fully paid. The aforementioned shares of Park Ridge Common Stock are the only shares of capital stock of Park Ridge authorized, issued, or outstanding as of such date and no subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of Park Ridge are authorized, issued, or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of Park Ridge. No other voting securities or subscriptions, warrants, options, rights, convertible securities, or similar arrangements or commitments in respect of securities of Park Ridge are issued or outstanding. Park Ridge is neither a party to, nor is obligated by, any commitment, plan, or arrangement to issue or to sell any shares of capital stock or any other equity interest in Park Ridge. The number of shares of Park Ridge issued and outstanding, as set forth above, is not subject to change before the Effective Date.

  5.7  Capital Structure of the Subsidiaries.   The authorized capital stock of
the Subsidiaries is set forth in Schedule 5.7 attached hereto. The capital stock of the Subsidiaries (the "Subsidiary Shares") described in Schedule 5.7 is duly issued, validly outstanding, fully paid and held by Park Ridge. The Subsidiary Shares are the only issued and outstanding capital stock of the Subsidiaries. Except as set forth in said Schedule 5.7, no subscriptions, warrants, pledges, options, rights, convertible securities or similar arrangements in respect of the securities of the Subsidiaries are authorized, issued or outstanding which would enable the holder thereof to purchase or otherwise acquire shares of any class of capital stock of the Subsidiaries. Except as set forth in said Schedule 5.7, no other voting securities or subscriptions, warrants, pledges, rights, convertible securities or similar arrangements in respect of the securities of the Subsidiaries are issued or outstanding. The Subsidiaries are neither a party to, nor obligated by, any commitment, plan or arrangement to issue or to sell any shares of capital stock or any other equity interest in the Subsidiaries.

  5.8 Charter and Bylaws. The copies of the Charter and all amendments thereto and of the Bylaws, as amended, of Park Ridge and the Subsidiaries have been made or will be made available to Purchaser and are true, correct, and complete copies thereof.

  5.9 Books and Records. The books and records of Park Ridge and the Subsidiaries fairly reflect the transactions to which each is a party or by which their properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance in all material respects with all applicable legal and accounting requirements. Park Ridge and the Subsidiaries follow generally accepted accounting principles applied on a consistent basis in the preparation and maintenance of their books of account and financial statements. Park Ridge and the Subsidiaries have filed all material reports and returns required by any law or regulation to be filed by them.

  5.10 Regulatory Approvals and Filings, Contracts, Commitments etc. Park Ridge
has made  available to Purchaser   and will grant to Purchaser continuing access
until the Effective Date, to originals or copies of the following documents relating to Park Ridge and the Subsidiaries:

   (a) All employment contracts, deferred compensation, non-competition, bonus, (except as set forth in 7.1(d), all of the foregoing, if any, contracts, or arrangements are terminable at will without further liability on not more than 60 days written notice) profit-sharing, pension, retirement, consultation after retirement, incentive, insurance arrangements or plans (including medical, disability, group life or other insurance plans), and any other remuneration or fringe benefit arrangements applicable to employees, officers, or directors of Park Ridge or the Subsidiaries, accompanied by any agreements, embodying such contracts, plans, or arrangements, and all employee manuals and memoranda relating to employment and benefit policies and practices of any nature whatsoever (whether or not distributed to employees or any of them);

   (b) All contracts, agreements, leases, mortgages, and commitments, with an aggregate liability in excess of $100,000 per annum, to which Park Ridge or the Subsidiaries are parties or may be bound;
   (c) All material contracts, agreements, leases, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which Park Ridge or the Subsidiaries is a party or may be bound and which require the consent or approval of third parties to the execution and delivery of this Merger Agreement or to the consummation or performance of any of the transactions contemplated thereby;
   (d) All deeds, leases, contracts, agreements, mortgages, and commitments, whether or not entered into in the ordinary course of business, to which Park Ridge or the Subsidiaries is a party or may be bound and which relate to land, buildings, fixtures, or other real property upon or within which Park Ridge or the Subsidiaries operate their businesses or are authorized to operate their businesses, or with respect to which Park Ridge or the Subsidiaries have any application pending for authorization to operate their businesses; and
   (e) Any pending application, including any documents or materials related thereto, which has been filed by Park Ridge or the Subsidiaries with any federal or state regulatory agency with respect to the establishment of a new office or the acquisition or establishment of any additional banking or non-banking subsidiary.

  5.11 Financial Statements.   Park Ridge has furnished to Purchaser its
consolidated statement of condition as of each of December 31, 1988, December 31, 1989, December 31, 1990, December 31, 1991, and December 31, 1992,(and will furnish its December 31, 1993 consolidated statement of condition when available), and its related consolidated statement of income, consolidated statement of changes in financial position, and consolidated statement of changes in stockholders' equity for each of the periods then ended, and the notes thereto (collectively, the "Park Ridge Financial Statements"). The Park Ridge Financial Statements, including the related notes, (a) were prepared in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved, and (b) are in accordance with the books and records of Park Ridge which have been maintained in accordance with generally accepted accounting principles or the requirements of financial institution regulatory authorities, as the case may be, and (c) fairly reflect the consolidate financial position of Park Ridge and the Subsidiaries as of such dates, and the consolidated results of operations of Park Ridge and the Subsidiaries for the periods ended on such dates, and do not fail to disclose any material extraordinary or out-of-period items.

  5.12 Call Reports, Subsidiaries Holding Company Reports.

   (a) The Subsidiaries have furnished or will, no later than ten business days after the date hereof, furnish to Purchaser their Consolidated Reports of Condition and Income for the calendar quarters ended December 31, 1993 and thereafter. All of such Consolidated Reports of Condition and Income, including the related schedules and memorandum items, were prepared in accordance with generally accepted accounting principles applied in all material respects and as to each category of assets and liabilities and each category of income and expense on a consistent basis throughout the periods involved, except as expressly stated therein.
   (b) Park Ridge has furnished to Purchaser reports on Forms FRY-9LP and FRY-9C (the "FRB Reports") as filed with the FRB as of December 31, 1993 on behalf of Park Ridge.

  5.13 Absence of Undisclosed Liabilities. Park Ridge and the Subsidiaries have no obligation or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which is material, or that when combined with all similar obligations or liabilities would be material, to Park Ridge and the Subsidiaries except (a) as disclosed in the Park Ridge Financial Statements or the FRB Reports, or (b) as set forth on
Schedule 5.13 hereof, or (c) trade payables in the ordinary course of business, or (d) for unfunded loan commitments made by the Subsidiaries in the ordinary course of their business consistent with past practice.

  5.14 Absence of Certain Developments. Since December 31, 1993, except as set forth on Schedule 5.14 hereof, there has been no material adverse change in the condition, financial or otherwise, assets, properties, liabilities, or businesses of Park Ridge or the Subsidiaries. Since December 31, 1993 Park Ridge and the Subsidiaries have conducted their business only in the ordinary course of such business and consistent with past practice; provided, however, that Gurnee is, as of the date hereof, an inactive subsidiary and has not engaged in any business in the ordinary course.

  5.15 Tax Matters. To the best of Park Ridge's knowledge, all federal, state, local, and foreign tax returns and reports (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, and any other tax under laws of the United States or any state or municipal or political subdivision thereof) required to be filed by or on behalf of Park Ridge and the Subsidiaries have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, or requests for extensions have been timely filed, granted, and have not expired for periods ending on or before December 31, 1993, and all returns filed are complete and accurate to the best of the knowledge of the management of Park Ridge and the Subsidiaries and properly reflect the taxes of Park Ridge and the Subsidiaries for the periods covered thereby, provided, however, that income tax returns for calendar 1993 are not yet due and have not been filed. All taxes shown on filed returns have been paid. As of the date hereof, there is no audit examination, deficiency, or refund litigation or tax claim or any notice of assessment or proposed assessment by the IRS or any other taxing authority, or any other matter in controversy with respect to any taxes that might result in a determination adverse to Park Ridge and the Subsidiaries, except as reserved against in the Park Ridge Financial Statements.

  5.16 Reports. Since December 31, 1993, Park Ridge and the Subsidiaries have effected all registrations and filed all reports described in Section 5.12 and all material reports and statements, together with any amendments required to be made with respect thereto, which Park Ridge or the Subsidiaries were required to effect or file with (a) the FRB, (b) the FDIC, (c) the United States Department of the Treasury, (d) the Illinois Commissioner, and (e) any other governmental or regulatory authority or agency having jurisdiction over the operations of Park Ridge and the Subsidiaries. Each of such registrations, reports, and documents, including the financial statements, exhibits, and schedules thereto, does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

  5.17 Legal Proceedings. Except as disclosed in the Park Ridge Financial Statements or in Schedule 5.17 hereto, there is no claim, action, suit, arbitration, investigation, or other proceeding pending before any court, governmental agency, authority or commission, arbitrator, or impartial mediator (of which Park Ridge or the Subsidiaries has been served with process or otherwise been given notice) or, to the knowledge of Park Ridge or the Subsidiaries, threatened or contemplated against or affecting them or their property, assets, interests, or rights, or any basis therefor of which notice has been given, which, if adversely determined, would have a material adverse effect (financial or otherwise) on the business, operating results, or financial condition of Park Ridge or the Subsidiaries, or the consummation of the transactions contemplated by this Merger Agreement.

  5.18 Absence of Governmental Proceedings. Neither Park Ridge nor the Subsidiaries is a party defendant or respondent to any pending legal, equitable, or other proceeding commenced by any governmental agency and, to the best of its knowledge, no such proceeding is threatened.

  5.19 Federal Deposit Insurance. The deposits held by the Subsidiaries are insured up to the statutory limits by the Insurance Fund of the FDIC pursuant to the provisions of the Federal Deposit Insurance Act, as amended (12 U.S.C. 1811 et seq), and each of the Subsidiaries has paid all assessments and filed all related reports and statements required under the Federal Deposit Insurance Act.

  5.20 Other Insurance.   Park Ridge and the Subsidiaries carry insurance with
reputable insurers, including blanket bond coverage, in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their businesses. All such policies of insurance are in full force and effect, and no notice of cancellation has been received.

  5.21 Labor Matters. Neither Park Ridge nor the Subsidiaries is a party to or bound by any collective bargaining contracts with any of its employees. As of the date hereof, neither Park Ridge nor the Subsidiaries is aware of any attempts to organize a collective bargaining unit to represent any of its employee groups.

  5.22 Employee Benefit Plans.

   (a) Park Ridge has previously made available or will make available to Purchaser for its continuing review until the Effective Date, true, complete, and accurate copies of all pension, retirement, savings, or profit-sharing plans, any employment or deferred compensation, agreement, or group insurance contract or any other incentive, welfare, life insurance, death or survivor's benefit, health insurance, sickness, disability, medical, surgical, hospital, severance, layoff or vacation plans, contracts, and arrangements or employee benefit plans or agreements sponsored, maintained, or contributed to by Park Ridge or the Subsidiaries for the employees or former employees of Park Ridge or the Subsidiaries and the most recent annual reports, if any, filed with any government agency and all IRS rulings and determination letters and any open requests for such rulings and letters that pertain to any such plan.
   (b) Except for liabilities to the Pension Benefit Guaranty Corporation ("PBGC") pursuant to Section 4007 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all of which have been fully paid, and except for liabilities to the IRS under Section 4971 of the Code, all of which have been fully paid, Park Ridge and the Subsidiaries have no material liability with respect to any pension plan (within the meaning of Section 401(a) of the Code) that is qualified under Section 401 of the Code.
   (c) All "employee benefit plans," as defined in Section 3(3) of ERISA, that cover one or more employees employed by the Subsidiaries (each individually a "Plan" and collectively the "Plans"), comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Code. To the best of its knowledge, as of December 31, 1993, neither of the Subsidiaries had any material liability under any Plan which is not reflected in the FRB Reports (other than such normally unrecorded liabilities under the Plans for sick leave, holiday, education, bonus, vacation, incentive compensation, and anniversary awards, provided that such liabilities are not in any event material). To the best of its knowledge, neither the Plans, Park Ridge and the Subsidiaries, nor any trustee or administrator of the Plans, has ever engaged in a "prohibited transaction" with respect to the Plans within the meaning of Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, nor have there been any "reportable events" within Section 4043 of ERISA for which the thirty-day notice therefor has not been waived. Park Ridge and the Subsidiaries have not incurred any material liability under
  Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan.

  5.23 Environmental Liability.

   (a) Neither Park Ridge nor the Subsidiaries have received any notices from any governmental agency that it is in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including those arising under any Environmental Law.
   (b) To the best of its knowledge, no portion of any real property at any time owned or leased by Park Ridge and the Subsidiaries has been used by Park Ridge and the Subsidiaries for the handling, processing, storage or disposal of Hazardous Substances in a manner which violates any Environmental Law and, to the best of its knowledge, no underground tank or other underground storage receptacle for Hazardous Substances is located on any such real estate. To the best of its knowledge , there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping (collectively, a "Release") of Hazardous Substances by Park Ridge or any of the Subsidiaries on, upon, or into any of such real estate.

  5.24 Real and Personal Property. Except for as set forth in Schedule 5.24 hereto or property and assets disposed of in the ordinary course of business, Park Ridge and the Subsidiaries possess good and marketable title to and own, free and clear of any mortgage, pledge, lien, charge, or other encumbrance or other third party interest of any nature whatsoever which would materially interfere with the business or operations of Park Ridge and the Subsidiaries, their real and personal property and other assets, including without limitation those properties and assets reflected in the FRB Reports , or acquired by Park Ridge and the Subsidiaries subsequent to the date thereof. The leases pursuant to which the Subsidiaries lease real or personal property are valid and effective in accordance with their respective terms; and there is not, under any such lease, any material existing default or any event which, with the giving of notice or lapse of time or otherwise, would constitute a material default. The real and personal property leased by the Subsidiaries is free from any adverse claim which would materially interfere with the business or operation of the Subsidiaries.

  5.25 Material Contract Defaults. Neither Park Ridge nor the Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its assets, business, or operations may be bound or affected or under which it or its assets, business, or operations receive benefits; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

  5.26 Brokers and Advisers.   Neither Park Ridge nor the Subsidiaries have
incurred or will incur any liability for brokers', finders', agents' or investment advisory fees or commissions in connection with this Merger Agreement or the transactions contemplated hereby except for the investment advisory fee payable to Goldman Sachs & Co. pursuant to an agreement dated December 2, 1993 (the "Goldman Agreement"), a copy of which has been provided
to Purchaser.   Except for the Goldman Agreement, Park Ridge has fee agreements with all outside attorneys, accountants, and other independent experts and advisors it has used or plans to use in connection with the transactions contemplated in this Merger Agreement, which provide that such attorneys, accountants, and other independent experts and advisors will be compensated only at their normal hourly or per diem rates plus reasonable out-of-pocket expenses.

  5.27 Regulatory and Other Approvals. As of the date hereof, Park Ridge is not aware of any reason that the regulatory approvals specified in Section 5.2 and required to be obtained by it will not be obtained.

  5.28 Shareholders of the Company.   Schedule 5.28 accurately identifies the
names and addresses of all of the shareholders of Park Ridge. From the date hereof until the Effective Date, Park Ridge shall, upon request, provide Purchaser with a complete list of all of its shareholders, including the names, addresses and number of shares of Park Ridge common stock held by each shareholder. Without the advance written consent of Park Ridge, Purchaser will not disclose or make use of the information provided by Park Ridge pursuant hereto except as may be required in connection with regulatory or other filings permitted by this Agreement, the mailing of the Prospectus/Proxy Statement (as hereinafter defined) or as is otherwise specifically permitted by this Merger Agreement.

  5.29 Loans. All loans and loan commitments extended by the Subsidiaries (the "Loans") have been made in accordance with the Subsidiaries' customary lending standards in the ordinary course of business. The Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations of the borrowers enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and remedies generally from time to time in effect and by applicable law which may affect the availability of equitable remedies. All such Loans are, and at the Effective Date will be, free and clear of any security interest, lien, encumbrance or other charge, except for rights of participating banks pursuant to participation agreements entered into in the ordinary course of business, and Park Ridge and the Subsidiaries have complied, and at the Effective Date will have complied, in all material respects with all laws and regulations relating to such Loans.
The Loans are not subject to any material offsets, or to the knowledge of Park Ridge, claims of material offset, or claims of other material liability on the part of Park Ridge or the Subsidiaries, except, in each case, claims of offset or liability which in the aggregate would not have a material adverse effect on the business, operations or financial condition of Park Ridge or the Subsidiaries taken as a whole.

  5.30 Fiduciary Responsibilities. To the best of Park Ridge's knowledge, Park Ridge and the Subsidiaries have performed all of their duties in their capacities as trustees, executors, administrators, registrars, guardians, custodians, escrow agents, receivers or any other fiduciary capacity in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments and common law standards.

  5.31 Insider Interests. All loans, extensions of credit, and other contractual arrangements (including deposit relationships) between Park Ridge or the Subsidiaries and any officer or director of the Park Ridge or the Subsidiaries, or any affiliate of any such officer or director conform to applicable rules and regulations and requirements of all applicable regulatory agencies. No officer or director of Park Ridge or the Subsidiaries has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Park Ridge or the Subsidiaries.

  5.32 No Sensitive Transactions. Within the past five (5) years, neither the Company nor the Subsidiaries nor, to Park Ridge's knowledge, any director, employee, or agent of Park Ridge or the Subsidiaries, has directly or indirectly used funds or other assets of Park Ridge or the Subsidiaries for (a) illegal contributions, gifts, entertainment, or other expenses related to political activities; (b) payments to or for the benefit of any governmental official or employee, other than payments required or permitted by law; (c) illegal payments to or for the benefit of any person, firm, corporation, or other entity, or any officer, employee, agent, or representative thereof; or
(d) the establishment or maintenance of a secret or unrecorded fund.

  5.33 Community Reinvestment Act Compliance. Park Ridge and each of the Subsidiaries is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 (the "CRA Act") and the regulations promulgated thereunder. As of the date of this Agreement, Park Ridge has not been advised of the existence of any act or circumstance or set of facts or circumstances which, if true, would cause Park Ridge or any of the Subsidiaries to fail to be in substantial compliance with such provisions. The Subsidiaries have not received a rating from the FDIC pursuant to the CRA Act which is less than "satisfactory."

  5.34 Disclosure. The representations and warranties contained in this Merger Agreement and in any other written documents executed and/or delivered by or on behalf of Park Ridge pursuant to the terms of this Merger Agreement are true and correct in all material respects, and such statements and other documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The statements made in such other documents shall be deemed to constitute representations and warranties of Park Ridge under this Merger Agreement to the same extent as if herein set forth in full. All such statements are made exclusively for the benefit of Purchaser or Acquisition Sub in connection with the transactions contemplated by this Merger Agreement and may not be relied upon by any other party. No representation or warranty made herein or in any other written document shall be affected or deemed waived by reason of the fact that Purchaser or Acquisition Sub knew or should have known that any such representation or warranty might be untrue or inaccurate in any respect.

                                   ARTICLE VI
                      ADDITIONAL COVENANTS AND AGREEMENTS

  6.1 Filings and Approvals. Each party will use all reasonable efforts and will cooperate with the other parties in the preparation and filing, as soon as practicable, of all applications or other documents required to obtain regulatory approvals and consents from the FRB, the FIB and the Illinois Commissioner, and any other applicable regulatory authorities and shall provide copies of such applications, filings and related correspondence to the other parties. Without limiting the foregoing, Purchaser shall promptly make application to the FRB under the provisions of the Bank Holding Company Act of 1956, as amended, for approval of the Merger in accordance with the terms of this Merger Agreement. Prior to filing each application, registration statement or other document with the applicable regulatory authority, each party will provide the other party with an opportunity to review and comment on the nonconfidential portions of each such application, registration statement, or other document. Each party will use all reasonable efforts and will cooperate with the other parties in taking any other actions necessary to obtain such regulatory or other approvals and consents, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Merger Agreement.

  6.2 Interim Financial Statements. Park Ridge shall furnish Purchaser with Park Ridge's and each of the Subsidiaries' internal unaudited balance sheets and the related statements of income on a periodic basis as from time to time requested by Purchaser. Such financial statements shall be prepared on a basis consistent with its prior financial statements and on a consistent basis during the periods involved and shall fairly present the financial positions of Park Ridge and each of the Subsidiaries as of the dates thereof and the results of operations of Park Ridge and each of the Subsidiaries for the periods then ended.

  6.3 Updated Schedules. Fifteen business days prior to the Effective Date and as of the Effective Date, each party will update each Schedule referred to in this Merger Agreement in the event that changes with respect to items required to be set forth in any such Schedule result in any such Schedule omitting or misstating information.

  6.4 Expenses. Except as otherwise expressly provided in this Merger Agreement, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

  6.5  No Negotiations, etc.   Park Ridge will not, and will cause the
Subsidiaries and Park Ridge's and the Subsidiaries' respective officers, directors, employees, agents or affiliates, not to directly or indirectly, solicit, authorize, initiate or encourage submission of, any proposal, offer, tender offer or exchange offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of, or any equity interest in, Park Ridge or any of the Subsidiaries or other similar transaction or business combination involving Park Ridge or any of the Subsidiaries. Park Ridge shall promptly notify Purchaser if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made, and shall promptly provide Purchaser with such information regarding such proposal, offer, inquiry or contact as Purchaser may request.

  6.6. Notification of Certain Matters. Each party shall give prompt notice to the other parties of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Merger Agreement to be materially untrue or inaccurate when made, at the Effective Date or at any time prior to the Effective Date or (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be compiled with or satisfied by it hereunder.

  6.7. Access to Information; Confidentiality.

   (a) Subject to the procedure described in Section 6.7(d) hereof, Park Ridge shall permit, and shall cause each of the Subsidiaries to permit, Purchaser access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to Purchaser and to the internal auditors, loan review officers, employees, attorneys, accountants and other representatives of Purchaser all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Park Ridge and the Subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation legal research memoranda), documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records, relating to other assets, business activities or prospects in which Purchaser may have a reasonable interest, including, without limitation, its interest in planning for integration and transition with respect to the business of Park Ridge and the Subsidiaries. Additionally, Purchaser and its agents, contractors and environmental consultants shall also have the right of access to the real estate owned or operated by Park Ridge or the Subsidiaries (the "Real Estate") before the Effective Date for the purpose of undertaking such environmental investigation and testing as Purchaser deems necessary or appropriate. Purchaser and its agents, contractors and environmental consultants shall also have the right of access to Park Ridge's and the Subsidiaries records or employees for the purpose of carrying out necessary investigation and testing. Purchaser shall indemnify Park Ridge and the Subsidiaries and hold them harmless for any damage to the Real Estate resulting from any such environmental investigations and shall cause its agents, contractors and consultants to restore the Real Estate to its original condition as it existed prior to the initiation of any such environmental investigation; provided, however, that Purchaser shall have no liability to Park Ridge or the Subsidiaries for any regulatory enforcement action or any reporting obligation which results from any such environmental investigation. The foregoing rights granted to Purchaser shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of Park Ridge set forth herein. Subject to Section 6.7(d), Park Ridge shall cause each of the Subsidiaries to instruct its officers, employees, counsel and accountants to be available for, and respond to questions of Purchaser's representatives at reasonable hours and with reasonable notice by Purchaser to such individuals.
   (b) Purchaser shall permit reasonable access to its properties and shall disclose and make available (together with the right to copy) to Park Ridge and to its representatives Purchasers' financial books and records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, filings with any regulatory authority and accountants' work papers, litigation files (including, without limitation legal research memoranda), documents relating to assets and title thereto, plans affecting employees, and other books, papers and records relating to other assets, business activities or prospects of Purchaser or its subsidiaries in which Park Ridge may have a reasonable interest; provided, however, that the foregoing rights granted to Park Ridge shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of Purchaser set forth herein. In addition, Purchaser shall instruct its officers, employees, counsel and accountants to be available for, and respond to reasonable questions of, representatives of Park Ridge at reasonable hours and with reasonable notice by Park Ridge to such individuals.
   (c) All information furnished by Park Ridge or Purchaser pursuant hereto shall be treated as the sole property of the party furnishing the information until the Effective Date, and, if the Merger shall not occur, the receiving party shall return to the party which furnished such information, or destroy, all documents or other materials (including copies thereof) containing, reflecting or referring to such information. In addition, the receiving party shall keep confidential all such information and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall not apply to (i) any information which (A) was already in the receiving party's possession prior to the disclosure thereof to the receiving party by the party furnishing the information, (B) was then generally known to the public,
  (C) became known to the public through no fault of the receiving party or its representatives or (D) was disclosed to the receiving party by a third party not bound by an obligation of confidentiality or (ii) disclosures required by law or by governmental or regulatory authority.
   (d) All requests for information regarding Park Ridge and the Subsidiaries pursuant to Section 6.7(a) hereof shall be transmitted to and initiated through the employees of Park Ridge or the Subsidiaries set forth in Schedule 6.7(d) hereof (the "Information Officers"). Thereafter, the Information Officers shall take all steps reasonably necessary to provide information required pursuant to the terms of this Merger Agreement. Purchaser shall not contact any employee or agent of Park Ridge or the Subsidiaries other than the Information Officers for purposes of conducting investigations of Park Ridge or the Subsidiaries without Park Ridge's prior consent.

  6.8 Park Ridge Shareholder Approval. As soon as is reasonably practicable after the date hereof, this Merger Agreement shall be submitted to the shareholders of Park Ridge for approval in accordance with the BCA and the Charter and Bylaws of Park Ridge. Any required shareholders' meeting will be scheduled and held at a time mutually acceptable to Park Ridge and Purchaser not more than thirty (30) days following the mailing by Park Ridge of the Prospectus/Proxy Statement (as hereinafter defined) to its shareholders, which mailing will promptly follow the effective date of the Registration Statement of Purchaser to be filed by Purchaser with the SEC as provided in Section 6.9 hereof. Park Ridge and Purchaser will cooperate with each other in order to facilitate the preparation, filing and clearance of the Registration Statement and the Prospectus/Proxy Statement in accordance with federal and state securities laws to be used with respect to such shareholder approval and the exchange of shares as contemplated by this Merger Agreement.

  6.9  Registration Statement.

   (a) For the purposes (i) obtaining approval of the shareholders of Park Ridge to this Merger Agreement and the Merger and (ii) of registering the Purchaser Common Stock to be issued to holders of Park Ridge Common Stock in connection with the Merger with the SEC and with applicable state securities authorities, Purchaser will promptly prepare an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), which shall include a prospectus and a proxy or information statement satisfying all applicable requirements of the 1933 Act, the 1934 Act, applicable state securities laws and the rules and regulations thereunder (such prospectus and proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement"). The parties shall cooperate in furnishing such information as is required to prepare to Prospectus/Proxy Statement.
   (b) Purchaser shall promptly file the Registration Statement with the SEC and applicable state securities agencies. Purchaser shall use reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and applicable state securities laws at the earliest practicable date. Park Ridge authorizes Purchaser to utilize in the Registration Statement the information concerning Park Ridge and the Subsidiaries provided to Purchaser for the purpose of inclusion in the Prospectus/Proxy Statement. Park Ridge shall have the right to review and comment on the form of Proxy Statement included in the Registration Statement. Purchaser shall advise Park Ridge promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Purchaser shall furnish Park Ridge with copies of all such documents and with copies of all correspondence with the SEC with respect thereto. Prior to the Effective Date or the termination of this Merger Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the 1933 Act.
   (c) Purchaser shall bear (i) all legal or other expenses, if any, incurred in connection with the registration of the Purchaser's Common Stock under federal and state securities laws, including the costs of all SEC filing fees with respect to the Registration Statement and the costs of qualifying the shares of Purchaser Common Stock under state blue sky laws to the extent necessary, (ii) all printing and mailing costs in connection with the preparation of the Prospectus/Proxy Statement, and (iii) all of its legal and other expenses incident to the obtaining of all required regulatory consents and approvals to the Merger. Park Ridge shall bear all mailing costs in connection with the mailing of the Prospectus/Proxy Statement to Park Ridge shareholders.

  6.10 Regulatory Application. Following the execution of this Merger Agreement, Purchaser will promptly prepare and file an application (believed in good faith by Purchaser to be substantially complete in form and substance) with the FRB under appropriate provisions of Section 3 of the Bank Holding Company Act of 1956, as amended, for prior approval of the Merger and the proposed acquisition of Park Ridge and the Subsidiaries by Purchaser. Park Ridge will furnish Purchaser such information, appropriate representations and documents as may be reasonably requested by Purchaser in connection therewith. Purchaser will use its best efforts to cause such applications to be approved and to obtain such other regulatory consents and approvals as may be necessary to facilitate the Merger, in each case as soon as possible, and will promptly provide Park Ridge with copies of all such applications together with correspondence related thereto.

  6.11 Indemnification and Insurance.

   (a) From and after the Effective Date, Purchaser shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Date, an officer, director or employee of Park Ridge or any of the Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Purchaser, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Park Ridge or any of the Subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring prior to the Effective Date (including, without limitation, the Merger and other transactions contemplated by this Merger Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Date (the "Indemnified Liabilities") to the full extent permitted under Park Ridge's or any Subsidiaries' Charter, Bylaws or as otherwise in effect pursuant to any policy or resolution effective on the date hereof, subject to applicable law (and Purchaser shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted under such Articles of Incorporation or Bylaws, subject to applicable law, upon receipt of any undertaking required by such Articles of Incorporation, Bylaws, or applicable law). Any Indemnified Party wishing to claim indemnification under this Section 6.11(a), upon learning of any Claim, shall notify Purchaser (but the failure so to notify Purchaser shall not relieve Purchaser from any liability which Purchaser may have under this Section 6.11(a), except to the extent such failure prejudices Purchaser) and shall deliver to Purchaser any undertaking required by such Articles of Incorporation, Bylaws or applicable law. Purchaser shall use its best efforts to assure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in the Articles of Incorporation and Bylaws, as in effect as of the date hereof, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Date (including, without limitation, the transactions contemplated by this Merger Agreement), shall survive the Merger. The obligations of Purchaser described in this Section 6.11(a) shall continue in full force and effect, without any amendment thereto, for a period of not less than five years from the Effective Date; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.
   (b) The obligations of Purchaser provided under Section 6.11(a) are intended to benefit, and to be enforceable against Purchaser directly by the Indemnified Parties and shall be binding on all respective successors of Purchaser.
   (c) For a period of three (3) years after the Effective Date, Purchaser shall use its best efforts to provide directors' and officers' liability insurance with respect to claims arising from facts or events which occurred before the Effective Date. Such liability insurance shall provide at least the same coverage and amounts, and contain terms and conditions no less advantageous than the coverage currently provided by Park Ridge or the Subsidiaries .

  6.12 SEC Reports. Purchaser agrees to provide Park Ridge copies of all reports and other documents filed with the SEC by Purchaser relating to the transactions contemplated hereby between the date hereof and the Effective Date within five days after the date such reports or other documents are filed with the SEC.

  6.13 Current Public Information. For not less than the three-year period following the Effective Date, Purchaser shall make available current public information as that terminology is used and required by Rule 144(c) under the 1933 Act.

                                  ARTICLE VII
                     CONDUCT OF BUSINESS PENDING THE MERGER

  7.1 Conduct of Park Ridge Business. From the date of this Agreement to the Effective Date, unless Purchaser shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Merger Agreement:

   (a) the business of Park Ridge and each of the Subsidiaries shall be conducted only in, and neither Park Ridge nor any of the Subsidiaries shall take any action except in, the ordinary course, on an arms-length basis and in accordance, in all material respects, with all applicable laws, rules and regulations and past practices;
   (b)  Park Ridge and the Subsidiaries will:
     (i) maintain a loan loss reserve at an adequate level based on past loan loss experience and evaluation of potential losses in current portfolios;
     (ii) remain in good standing with all applicable banking regulatory authorities and preserve each of its and their existing banking locations; and
     (iii) consult with Purchaser prior to acquiring any interest in real property.
   (c) neither Park Ridge nor any of the Subsidiaries shall, directly or indirectly, (i) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of any of its capital stock; (ii) sell, assign, transfer, mortgage, pledge or encumber any of its material assets except (x) in the ordinary course of business, (y) liens and encumbrances for current property taxes not yet due and payable and (z) liens and encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby; (iii) amend or propose to amend its Charter or Bylaws; (iv) split, combine or reclassify any outstanding shares of capital stock of Park Ridge or any of the Subsidiaries, or declare, set aside or pay any dividend or other distribution payable in cash, property or otherwise with respect to shares of capital stock of Park Ridge or any of the Subsidiaries, except for dividends payable in cash by any of the Subsidiaries in sums sufficient to enable Park Ridge to pay amounts due in connection with indebtedness due to Continental Bank, N.A.; (v) increase the number of shares of capital stock of Park Ridge or the Subsidiaries outstanding or redeem, purchase or acquire or offer to acquire, directly or indirectly, any shares of capital stock of Park Ridge or any of the Subsidiaries or other securities of Park Ridge or of any of the Subsidiaries; (vi) acquire by merger, exchange, consolidation, acquisition of stock or assets or otherwise any corporation, partnership, joint venture or other business organization or division or material assets thereof, except in exchange for debt previously contracted; (vii) borrow any amount or incur or become subject to any material liability, except liabilities incurred in the ordinary course of business, but in no event will Park Ridge or any of the Subsidiaries enter into any long-term borrowings with a term of greater than one year, except for certificates of deposit and interest rate swaps, in each case with terms not to exceed five years; (viii) discharge or satisfy any material lien or encumbrance on the properties or assets of Park Ridge or any of the Subsidiaries or pay any material liability, except in the ordinary course of business, (ix) cancel any material debt or claims or waive any rights of material value, except in the ordinary course of business; (x) other than with respect to loan transactions (including without limitation, letters of credit and purchase of leases), make or enter into any material transaction, contract or agreement or incur any other material commitment which is defined for purposes of this provision as any transaction, contract, agreement or commitment in excess of $100,000.00; (xi) incur any indebtedness for borrowed money, except for deposit liabilities and except for indebtedness incurred in the ordinary course of business the repayment term of which does not exceed one year;
  (xii) cancel or compromise any debt or claim, which has not previously been charged off, other than in the ordinary course of business in an aggregate amount which is not materially adverse; (xiii) enter into any transaction other than in the ordinary course of business, provided, however, notwithstanding the foregoing, Gurnee may construct a permanent banking facility on the vacant real estate owned by Gurnee in Gurnee, Illinois and furnish and equip the banking facility so constructed in a manner reasonably necessary for the conduct of Gurnee's business; provided, further, Park Ridge will cause Gurnee to periodically consult with representatives of Purchaser concerning such construction to obtain Purchaser's input regarding design plans and expenditures relating thereto; (xiv) invite or initiate or engage in discussions or negotiations for the acquisition or merger of Park Ridge or the Subsidiaries by or with any corporation or other entity other than Purchaser or its affiliates; and (xv) take any action which constitutes a breach or default of its obligations under this Agreement or which is reasonably likely to delay or jeopardize the receipt of any of the regulatory approvals required hereby.
   (d) Except as set forth in Schedule 7.1(d), neither Park Ridge nor any of the Subsidiaries shall, directly or indirectly, enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, any director, officer, employee, group of employees or consultant, other than bonuses or increases calculated in a manner consistent with past practices;
   (e) neither Park Ridge nor any of the Subsidiaries shall adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation, or other employee benefit plan, trust, fund contract or arrangement for the benefit or welfare of any employees, except as required by law, and except if requested by Purchaser, Park Ridge and the Subsidiaries shall, at or prior to the Effective Date, adopt, by appropriate resolution in form and substance acceptable to Purchaser, the First of America Bank Corporation Employees' Retirement Plan and the First of America Bank Corporation Reserve Plus Savings Plan, contingent upon consummation of the Merger, and shall take all such other action as is reasonably requested by Purchaser with respect thereto;
   (f) each of Park Ridge and the Subsidiaries shall use reasonable efforts to cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies are in full force and effect;
   (g) neither Park Ridge nor any of the Subsidiaries shall enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation which is set forth on Schedule 5.17 or to which Park Ridge or any of the Subsidiaries becomes a party after the date of this Merger Agreement, without at least five business days prior notice to Purchaser; provided that no such notice shall be required for settlement of any action, suit or proceeding involving less than $50,000;
   (h) each of Park Ridge and the Subsidiaries shall use commercially reasonable efforts to present intact, in all material respects, the business organization and the goodwill of each of Park Ridge and the Subsidiaries and to keep available the services of its officers and employees as a group and preserve intact material agreements, and Park Ridge shall confer on a regular and frequent basis with representatives of Purchaser as reasonably requested by Purchaser, to report on operational matters and the general status of ongoing operations; and
   (i) neither Park Ridge nor any of the Subsidiaries shall take any action with respect to investment securities held or controlled by any of them inconsistent with past practices.

  7.2 No Accounting Changes. Park Ridge will not change its or its Subsidiaries' methods of accounting in effect at December 31, 1993, except as required by changes in generally accounting principles or change any of its or its Subsidiaries' methods or reporting income and deductions for federal income tax purposes from those employed in the preparation of Park Ridge's federal income tax returns for the taxable year ended December 31, 1992, except as required by changes in law.

  7.3 No Changes in Purchaser Common Stock. Purchaser will not adopt or implement any amendment to its Charter or any plan of reorganization which would affect in any manner the terms and provisions of the shares of Purchaser Common Stock to be issued in connection with the Merger.

  7.4 Affiliate Agreements. At or prior to the Effective Date, Park Ridge shall furnish to Purchaser an agreement in the form set forth in Exhibit A, executed by each person, other than Purchaser and any of its affiliates, who is an affiliate of Park Ridge as such term is defined in Rule 145 under the 1933 Act. Not less than five days prior to the Effective Date, Park Ridge shall deliver to Purchaser a list identifying all persons who may be deemed to be affiliates as such term is hereinbefore defined.

  7.5 Recommendation of Merger to Shareholders. The Board of Directors of Park Ridge will unanimously recommend in the Prospectus/Proxy Statement approval of the Merger by all shareholders of Park Ridge entitled to vote thereon.

  7.6 Bank Merger. Park Ridge agrees and acknowledges that it is Purchaser's intent that, as soon after the Effective Date as is reasonably practicable, the Subsidiaries shall be merged (the "Bank Merger") with and into Purchaser's affiliate, First of America Bank-Northeast Illinois, National Association ("FOA-Bank"). Park Ridge will cause the Subsidiaries to take all such corporate action as is reasonably required to complete the Bank Merger, including approval by the Boards of Directors of the Subsidiaries and execution by appropriate officers of the Subsidiaries of an appropriate agreement to accomplish the Bank Merger and joining in the filing with FOA-Bank of any required regulatory applications. Following the Bank Merger, the Board of Directors of FOA-Bank shall consist of those persons who are currently serving in such capacity of FOA-Bank and Jules M. Laser, and Mr. Laser shall remain a Director of the Bank for not less than two years from the date of the Bank Merger.

                                  ARTICLE VIII
                                   CONDITIONS

  8.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

   (a)  Regulatory Approval.   Regulatory approval for the consummation of the
  transaction contemplated hereby shall have been obtained from the FRB, the FIB and the Illinois Commissioner and any other governmental authority from whom approval is required, the applicable waiting periods, if any, under the HSR Act shall have expired or been terminated, and all other statutory or regulatory waiting periods shall have lapsed. None of such approvals shall contain any conditions or restrictions that

Purchaser reasonably believes will materially restrict or limit the business or activities of Purchaser, Surviving Corporation or the Subsidiaries or have a material adverse effect on, or would be reasonably likely to have a material adverse effect on, the business, operations or financial condition of Purchaser and its subsidiaries, taken as a whole, on the one hand, or Park Ridge or the Subsidiaries , on the other hand.
   (b)   No Injunction.   No injunction or other order entered by a state or
  federal court of competent jurisdiction shall have been issued and remain in effect which would materially impair the consummation of the transactions contemplated hereby.
   (c)   No Prohibitive Change of Law.   There shall have been no law, statute,
  rule or regulation, domestic or foreign, enacted or promulgated which would materially impair the consummation of the transactions contemplated hereby.
   (d)   No Termination.   No party hereto shall have terminated this Merger
  Agreement as permitted herein.
   (e)   Registration Statements.   The Registration Statement shall have been
  declared effective and shall not be subject to a stop order of the SEC, and, if the offer and sale of Purchaser Common Stock in the Merger pursuant to this Merger Agreement is required to be registered under the securities laws of any state, the Registration Statement shall not be subject to a stop order of the securities commission in such state.
   (f)   Federal Tax Opinion.   An opinion of Howard & Howard Attorneys, P.C.
  shall have been obtained with respect to the Merger to the effect that for federal income tax purposes:
     (i) The Merger will qualify as a "reorganization" under Section 368(a) of the Code;
     (ii) No gain or loss will be recognized by any Park Ridge shareholder (except in connection with the receipt of cash in lieu of a fractional share of Purchaser Common Stock) upon the exchange of Park Ridge Common Stock for Purchaser Common Stock in the Merger;
     (iii) The basis of the Purchaser Common Stock received by any Park Ridge shareholder who exchanges Park Ridge Common Stock for Purchaser Common Stock will be the same as the basis of the Park Ridge Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share of Purchaser Common Stock);
     (iv) The holding period of the Purchaser Common Stock received by any Park Ridge shareholder receiving Purchaser Common Stock will include the period during which the Park Ridge Common Stock surrendered in exchange therefor was held (provided that the Park Ridge Common Stock of such Park Ridge shareholder was held as a capital asset at the Effective Date); and
     (v) Cash received by a Park Ridge shareholder in lieu of a fractional share interest of Purchaser Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Purchaser Common Stock which he would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the Park Ridge Common Stock was a capital asset in his hands on the Effective
   Date).
    (g) The Purchaser Common Stock to be issued to the Park Ridge shareholders in the Merger shall have been approved for listing on the NYSE subject only to the effectiveness of the Merger and subject to official notice of issuance.
    (h) Fairness Opinion. Park Ridge shall have received an opinion from Goldman Sachs & Co. dated as of the date of this Merger Agreement to the effect that the terms of the Merger are fair to the shareholders of Park Ridge and a copy of such opinion shall have been delivered to Purchaser not later than 14 days after the date of this Merger Agreement.
    (i) Other Consents. All other consents or approvals required to be secured by either party by the terms of this Merger Agreement or otherwise reasonably necessary in the opinion of Purchaser or Park Ridge to consummate the transactions contemplated by this Merger Agreement shall have been obtained and shall be satisfactory to Purchaser and Park Ridge.

  8.2 Additional Conditions to Obligations of Park Ridge. The obligation of Park Ridge to consummate the transactions contemplated hereby in accordance with the terms of this Merger Agreement is also subject to the following conditions:

      (a) Representations and Compliance. The representations and warranties of Purchaser and

  Acquisition Sub set forth in Article IV shall have been true and correct as of the date hereof, and shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of Purchaser and its subsidiaries, taken as a whole; and Purchaser and Acquisition Sub shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by each of them hereunder at or prior to the Effective Date.
   (b) Officer's Certificate. Purchaser shall have furnished to Park Ridge a certificate of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, any Executive Vice President or the Senior Vice President-Corporate Development, or any of them, of Purchaser, dated as of the Effective Date, in which such officer shall certify that each has no reason to believe that the conditions set forth in Section 8.2(a) have not been fulfilled.
   (c)   Purchaser Secretary's Certificate.   Purchaser shall have furnished to
  Park Ridge (i) copies of the text of the resolutions by which the corporate action on the part of Purchaser necessary to approve this Merger Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Purchaser by its corporate secretary or one of its assistant corporate secretaries certifying to Park Ridge that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Time executed on behalf of Purchaser by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Purchaser executing this Merger Agreement or any other agreement, certificate or other instrument executed pursuant thereto.
   (d)   Acquisition Sub Secretary's Certificate.   Acquisition Sub shall have
  furnished to Park Ridge (i) copies of the text of the resolutions by which the corporate action necessary to approve this Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Acquisition Sub by its corporate secretary or one of its assistant corporation secretaries certifying to Park Ridge that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and
  (iii) an incumbency certificate dated as of the Effective Time executed on behalf of Acquisition Sub by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Acquisition Sub executing this Merger Agreement or any other agreement certificate or other instrument executed pursuant hereto.
   (e)   Material Adverse Change.   Since the date of this Merger Agreement,
  there shall have been no material adverse change in, and no event, occurrence or development in the business of Purchaser or its subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of Purchaser and its subsidiaries, taken as a whole (other than changes in banking laws or regulations, changes in generally accepted accounting principles or interpretations thereof that affect the banking industry generally or changes in general economic conditions that uniformly affect the banking industry on a nationwide basis, including changes in the general level of interest rate).
   (f)   Failure To Disclose.   Park Ridge shall not have discovered any fact
  or circumstance existing as of the date of this Merger Agreement which has not been disclosed to Park Ridge in this Agreement, any Schedule hereto, or any document specifically required to be furnished to Park Ridge hereunder regarding Purchaser, its subsidiaries, or Acquisition Sub which would individually or in the aggregate with other such facts or circumstances (i) materially impair consummation of the transactions contemplated by this Merger Agreement or (ii) have a material adverse effect on the business, operations or financial condition of Purchaser and its subsidiaries, taken as a whole.
   (g)   Legal Opinion.   Park Ridge shall have received an opinion letter
  dated as of the Effective Date from Howard & Howard Attorneys, P.C., counsel for Purchaser and Acquisition Sub, in a form satisfactory to counsel for Park Ridge based upon customary reliance and subject to customary qualifications to the effect that:
     (i) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan. Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois. Each of Purchaser and Acquisition Sub is registered as a bank holding company under the Bank Holding Company

   Act.
     (ii) Each of the matters set forth in Sections 4.1, 4.2, 4.3 and 4.4 of this Merger Agreement is true and accurate.
     (iii) No authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by Purchaser or Acquisition Sub of the transactions contemplated hereby which has not been obtained or made.

  8.3 Additional Conditions to Obligations of Purchaser and Acquisition Sub. The obligation of Purchaser and Acquisition Sub to consummate the transactions contemplated hereby in accordance with the terms of this Merger Agreement is also subject to the following conditions:

   (a) Representations and Compliance. All terms, covenants and conditions of this Merger Agreement required to be complied with and satisfied by Park Ridge on or prior to the Effective Date shall have been duly complied with and satisfied in all material respects and the representations and warranties of Park Ridge set forth in Article V of this Merger Agreement shall have been true and correct as of the date hereof, and such representations and warranties, as updated as of the Effective Date pursuant to Section 8.2(a) shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a material adverse effect on the business, operations or financial condition of Park Ridge or the Subsidiaries; and Park Ridge shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.
   (b)   Officer's Certificate of Park Ridge.   Park Ridge shall have furnished
  to Purchaser a certificate of the President of Park Ridge, dated as of the Effective Date, in which such officer shall certify that he has no reason to believe that the conditions set forth in Section 8.3(a) have not been fulfilled.
   (c)   Secretary's Certificate.   Park Ridge shall have furnished to
  Purchaser (i) copies of the text of the resolutions by which the corporate action on the part of Park Ridge necessary to approve this Merger Agreement and the transactions contemplated hereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of Park Ridge by its corporate secretary or one of its assistant corporate secretaries certifying to Purchaser that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded and (iii) an incumbency certificate dated as of the Effective Date executed on behalf of Park Ridge by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Park Ridge executing this Agreement or any other agreement, certificate or other instrument executed pursuant thereto.
   (d)   Shareholder Approvals.   This Merger Agreement and the Merger shall
  have been approved by the affirmative vote of the shareholders of Park Ridge required by its Charter and the provisions of the BCA.
   (e)   Adverse Proceedings.   Neither Park Ridge nor the Subsidiaries shall
  be made a party to, or, to the knowledge of Park Ridge, threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of Purchaser, have or are likely to have a material adverse effect on the consolidated assets, properties, business, operations or condition, financial or otherwise, of Park Ridge or the assets, properties, business, operations or condition, financial or otherwise, of the Subsidiaries. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise, directly or indirectly, to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby;
  (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of all or a material portion of the business or assets of Park Ridge or any of the Subsidiaries or to compel Purchaser or any of its subsidiaries to dispose of or to hold separately all or a material portion of the business or assets of Park Ridge or any of the Subsidiaries, or (iii) seeking to require direct or indirect divestiture by Purchaser of any of its business or assets or of Park Ridge's or the Subsidiaries' business or assets, but only insofar as any action or proceeding threatened, instituted or pending by a party other than a governmental or quasi-governmental authority or agency shall have a reasonable likelihood of success on the merits with respect thereto.

   (f) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transaction contemplated hereby by any federal, state or other court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 8.3(e).
   (g)   Failure to Disclose.   Purchaser shall not have discovered any fact or
  circumstance existing as of the date of this Merger Agreement which has not been disclosed to Purchaser in this Agreement, any Schedule hereto, or any document specifically required to be furnished to Purchaser hereunder, regarding Park Ridge or any of the Subsidiaries which would, individually or in the aggregate with other such facts and circumstances, (i) materially impair the consummation of the transactions contemplated by this Merger Agreement, or (ii) have a material adverse effect on the business, operations or financial condition of Park Ridge and the Subsidiaries, taken as a whole.
   (h)   Material Adverse Change.   Since the date of this Agreement,  there
  shall have been no material adverse change in, and no event, occurrence or development in the business of Park Ridge or the Subsidiaries that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a material adverse effect on, the business, operations or financial condition of Park Ridge or the Subsidiaries, (other than changes in banking laws or regulations, changes in generally accepted accounting principles or interpretations thereof that affect the banking industry generally or changes in general economic conditions that uniformly affect the banking industry on a nationwide basis, including changes in the general level of interest rates).
   (i)   Legal Opinion.   Purchaser and Acquisition Sub shall have received an
  opinion letter dated as of the Effective Date from Laser, Pokorny, Schwartz, Friedman & Economos, P.C., counsel for Park Ridge, in a form satisfactory to counsel for Purchaser and Acquisition Sub, based upon customary reliance and subject to customary qualifications to the effect that each of the matters set forth in Sections 5.1, 5.2, 5.6 and 5.7 of this Merger Agreement is true and correct.
   (j) Net Worth. As of the close of business on the day immediately preceding the Effective Date, Park Ridge's net worth as shown by the sum of its total shareholders' equity plus the reserve for loan losses shall not be less than such amount as set forth in Park Ridge's Consolidated Statement of Condition at December 31, 1993. Park Ridge shall deliver to Purchaser a certificate signed by its chief financial officer, dated the Effective Date, certifying to such effect.

                                   ARTICLE IX
                     TERMINATION AND EFFECT OF TERMINATION

  9.1 Termination. This Merger Agreement may be terminated prior to the Effective Date:

   (a)  by mutual consent of Park Ridge, Purchaser and Acquisition Sub;
   (b) by either Park Ridge or Purchaser, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Merger Agreement shall not have been fulfilled and shall not have been waived pursuant to Section 10.2 hereof or shall have become impossible to satisfy;
   (c) by either Purchaser or Park Ridge in the event of a material breach by the opposite party of any representation, warranty, covenant or agreement contained herein which has not been cured within thirty (30) days after written notice of such breach has been given to the party causing such breach;
   (d) by either Park Ridge or Purchaser, if this Merger Agreement and the Merger are not duly approved by the shareholders of Park Ridge in accordance with the requirements of the BCA;
   (e) by Park Ridge or Purchaser if the Effective Date is not on or before December 31,1994 (the "Termination Date") (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Merger Agreement in breach of such party's obligations under this Merger Agreement);
   (f) by Park Ridge, if any material condition to the obligations of Park Ridge is not satisfied in all material respects at the time required pursuant to this Merger Agreement and such condition is not waived by Park Ridge;
   (g) by Purchaser, if any material condition to the obligations of Purchaser or Acquisition Sub is not satisfied in all material respects at the time required pursuant to this Merger Agreement and such condition is not waived by Purchaser and Acquisition Sub; and
   (h) by Park Ridge or Purchaser in the event that the Average Closing Price is less than $30.25 and the party electing to terminate shall give notice of such election to the other party not later than the second business day after the last day of the Valuation Period; provided, however, that no termination pursuant to this subsection (h) shall occur in the event that Purchaser shall notify Park Ridge of its election to terminate pursuant to this subsection (h) and not later than two business days thereafter, Park Ridge shall notify Purchaser of its election to consummate the Merger with the Exchange Rate being 40.60.

  9.2 Effect of Termination. In the event of termination of this Merger Agreement caused otherwise than by a breach of this Merger Agreement by any of the parties hereto, this Merger Agreement shall cease and terminate, the acquisition of Park Ridge as provided herein shall not be consummated, and none of Purchaser, Acquisition Sub nor Park Ridge shall have any liability to any other party under this Merger Agreement of any nature whatever, including without limitation, any liability for damages, except for Purchaser's obligations related to payment of expenses; provided, however, that the duties of the Parties with respect to confidential information shall survive any such termination. If the Merger is not consummated as the result of termination of this Merger Agreement caused otherwise than by breach of this Merger Agreement, each party shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Merger Agreement and all other acts incidental to, contemplated by or in pursuance of the transactions contemplated by this Merger Agreement, including fees and expenses of its counsel, accountants and other experts and advisors. If termination of this Merger Agreement shall be judicially determined to have been caused by breach of this Merger Agreement, then, in addition to other remedies at law or equity for breach of this Merger Agreement, the party so found to have breached this Merger Agreement shall indemnify the other parties for their respective costs, fees and expenses of their counsel, accountants and other experts and advisors, as well as fees and expenses incident to the negotiation, preparation and execution of this Merger Agreement and related documentation.

                                   ARTICLE X
                               GENERAL PROVISIONS

  10.1 Public Statements. Neither Purchaser nor Park Ridge shall make any public announcement or statement with respect to the Merger, this Merger Agreement or any related transactions without the approval of the other party; provided, however, that either Purchaser or Park Ridge may, upon reasonable notice to the other party, make any public announcement or statement that it believes is required by federal securities law or other applicable laws. To the extent practicable, each of Purchaser and Park Ridge will consult with the other with respect to any such public announcement or statement.

  10.2 Waivers; Amendments. Any of the provisions of this Merger Agreement may be waived at any time by the party which is, or the shareholders of which are, entitled to the benefit thereof, provided, however, such waiver, if material to Park Ridge or its shareholders, may be made only following due authorization by the Board of Directors of Park Ridge. This Merger Agreement may be amended or modified in whole or in part by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Merger Agreement and which makes reference to this Merger Agreement, provided, however, such amendment or modification may be made only following due authorization by the respective Boards of Directors of Park Ridge, Purchaser and Acquisition Sub; provided, further, however, that after a favorable vote by the shareholders of Park Ridge any such action shall be taken by Park Ridge only if, in the opinion of its Board of Directors, such amendment or modification will not have any material adverse effect on the benefits intended under this Merger Agreement for the shareholders of Park Ridge and will not require resolicitation of any proxies from such shareholders.

  10.3 Entire Agreement. Subject to the exceptions noted in the next following sentence, this Merger Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by Park Ridge, Purchaser and Acquisition Sub or by any officer of officers of such parties relating to the Merger or the acquisition of the business or the capital stock of Park Ridge and/or of its Subsidiaries by Purchaser. Except for the Exhibits and Schedules hereto and any attachments thereto, this Merger Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

  10.4 Captions. The captions in this Merger Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Merger Agreement.

  10.5 Materiality. Unless the context otherwise requires, any reference in this Merger Agreement to "material" or "materiality" with respect to any party shall be deemed to be with respect to such party and its subsidiaries, taken as a whole.

  10.6 Survival Of Representations And Covenants. The respective representations and warranties of the parties contained in this Merger Agreement shall terminate upon consummation of the Merger and shall not survive the Effective Date. Covenants of the parties which relate to periods of activities subsequent to the Merger shall survive the Merger for the applicable period.

  10.7 Severability. If any term, provision, covenant or restriction of this Merger Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Merger Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Merger Agreement and to preserve each party's anticipated benefits under this Merger Agreement.

  10.8 Counterparts. This Merger Agreement may be executed in two or more counterparts which together shall constitute a single binding agreement.

  10.9 Governing Law. This Merger Agreement shall be construed and interpreted according to the applicable laws of the State of Illinois.

  10.10 Discussions With Other Banks, Bank Holding Companies and Bank-Related Businesses. Purchaser now or in the future may be discussing possible affiliation with other banks or bank holding companies or bank-related businesses located in Illinois or other states, but such discussions, if any, are preliminary in nature and there can be no assurance at this time that agreements for affiliation will be reached, or if reached, will be consummated. However, it is agreed that additional banks, bank holding companies or bank-related businesses as now or hereafter approved by the FRB may become affiliated with Purchaser prior to, concurrently with, or after the date hereof, on such terms as Purchaser and any such other bank, bank holding company or bank-related business may in their discretion agree. It is further agreed that Purchaser and its subsidiaries, its pending subsidiaries, and future subsidiaries may engage in any activities permitted to be performed by bank holding companies, banks, or bank-related businesses and that Purchaser may merge or consolidate any or all of its subsidiaries, banks, or any or all of its bank-related businesses, as Purchaser may deem desirable or appropriate; provided, however, that nothing contained herein shall affect the right of Park Ridge or Purchaser to abandon this Agreement in the manner contemplated by
Article IX.

  10.11 Notices. All notices and other communications hereunder shall be in writing and be deemed to have been given (i) one business day after delivery to a nationally recognized overnight courier service for overnight delivery, or
(ii) three days after being mailed, certified mail, return receipt requested, postage prepaid, or (iii) upon being sent by facsimile transmission. Notice to Purchaser shall be deemed to be notice to Acquisition Sub.


  (a)  If to Purchaser, to:
   FIRST OF AMERICA BANK CORPORATION
   211 South Rose Street
   Kalamazoo, Michigan 49007
   Attention:  Richard K. McCord
   Fax Number: (616) 376-7016

  With a required copy to:





   Joseph B. Hemker, Esq.
   HOWARD & HOWARD ATTORNEYS, P.C.
   107 West Michigan Avenue
   Suite 400
   Kalamazoo, Michigan 49007
   Fax Number: (616) 382-1568

  (b) If to Park Ridge

   First Park Ridge Corporation
   607 Devon Avenue
   Park Ridge, Illinois 60068
   Attn: Jules M. Laser, Chairman
   Fax Number: (708) 692-9030

  With a required copy to:

   Bruce M. Friedman
   Laser, Pokorny, Schwartz, Friedman & Economos, P.C.
   205 N. Michigan Avenue
   Suite 3800
   Chicago, Illinois 60601
   Fax Number: (312) 540-0610

  Any party may change its address for notices pursuant to notice given in accordance herewith.

  IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first stated above.

                                                    FIRST PARK RIDGE CORPORATION


Attest: /s/ Henry S. Frank               By: /s/ Jules M. Laser
         Henry S. Frank                      Jules M. Laser
Its:   Secretary                                Its: President


                                                FIRST OF AMERICA BANK
                                                CORPORATION



Attest: /s/ Samuel G. Stone            By: /s/ Thomas W. Lambert
         Samuel G. Stone                   Thomas W. Lambert
Its:      Senior Vice President        Its: Executive Vice President and
          and Treasurer                     Chief Financial Officer


                                                FIRST OF AMERICA
                                                ACQUISITION COMPANY



Attest: /s/ Thomas W. Lambert          By: /s/ Samuel G. Stone
         Thomas W. Lambert                 Samuel G. Stone
                                               Its: Vice President

             APPROVAL AND AGREEMENT OF CERTAIN DIRECTORS, OFFICERS
                                AND SHAREHOLDERS


  The undersigned, each being a shareholder of First Park Ridge Corporation, Park Ridge, Illinois, ("Park Ridge") and either a director or officer of Park Ridge or one of its banking subsidiaries, as the case may be, acknowledge that each of them have been furnished with such information about Park Ridge, First of America Bank Corporation (the "Purchaser") and the transactions contemplated by the foregoing Agreement as has been necessary for them to evaluate the merits and risks associated with entry into the Agreement, and each of the undersigned represents to each of the corporate parties to the Agreement that he or she has evaluated and understands such merits and risks. Based on the foregoing, the undersigned do hereby approve the Agreement and the basis of exchange set forth therein, and in consideration of the benefits to be derived by Park Ridge and its shareholders from the transactions contemplated by the foregoing Agreement, each of the undersigned agrees with each of the corporate parties to the foregoing Agreement: (i) subject to satisfaction of all conditions contained in the Agreement, to exchange all shares of stock in Park Ridge, now or hereafter beneficially owned by each, in accordance with the terms of the Agreement; (ii) to vote said shares, in person or by proxy, at any meeting of shareholders of Park Ridge and all adjournments thereof, in favor of approval of the Agreement; and (iii) that none of the undersigned will directly or indirectly sell or transfer any beneficial interest in, assign, pledge, hypothecate or otherwise dispose of or encumber any shares of stock of Park Ridge prior to the Effective Date, except with the prior express written consent of Purchaser which shall not be unreasonably withheld.

Dated:  April 15, 1994

/s/ Jules M. Laser                          /s/ Patrick Arbor
Jules M. Laser                              Patrick Arbor
Chairman & President and Director           Director
First Park Ridge Corporation                First State Bank & Trust Company
                                                 of Park Ridge


/s/ Henry S. Frank                          /s/ Robert W. Troch, Jr.
Henry S. Frank                              Robert W. Troch, Jr.
Vice President/Secretary and Director       Director
First Park Ridge Corporation                First State Bank & Trust Company
                                                 of Park Ridge


/s/ Eugene T. Carter
Eugene T. Carter
Treasurer
First Park Ridge Corporation

                                   EXHIBIT A


FIRST OF AMERICA BANK CORPORATION
211 South Rose Street
Kalamazoo, Michigan 49007

Gentlemen:

  I have been advised that I may be deemed an "affiliate" within the meaning of paragraph (c) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Act") of FIRST PARK RIDGE CORPORATION, an Illinois corporation (the "COMPANY"), and may be deemed such at the time of the merger ("Merger") of FIRST OF AMERICA ACQUISITION COMPANY, an Illinois corporation ("FOA-ACQUISITION") with the COMPANY. Pursuant to the Merger, I will acquire shares of the Common Stock ("FIRST OF AMERICA Common Stock") of FIRST OF AMERICA BANK CORPORATION ("FIRST OF AMERICA") in exchange for each share of the COMPANY stock held by me. I agree that I will not make any sale, transfer or other disposition of the FIRST OF AMERICA Common Stock in violation of the Act or the rules and regulations promulgated thereunder by the SEC.

  I have been advised that the issuance of the FIRST OF AMERICA Common Stock to me pursuant to the Merger has been registered under the Act by FIRST OF AMERICA by the filing of a Registration Statement with the SEC. I have also been advised that such registration does not apply to any distribution by me of the FIRST OF AMERICA Common Stock received by me in the Merger. I have also been advised that, since at the effective time of the Merger, I may be deemed to have been an "affiliate" of the COMPANY, any offering or sale by me of any of the FIRST OF AMERICA Common Stock will, under current law, require either (i) the further registration under the Act of the FIRST OF AMERICA Common Stock to be sold; (ii) compliance with Rule 145 promulgated under the Act; or (iii) the availability of another exemption from such registration. In addition, I have been advised that any transferee in a private offering or other similar disposition will be subject to the same limitations as those imposed on me.

  I represent and warrant to FIRST OF AMERICA that:

  1. I have carefully read this letter and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the FIRST OF AMERICA Common Stock to the extent I felt necessary, with my counsel or counsel for the COMPANY.

  2. I have been informed by FIRST OF AMERICA that the FIRST OF AMERICA Common Stock must be held by me indefinitely unless (i) any of the FIRST OF AMERICA Common Stock received by me in the Merger and to be distributed by me is first registered under the Act other than by the registration by FIRST OF AMERICA referred to above; (ii) a sale of the FIRST OF AMERICA Common Stock is made in conformity with the volume and other applicable limitations of paragraph (d) of Rule 145 (which incorporates by reference paragraphs (c), (e), (f) and (g) of Rule 144); or (iii) some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the FIRST OF AMERICA Common Stock. I will be required to deliver to FIRST OF AMERICA evidence of compliance with such requirements in connection with any proposed sale, transfer or other disposition by me which may include, in the case of a distribution under some other exemption from registration, an opinion of counsel satisfactory to counsel for FIRST OF AMERICA that such exemption is available.

  3. I understand that FIRST OF AMERICA is under no obligation to register the FIRST OF AMERICA Common Stock that I may wish to sell, transfer, or otherwise dispose of or to take any other action necessary in order to make compliance with an exemption from registration available.

  4. If I rely on the exemption from the registration provisions contained in
Section 4 of the Act (other than that contained in Rule 144 or 145), I will obtain and deliver to FIRST OF AMERICA a copy of a letter from any prospective transferee which will contain (a) representations reasonably satisfactory to FIRST OF AMERICA as to the nondistributive intent, sophistication, ability to bear risk, and access to information of such transferee; (b) an acknowledgment concerning restrictions on transfer of the FIRST OF AMERICA Common Stock; and (c) an assumption of the obligations of the undersigned under this paragraph 4.

  5. I also understand that to enforce the foregoing commitments, stop transfer instructions will be given to FIRST OF AMERICA'S transfer agent with respect to the FIRST OF AMERICA Common Stock and that there will be placed on the certificates for the FIRST OF AMERICA Common Stock, or any substitutions therefor, a legend stating in substance:



  THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION EFFECTED ON _________, 1994, TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") APPLIES, HAVE BEEN DELIVERED IN RELIANCE UPON THE REPRESENTATION OF THE REGISTERED HOLDER HEREOF THAT THEY HAVE BEEN ACQUIRED FOR SUCH HOLDER'S ACCOUNT, AND MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, WHETHER IN WHOLE OR IN PART, ONLY IN COMPLIANCE WITH THE APPLICABLE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION.


                              Very truly yours,

                                                                       EXHIBIT C

11.70.  PROCEDURE TO DISSENT

  Sec. 11.70. Procedure to Dissent. (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

  (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 [805 ILCS 5/11.30 or 805 ILCS 5/7.10] shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholder material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

  (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the deliver of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.


  (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

  (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

  (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

  (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

  (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

  (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection
(g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

  (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

  (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure [735 ILCS 5/1-101 et seq.].

  (j)  As used in this Section:

  (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

  (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Sections 551 through 569 of the Michigan Business Corporation Act (the "Act"), and Article X of First of America's Bylaws relate to indemnification of First of America's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties. First of America's Articles of Incorporation and Bylaws permit indemnification to the maximum extent provided by Michigan law.

 The Act provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interest of First of America (and, if a criminal proceeding, who have no reasonable cause to believe their conduct to be unlawful) against (1) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (other than an action by, or in the right of First of America) arising out of a position with First of America (or with some other entity at First of America's request) and (2) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending, or completed action or suit by or in the right of First of America, unless the director or officer is found liable to First of America and an appropriate court does not determine that he or she nevertheless is fairly and reasonably entitled to indemnity. The Act requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that the indemnification provided for in (1) and
(2) above be made only on a determination by a majority vote of a quorum of the Board of Directors who were not parties to or threatened to be made parties to the action, suit, or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties to or threatened to be made parties to the action, suit or proceeding, or by the shareholders, that the applicable standards of conduct were met. In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of an undertaking, which need not be secured, by or on behalf of the directors or officers to repay such amounts unless it shall ultimately be determined that they are entitled to indemnification.

 Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement.

 The Act permits First of America to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with First of America, whether or not such liabilities would be within the foregoing indemnification provisions. Pursuant to this authority, First of America maintains such insurance on behalf of its directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS

 The exhibits filed pursuant to this Item 21 immediately follow the Exhibit Index. The following is a description of the applicable exhibits required for Form S-4 as provided by Item 601 of Regulation S-K.


Exhibit
Number           Description
- ------           -----------
(1)              Not Applicable

(2)              The Agreement and Plan of Merger, dated as of April 15, 1994, between First of America, Acquisition Sub and Park
                 Ridge.  This document is filed as Exhibit B to the Prospectus/Proxy Statement forming a part of this Registration
                 Statement.

(3)              Articles of Incorporation and Bylaws.

                 A.      A copy of the restated Articles of Incorporation of First of America was filed with the Commission as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992, and is incorporated herein by reference.

                 B.      Bylaws of First of America, as amended on May 18, 1994.

(4)              Instruments defining the rights of security holders, including indentures.

                 A.      Instruments defining the rights of security holders are included in the Articles of Incorporation and
                         Bylaws (see Exhibit (3)A. and B., above).

                 B.      Rights Agreement between First of America and First of America Bank - Michigan, N.A., as Rights Agent,
                         dated as of July 18, 1990, was filed as an exhibit to First of America's Current Report on Form 8-K, dated July 18, 1990, and is incorporated herein by reference.

                 C.      The Subordinated Indenture between First of America, as Issuer, and Continental Bank, National
                         Association, as Trustee, dated as of November 1, 1991, was filed as an exhibit to First of America's
                         Annual Report on Form 10-K for the year ended December 31, 1991 and is incorporated herein by reference.

                 D.      First of America is a party to various instruments (other than the Subordinated Indenture referred to in
                         (4)C., above) defining the rights of holders of long-term debt of First of America.  The total amount of debt authorized by such instruments does not exceed 10 percent of First of America's and its subsidiaries' total assets on a consolidated basis.  Copies of such instruments (except such as may be filed as material contracts, see Exhibit (10), below) are not filed with this Registration Statement.
                         First of America hereby undertakes to furnish any such instruments to the Commission upon request.

(5)              Opinion of Howard & Howard Attorneys, P.C. regarding First of America Common Stock, and Consent.

(6)              Not applicable.

(7)              Not applicable.

(8)              Opinion of Howard & Howard Attorneys, P.C. regarding certain tax matters, and Consent.

(9)              Not applicable.

(10)             Material Contracts.

                 A.      A copy of the First of America Bank Corporation Annual Incentive Compensation Plan for Key
                         Corporate and Affiliate Executives was filed with the Commission as Exhibit (10)A to First of America's
                         Annual Report on Form 10-K for the year ended December 31, 1988 and is incorporated herein by reference, and a copy of the Amendment to such plan was filed as an exhibit to First of America's Quarterly Report on
                         Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 B.      A copy of First of America's Supplemental Retirement Plan to Compensate for Nonqualified Savings
                         Deferrals was filed with the Commission as Exhibit (10)E to First of America's Annual Report on
                         Form 10-K for the year ended December 31, 1993 and is incorporated herein by reference.

                 C.      A copy of First of America's Unfunded Deferred Excess Benefit Plan was filed as an exhibit to First of
                         America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 D.      A copy of the First of America Bank Corporation Long Term Incentive Plan as amended and restated for performance periods commencing July 1, 1988 and thereafter was filed with the Commission as an
                         Exhibit (10)F to First of America's Registration Statement on Form S-4 filed July 28, 1988 (Reg. No.
                         33-23365) and is incorporated herein by reference, and a copy of the Amendment to such plan was filed as an
                         Exhibit (10) to First of America's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 E.      A copy of The Restated First of America Bank Corporation 1987 Stock Option Plan as amended was filed with the Commission as Exhibit (10)G to First of America's Annual Report on Form 10-K for the year ended
                         December 31, 1993, and is incorporated herein by reference.

                 F.      A copy of the composite form of Management Continuity Agreement entered into by First of America and certain senior officers of First of America was filed as Exhibit (10) to First of America's Quarterly
                         Report on Form 10-Q for the quarter ended September 30, 1990 and is incorporated herein by reference.

                 G.      A copy of First of America's Executive Management Trust Agreement was filed as Exhibit (10)H to First of
                         America's Annual Report on Form 10-K for the year ended December 31, 1989 and is incorporated herein by reference.

                 H.      A copy of the $150,000,000 364-Day Competitive Advance and Revolving Credit Facility Agreement among
                         First of America and the lenders listed in schedule 2.01 thereto, dated March 25, 1994, was filed as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, and is incorporated herein by refernce.

                 I.      A copy of the $150,000,000 Three-Year Competitive Advance and Revolving Credit Facility Agreement among
                         First of America and the lenders listed in schedule 2.01 thereto, dated March 25, 1994, was filed as an exhibit to First of America's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and is incorporated herein by reference.

(11)             Not applicable.

(12)             Not applicable.

(13)             Not applicable.

(14)             Not applicable.

(15)             Not applicable.

(16)             Not applicable.

(21)             List of the subsidiaries of First of America and their jurisdictions of incorporation or organization as of
                 May 31, 1994.

(23)             Consents of Experts and Counsel.

                 A.      Consent of KPMG Peat Marwick with respect to the financial statements of First of America Bank Corporation.

                 B.      Consent of Grant Thornton with respect to the financial statements of Park Ridge.

                 C.      Consent of Howard & Howard Attorneys, P.C. (the consent is contained in that firm's opinions filed as
                         Exhibits (5) and (8).

                 D.      Consent of Laser, Pokorny, Schwartz, Friedman & Economos, P.C.

                 E.      Consent of Goldman Sachs with respect to its opinion set forth as Exhibit A to the Prospectus/Proxy
                         Statement.

(24)             Not applicable.

(25)             Not applicable.

(26)             Not applicable.

(27)             Not applicable.

(28)             Not applicable.

(99)             Additional Exhibits.

                 A.      Form of Letter to Shareholders of Park Ridge.

                 B.      Form of Notice of Special Meeting of Shareholders of Park Ridge.

                 C.      Form of Proxy to be delivered to shareholders of Park Ridge.




ITEM 22.         UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes as follows.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information set forth in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of First of America's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors, and controlling persons of First of America pursuant to the foregoing provisions, or otherwise, First of America has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                 In the event that a claim for indemnification against such liabilities (other than the payment by First of America of expenses incurred or paid by a director, officer, or controlling person of First of America in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, First of America will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Proxy Statement pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

C. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, this 28th day of July, 1994.




                                     FIRST OF AMERICA BANK CORPORATION
                                                (Registrant)

                                     By: /s/ Daniel R. Smith
                                         ---------------------------------------
                                            Daniel R. Smith
                                            Chairman and Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 28th day of July, 1994.



    Signature                              Title
    ---------                              -----

/s/ Daniel R. Smith               Director, Chairman and Chief Executive Officer
- ---------------------------       (Principal Executive Officer)
Daniel R. Smith

Thomas W. Lambert*                Executive Vice President, Chief Financial
                                  Officer (Principal Financial Officer and
                                  Principal Accounting Officer)

Richard F. Chormann*               Director

Jon E. Barfield*                   Director

John W. Brown*                     Director

Joseph J. Fitzsimmons*             Director

Joel N. Goldberg*                  Director

Clifford L. Greenwalt*             Director

Robert L. Hetzler*                 Director

Dorothy A. Johnson*                Director

J. Michael Kemp, Esq.*             Director

Richard Krafft, Jr.*               Director

F. Karl Neumann*                   Director

James S. Ware*                     Director

James W. Wogsland*                 Director

Walter J. Wolpin*                  Director

John L. Zabriskie*                 Director


*By /s/ Daniel R. Smith
    ----------------------------
        Daniel R. Smith
        Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                SEQUENTIAL
    NUMBER                                                                     PAGE NUMBER
 -----------                                                                  -------------
     (3)B.    A copy of the Bylaws of First of America as amended.*

     (5)      Opinion of Howard & Howard Attorneys, P.C. regarding First of
              America Common Stock and including Consent.

     (8) Opinion of Howard & Howard Attorneys, P.C. regarding certain tax matters, and Consent.

     (21)     List of Subsidiaries of First of America as of May 31, 1994.*

    (23)A.    Consent of KPMG Peat Marwick.

    (23)B.    Consent of Grant Thornton.

    (23)D.    Consent of Laser, Pokorny, Schwartz, Friedman & Economos, P.C.

    (23)E.    Consent of Goldman Sachs.*

    (99)A.    Form of Letter to Shareholders of Park Ridge.

    (99)B.    Form of Notice of Special Meeting of Shareholders of Park
              Ridge.

    (99)C.    Form of Proxy to be delivered to Shareholders of Park Ridge.



              * Previously filed.